UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BioTime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear BioTime, Inc. Shareholder:

As you may know, on January 4, 2013, BioTime, Inc., and our newly formed subsidiary BioTime Acquisition Corporation (“BAC”), entered into an Asset Contribution Agreement with Geron Corporation (“Geron”), pursuant to which, among other things, BAC is to acquire from Geron intellectual property, including patents and patent applications, stem cell lines, and other assets related to Geron’s discontinued human embryonic stem cell program (the “Asset Contribution Transaction”).  We believe that the Asset Contribution Transaction will be a good strategic fit and presents a unique opportunity to enhance and expand the intellectual property estate of the BioTime family of companies and position us for future growth in the regenerative medicine field.

On January 4, 2013, we also entered into a Stock and Warrant Purchase Agreement pursuant to which a private investor has agreed to provide us with $5,000,000 of financing in two installments.  We have already received the initial $2,000,000 installment, and we are to receive the additional $3,000,000 installment at the closing of the Asset Contribution Transaction, subject to certain conditions.  We refer to that additional $3,000,000 of financing as the “BioTime Financing.”  With this financing and an additional direct cash investment in BAC of $5,000,000 from the same private investor, assuming the completion of those transactions, BAC will have an initial cash contribution of $10,000,000.

As part of an exchange for shares of BAC common stock, we will issue 8,902,077 BioTime common shares and warrants to purchase an additional 8,000,000 BioTime common shares to BAC in the Asset Contribution Transaction.  We will also issue 810,000 BioTime common shares and warrants to purchase an additional 389,998 BioTime common shares to the private investor in the BioTime Financing.  We may also issue up to an additional 2,561,387 BioTime common shares (1) to reimburse Geron for certain expenses up to $750,000 in value, and/or (2) to replace the $5,000,000 direct cash investment in BAC from the same private investor in the unexpected event that BAC does not receive that cash investment, and/or (3) if we determine to contribute additional common shares rather than cash to BAC.

The maximum number of our common shares that will be issuable as a result of the consummation of the Asset Contribution Transaction and BioTime Financing is 20,663,462 common shares.  Because the common shares that we will issue, and that will be issuable upon exercise of the warrants that we will issue, to BAC and the private investor in the Asset Contribution Transaction and the BioTime Financing would in the aggregate exceed 20% of our outstanding common shares, we are required by the rules of the NYSE MKT, the stock exchange on which our common shares are listed, to obtain approval of our shareholders to issue the shares and warrants in the Asset Contribution Transaction and the BioTime Financing.

The common shares that we will issue, and that will be issuable upon exercise of the warrants that we will issue, in the Asset Contribution Transaction and the BioTime Financing, when added to the number of common shares that we presently have outstanding or that are reserved for issuance upon exercise of outstanding warrants, stock options granted or available for grant under our stock option plans and certain other share issuance commitments, will exceed the number of common shares that we are authorized to issue under our Articles of Incorporation.  As a result, our Articles of Incorporation must be amended by increasing our authorized capital stock to accommodate shares we need for the Asset Contribution Transaction and the BioTime Financing, and to provide a sufficient number of additional authorized shares to accommodate our future needs for the growth and financing of our business.

Our Board of Directors has called a special meeting of our shareholders to be held at [  ] on [  ], 2013 at [  ] to ask our shareholders to approve (1) the issuance of common shares and warrants in the Asset Contribution Transaction and BioTime Financing, and (2) an amendment to our Articles of Incorporation to provide sufficient authorized capital for those transactions and our potential future needs.  Information about this special meeting, the share and warrant issuances, the amendment to our Articles of Incorporation, the Asset Contribution Transaction and the BioTime Financing is contained in the Proxy Statement that accompanies this letter.  We urge you to read the Proxy Statement carefully and to submit your completed and signed proxy card in time to assure that your BioTime common shares are represented and voted at the special meeting.

Your vote is very important to us.  Whether or not you plan to attend the special meeting of shareholders, please submit your proxy as soon as possible to make sure your shares are represented at the special meeting.

Our Board of Directors unanimously recommends that you vote FOR the proposal to approve the issuances of our shares and warrants in the Asset Contribution Transaction and the BioTime Financing, FOR the proposal to amend our Articles of Incorporation to increase our authorized capital stock, and FOR a proposal to adjourn the special meeting to solicit additional votes of our shareholders under certain circumstances if there are not sufficient votes at the special meeting to approve the foregoing proposals.

Michael D. West
Chief Executive Officer

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [  ], 2013

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (“Special Meeting”) of BioTime, Inc., a California corporation (“BioTime,” “we,” “us,” or “our”) will be held on [  ], 2013 at [  ].  Our Special Meeting will be held at [  ] for the following purposes:

1.           To approve the issuance of up to 20,663,462 BioTime common shares, no par value, (“Common Shares”) pursuant to an Asset Contribution Agreement with our subsidiary BioTime Acquisition Corporation (“BAC”) and Geron Corporation (“Asset Contribution Transaction”) and a $3,000,000 financing transaction with a private investor (the “BioTime Financing”) as follows:

•	8,902,077 Common Shares to BAC in the Asset Contribution Transaction;

•
warrants to purchase an additional 8,000,000 Common Shares to BAC in the Asset Contribution Transaction and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants;

•
up to an additional 2,561,387 common shares to Geron as reimbursement for certain expenses up to $750,000 in value, and/or to BAC to replace a $5,000,000 cash investment in BAC by a private investor in the unexpected event that BAC does not receive such cash investment, and/or if we decide to contribute additional Common Shares rather than cash to BAC, in the Asset Contribution Transaction;

•	810,000 Common Shares to a private investor in the BioTime Financing; and

•	warrants to purchase 389,998 Common Shares to the private investor in the BioTime Financing, and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants.

We refer to this proposal as the “Share Issuance Proposal.”

2.           To approve an amendment to our Articles of Incorporation to increase the number of authorized Common Shares that we may issue from 75,000,000 shares to 125,000,000 shares, and the number of authorized BioTime preferred shares, no par value (“Preferred Shares”) that we may issue from 1,000,000 shares to 2,000,000 shares (the “Articles Amendment Proposal”).

3.           To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal and the Articles Amendment Proposal (the “Adjournment Proposal”).

For more information about the Asset Contribution Transaction, the BioTime Financing and the proposals, please review the accompanying Proxy Statement.

Our Board of Directors, after careful consideration, unanimously approved the Asset Contribution Transaction, the BioTime Financing, the Share Issuance Proposal and Articles Amendment Proposal.  Our Board of Directors unanimously recommends that you vote “FOR” the Share Issuance Proposal, the Articles Amendment Proposal and the Adjournment Proposal.

Under the terms of the Asset Contribution Agreement and a stock and warrant purchase agreement relating to the BioTime Financing, neither the Asset Contribution Transaction nor the BioTime Financing can be completed unless both of the Share Issuance Proposal and the Articles Amendment Proposal are approved.  Accordingly, each of the Share Issuance Proposal and the Articles Amendment Proposal is  cross-conditioned upon the approval of the other, and neither of those proposals will be deemed approved unless both are approved.

Whether or not you plan to attend the Special Meeting in person, please take the time to submit a proxy by following the instructions on your proxy card as soon as possible so that your shares can be represented and voted at the Special Meeting.  If your Common Shares are held in an account at a broker, dealer, commercial bank, trust company or other nominee, you should instruct your broker, dealer, commercial bank, trust company or other nominee how to vote in accordance with the voting instruction form furnished by them.

By Order of the Board of Directors,

Judith Segall
Vice President and Secretary

Alameda, California
[ ], 2013

YOUR VOTE IS IMPORTANT

PLEASE, COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE SPECIAL MEETING IF YOU DO NOT ATTEND IN PERSON.

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [  ] 2013

SUMMARY VOTING INSTRUCTIONS

Ensure that your Common Shares can be voted at the Special Meeting by submitting your proxy or contacting your broker, dealer, commercial bank, trust company or other nominee.

If your Common Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee:  check the voting instruction card forwarded by your broker, dealer, commercial bank, trust company or other nominee to see which voting options are available or contact them in order to obtain directions as to how to ensure that your Common Shares are voted at the Special Meeting.

If your Common Shares are registered in your name:  submit your proxy as soon as possible by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed postage-prepaid envelope, so that your Common Shares can be voted at the Special Meeting.

Instructions regarding telephone and Internet voting are included on the proxy card.

If you sign, date and mail your proxy card without indicating how you wish to vote on the Share Issuance Proposal, Articles Amendment Proposal or Adjournment Proposal, you will be treated as having voted for each proposal for which you did not indicate how you wish to vote.

The Board of Directors has fixed the close of business on [  ], 2013 as the record date for determining shareholders entitled to receive notice of and to vote at the Special Meeting or any postponement or adjournment (the “Record Date”).  As of the Record Date, there were [  ] Common Shares issued and outstanding.

This Proxy Statement is dated [  ], 2013 and is first being mailed to shareholders on or about [  ], 2013.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please call our Chief Financial Officer, Peter Garcia at the phone numbers listed below.

BioTime, Inc.
Attention:  Chief Financial Officer
1301 Harbor Bay Parkway
Alameda, California  94502
pgarcia@biotimemail.com
(510) 521-3390 ext. 367

QUESTIONS AND ANSWERS ABOUT THE ASSET CONTRIBUTION TRANSACTION
AND THE SPECIAL MEETING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement to solicit your approval of the following proposals described in the Notice of Special Meeting and explained in more detail in this Proxy Statement:

•	the Share Issuance Proposal;

•	the Articles Amendment Proposal; and

•	the Adjournment Proposal.

Who is entitled to vote at the Special Meeting?

Only shareholders of record at the close of business on [ ], 2013, the Record Date, are entitled to notice of and to vote at the Special Meeting.  On the Record Date, there were [ ] Common Shares issued and outstanding, which constitutes the only class of BioTime voting securities outstanding.

How many votes do my shares represent?

Each BioTime Common Share is entitled to one vote on all matters that may be acted upon at the Special Meeting.

Will I be voting separately on the Asset Contribution Transaction and the BioTime Financing?

You will not have the opportunity to vote separately on the Asset Contribution Transaction or the BioTime Financing.  However, the consummation of each of the Asset Contribution Transaction and the BioTime Financing is conditioned upon the approval of both the Share Issuance Proposal and the Articles Amendment Proposal.

How does our Board of Directors recommend that our shareholders vote?

The members of our Board of Directors unanimously recommend that you vote “FOR” the Share Issuance Proposal, the Articles Amendment Proposal, and the Adjournment Proposal.

What are my choices when voting?

For each proposal, you may vote “FOR” the proposal, vote “AGAINST” the proposal, or “ABSTAIN” from voting on the proposal.  Properly executed proxy cards in the accompanying form that are received at or before the Special Meeting will be voted in accordance with the directions noted on the proxy cards.

What vote is required to adopt each proposal?

Approval of the Share Issuance Proposal requires the affirmative vote of the majority of the votes cast at the Special Meeting and where a quorum of our issued and outstanding Common Shares entitled to vote is present.

Approval of the Articles Amendment Proposal requires the affirmative vote of the holders of a majority of our issued and outstanding Common Shares.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting regardless of whether a quorum is present.

While the approval thresholds are different for the Share Issuance Proposal and the Articles Amendment Proposal, those proposals are cross-conditioned upon the approval of each other, and neither of those proposals will be deemed approved unless both are approved.

What is a “quorum?”

For purposes of the Special Meeting, a “quorum” is a majority of our issued and outstanding Common Shares entitled to vote and represented in person or by proxy at the Special Meeting. Common Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter and shares subject to a broker non-vote will be counted as present for the purpose of determining the presence or absence of a quorum for purposes of voting on the proposals.  The effect of abstentions and broker non-votes on the proposals is discussed below.

What if I abstain from voting on a proposal?

If you check the “abstain” box in the proxy card or if you attend the Special Meeting without submitting a proxy and you abstain from voting on a matter (either of which will constitute an abstention), your shares will not be deemed to have voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval but your shares will be considered present at the Special Meeting for purposes of determining a quorum.  Because the approval of the Share Issuance Proposal and the Adjournment Proposal only require the approval of the majority of votes cast at the Special Meeting, an abstention on the Share Issuance Proposal or the Adjournment Proposal will not be counted for purposes of determining whether these proposals have received sufficient votes for approval and will have no effect on their outcome.  Because the vote to approve the Articles Amendment Proposal requires the affirmative vote of a majority of our outstanding Common Shares, an abstention on that proposal has the effect of a vote against that proposal.

What if I do not specify how I want my shares voted?

Shareholders of Record.  If you are a shareholder of record and you sign and return a proxy card that does not specify how you want your shares voted on a matter, your shares will be voted “FOR:” (1) approval of the Share Issuance Proposal; (2) approval of the Articles Amendment Proposal; and (3) approval of the Adjournment Proposal.

Beneficial Owners.  If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.  Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters such as the Adjournment Proposal, but cannot vote in other matters such as the Share Issuance Proposal and the Articles Amendment Proposal.  If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on the Share Issuance Proposal and the Articles Amendment Proposal, in which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf in those proposals.  This is generally referred to as a “broker non-vote.”

Because the approval of the Share Issuance Proposal only requires the approval of the majority of votes cast at the Special Meeting, a broker non-vote on the Share Issuance Proposal will not be counted for purposes of determining whether this proposal has received sufficient votes for approval and will have no effect on its outcome.  Because the vote to approve the Articles Amendment Proposal requires the affirmative vote of a majority of our outstanding Common Shares, a broker non-vote on that proposal has the effect of a vote against that proposal.  Because the approval of the Adjournment Proposal only requires the approval of the majority of votes cast at the Special Meeting and is a routine matter which your broker or nominee is permitted to vote without your instructions, the effect of your failure to instruct your broker or other nominee how to vote on this proposal will depend upon whether and how your broker or other nominee elects to vote your Common Shares on this proposal; if your Broker abstains from voting on the Adjournment Proposal, there would be no effect on the outcome of this proposal; if your Broker votes “FOR” or “AGAINST” the Adjournment Proposal, the effect on this proposal would be the same as if you had instructed your broker or other nominee to vote the same way.

What happens if either the Share Issuance Proposal or the Articles Amendment Proposal is not approved?

The approval of both the Share Issuance Proposal and the Articles Amendment Proposal is required for us to consummate the Asset Contribution Transaction and the BioTime Financing.  Each of these proposals is cross-conditioned on the approval of the other.  Accordingly, neither of these proposals will be deemed approved unless both are approved.  Further, unless both of these proposals are approved, we will be unable to consummate either the Asset Contribution Transaction or the BioTime Financing and we will, under most circumstances, be required to pay to Geron a $1,800,000 termination fee upon termination of the Asset Contribution Agreement.  See “SHARE ISSUANCE
PROPOSAL - The Asset Contribution Agreement - Termination - Termination Fee.”

Will I receive anything if the Share Issuance Proposal and Articles Amendment Proposal are approved and the Asset Contribution Transaction and BioTime Financing are consummated?

You will not receive any consideration as a result of the consummation of the Asset Contribution Transaction or the BioTime Financing.  Our subsidiary, BAC will acquire certain assets relating to Geron’s discontinued human embryonic stem cell programs and a cash investment from the private investor upon the consummation of the Asset Contribution Transaction and the BioTime Financing.  Immediately following the consummation of the Asset Contribution Agreement and the BioTime Financing, we will own approximately 71.6% of the outstanding BAC common stock.

Do I have dissenters’ rights?

There are no dissenters’ rights available to shareholders in connection with the Asset Contribution Transaction or the BioTime Financing.

Can I change my vote after I submit my proxy card?

You may revoke your proxy at any time before it is voted.  If you wish to revoke your proxy you must do one of the following things:

•	deliver to the Secretary of BioTime a written revocation;

•	deliver to the Secretary of BioTime a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

•	attend the Special Meeting and vote in person.

How many copies of the Proxy Materials will be delivered to households where two or more shareholders reside?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless shareholders have notified us of their desire to receive multiple copies of the Proxy Statement. This is known as householding. If any shareholder at such an address wishes to discontinue householding and receive a separate copy of the Proxy Statement, they should notify their broker, bank or other nominee. Shareholders sharing an address to which a single copy of the Proxy Statement was delivered can also request prompt delivery of a separate copy of the Proxy Statement by contacting us at BioTime, Inc., Attn: Peter Garcia, Chief Financial Officer, 1301 Harbor Bay Parkway, Alameda, California 94502, pgarcia@biotimemail.com or (510) 521-3390, ext. 367.

We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies for this Proxy Statement should be directed to our Chief Financial Officer, Peter Garcia, using the contact information specified above.

Can I still attend and vote at the Special Meeting if I submit a proxy?

You may attend the Special Meeting and vote in person whether or not you have previously submitted a proxy.  If you previously gave a proxy, your attendance at the Special Meeting will not revoke your proxy unless you also vote in person at the Special Meeting.

If you are a shareholder of record, you may vote your shares at the Special Meeting by completing a ballot at the Special Meeting.  However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.

Even if you currently plan to attend the Special Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Special Meeting.

Who is soliciting my proxy and who will bear the cost of soliciting proxies for use at the Special Meeting?

This proxy solicitation is being made by us on behalf of our Board of Directors.  We will bear all of the costs of the solicitation of proxies for use at the Special Meeting.  In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by our directors, officers and employees, who will undertake such activities without additional compensation.  Banks, brokerage houses and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

When and where is the Special Meeting?

The Special Meeting will be held on [  ], 2013 at [  ].  Our Special Meeting will be held at [  ].

How can I attend and vote at the Special Meeting?

If you wish to attend the Special Meeting, you will need to bring to it your proxy card, driver’s license, or other identification.  If you wish to attend the Special Meeting and your shares are held in an account at a broker, dealer commercial bank, trust company or other nominee (i.e., in “street name”), you will need to bring a copy of your voting instruction card or your most recent brokerage account statement reflecting your share ownership as of the Record Date.

Where can I find more information?

You can find more information about BioTime in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (“SEC”).  The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.  For a more detailed description of the additional information available, please read the section entitled “WHERE SHAREHOLDERS CAN FIND MORE INFORMATION.”

Who can help answer my other questions?

If you have more questions about the Asset Contribution Transaction and BioTime Financing or any of the proposals, need assistance in submitting your proxy or voting your shares, or need additional copies of the Proxy Statement or the enclosed proxy card, you should contact our Chief Financial Officer, Peter Garcia, by mail at 1301 Harbor Bay Parkway, Alameda, California 94502, by email at pgarcia@biotimemail.com or by telephone at (510) 521-3390, ext. 367.

SUMMARY

This Summary highlights selected information contained in this Proxy Statement, and does not contain all of the information that may be important to you.  Each section of this Summary is qualified in its entirety by reference to the full discussions of the related matters in the body of this Proxy Statement, and you are encouraged to carefully read this Proxy Statement, including the Annex, in its entirety.  Additional important information is also contained in the documents incorporated by reference in to this Proxy Statement - see “WHERE SHAREHOLDERS CAN FIND MORE INFORMATION.”  Unless stated otherwise, all references in this Proxy Statement to “BioTime,” “we,” “us,” or “our,” are to BioTime, Inc., all references to “BAC” are to BioTime Acquisition Corporation, all references to “Geron” are to Geron Corporation, all references to the “Asset Contribution Agreement” are to the Asset Contribution Agreement dated as of January 4, 2013 by and among us, BAC and Geron, a copy of which is attached as Annex A to this Proxy Statement and is incorporated herein by reference, and all references to“the Proposals” refers to the Share Issuance Proposal, the Articles Amendment Proposal and the Adjournment Proposal, collectively.

Share Issuance Proposal

Description of Proposal (page 23)

We are soliciting your approval of the issuance of up to 20,663,462 Common Shares pursuant to the Asset Contribution Transaction and the BioTime Financing as follows:

•	8,902,077 Common Shares to BAC in the Asset Contribution Transaction;

•
warrants to purchase an additional 8,000,000 Common Shares to BAC in the Asset Contribution Transaction and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants;

•
up to an additional 2,561,387 common shares to Geron as reimbursement for certain expenses up to $750,000 in value, and/or to BAC to replace a $5,000,000 cash investment in BAC by a private investor in the unexpected event that BAC does not receive such cash investment, and/or if we decide to contribute additional Common Shares rather than cash to BAC, in the Asset Contribution Transaction;

•	810,000 Common Shares to the private investor in the BioTime Financing; and

•	warrants to purchase 389,998 Common Shares to the Investor in the BioTime Financing, and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants.

Assuming the issuance of the maximum 20,663,462 Common Shares that may be issued pursuant to the Asset Contribution Transaction and the BioTime Financing, and based upon the capitalization of BioTime as of January 31, 2013, without regard to shares reserved for issuance upon exercise of outstanding options and warrants to purchase our Common Shares as of that date, upon the consummation of the Asset Contribution Transaction and the BioTime Financing, the aggregate percentage ownership of our outstanding Common Shares held by our shareholders would be reduced from 100% to approximately 72.4%.  For further information regarding the potential dilution resulting from the Asset Contribution Transaction and the BioTime Financing, please see the dilution table in “SHARE ISSUANCE PROPOSAL - Dilutive Effect of Issuances of BioTime Securities in the Asset Contribution Transaction and the BioTime Financing.”

Recommendation of our Board of Directors (page 24)

The members of our Board of Directors unanimously recommend that you vote FOR the Share Issuance Proposal.

Vote required (page 23)

Approval of the Share Issuance Proposal requires the affirmative vote of the majority of the votes cast at the Special Meeting, where a quorum of our issued and outstanding Common Shares entitled to vote is present.

Reasons for the Asset Contribution Transaction and the BioTime Financing (page 24)

We believe that the Asset Contribution Transaction will be a good strategic fit and presents a unique opportunity to enhance and expand the intellectual property estate of the BioTime family of companies and to position us for future growth in the regenerative medicine field.  On January 4, 2013, our Board of Directors unanimously determined that the terms of the Asset Contribution Agreement and the transactions contemplated thereby were advisable and in the best interests of BioTime and our shareholders.  In evaluating the Asset Contribution Transaction and the BioTime Financing, the Board of Directors considered the following potentially positive factors (which are not intended to be exhaustive and are not in any relative order of importance):

•
the acquisition by BAC of a significant intellectual property estate consisting of Geron’s human embryonic stem (“hES”) cell  patent portfolio of over 400 patents and patent applications that will be transferred or sublicensed to BAC;

•	the complementary nature of BioTime’s and Geron’s assets in the hES cell field, giving BAC multiple potential opportunities to advance products derived from hES cells;

•	the potential to leverage the combined technology expertise of BioTime and BAC to provide enhanced research and development activities; and

•	synergies associated with BioTime’s and Geron’s stem cell assets, merging foundational technologies and allowing BAC to build upon the pluripotent stem cell technology platform.

The Board of Directors also considered certain other positive and negative factors described below in “SHARE ISSUANCE PROPOSAL - Reasons for the Asset Contribution Transaction and the BioTime Financing.”

Contributions (page 27)

Pursuant to the Asset Contribution Agreement, Geron and BioTime will make the following contributions to our subsidiary BAC, and BAC will assume the following obligations and enter into the following transactions:

Geron Contribution to BAC

Geron will contribute to BAC its hES cell assets, including:

•
certain patents and patent applications, and all active prosecution cases related thereto (the “Contributed Patents”), trade secrets, know-how and certain other intellectual property rights, and all of Geron’s goodwill with respect to the technology of Geron directly related to the research, development and commercialization of certain products and know-how related to hES cells;

•	certain biological materials and reagents (including master and working cell banks, original and seed banks, and research, pilot and GMP grade lots and finished product);

•	certain laboratory equipment;

•	certain contracts;

•	certain books, records, lab notebooks, clinical trial documentation, files and data;

•
Geron’s Phase I clinical trial of oligodendrocyte progenitor (OPC-1) cells in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program, including the Phase II clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia;

•
certain regulatory filings, including the investigational new drug applications filed with the United States Food and Drug Administration for the clinical trials of GRNOPC1 for spinal cord injury, including a Phase I Safety Study of GRNOPC1 In Patients with Neurologically Complete, Subacute, Spinal Cord Injury, Protocol No. CP35A007, and Long Term Follow Up of Subjects Who Received GRNOPC1, Protocol No. CP35A008, and the clinical trial of VAC1 for acute myelogenous leukemia, including: A Phase I/II Study of Active Immunotherapy with GRNVAC1, Autologous Mature Dendritic Cells Transfected with mRNA Encoding Human Telomerase Reverse Transcriptase (hTERT), in Patients with Acute Myelogenous Leukemia (AML) in Complete Remission (Protocol No. CP06-151 (collectively, the “Clinical Trials”); and

•	certain abandoned or inactive patents and abandoned or inactive patent applications.

We refer to the assets contributed by Geron to BAC, collectively, as the “Contributed Geron Assets.”

In addition, pursuant to a Telomerase Exclusive Sublicense Agreement (the “Telomerase Exclusive Sublicense Agreement”) to be entered into between BAC and Geron, Geron will grant to BAC a sublicense, on an exclusive, world-wide, royalty bearing basis, of certain patents for the purpose of using telomerase as an antigen in the development of certain immunological therapy products.

Pursuant to a Royalty Agreement (the “Royalty Agreement”) to be entered into between BAC and Geron, BAC will be required to pay Geron a 4% royalty on net sales (as defined in the Royalty Agreement), by BAC or any affiliate or sales agent of BAC, of any products that are developed and commercialized in reliance upon the patents contributed by Geron to BAC.  In the case of sales of such products by a person other than BAC or an affiliate or sales agent of BAC, BAC will be required to pay Geron 50% of all royalties and cash payments received by BAC or such affiliate of BAC in respect of a product sale.

BioTime Contribution to BAC

We will contribute the following assets to BAC:

•	8,902,077 Common Shares (the “Contribution Shares”);

•	warrants to subscribe for and purchase 8,000,000 additional Common Shares exercisable for a period of five years at an exercise price of $5.00 per share (the “Contribution Warrants”);

•	$5,000,000 in cash, which we refer to as “our Cash Contribution,” $3,000,000 of which we expect to be provided through the BioTime Financing, as described below;

•	10% of the shares of common stock of our subsidiary OrthoCyte Corporation (“OrthoCyte”) issued and outstanding as of January 4, 2013 (the “Contributed OrthoCyte Shares”);

•	6% of the ordinary shares of our subsidiary Cell Cure Neurosciences, Ltd. (“Cell Cure”) issued and outstanding as of January 4, 2013 (the “Contributed Cell Cure Shares”); and

•
sufficient ampules of cryopreserved cells of each of five hES cell lines produced by our subsidiary ES Cell International Pte Ltd. under “good manufacturing practices” to generate master cell banks (the “BioTime Stem Cell Lines”), together with a non-exclusive, world-wide, royalty-free license to use the BioTime Stem Cell Lines and certain patents pertaining to stem cell differentiation technology for any and all uses pursuant to a license agreement between BioTime and BAC (the “ESI License”).

We refer to the assets contributed by us to BAC, collectively, as the “Contributed BioTime Assets.”

In lieu of making all or a portion of our Cash Contribution we are permitted to contribute to BAC an equivalent value in additional Common Shares valued at the Average Price as described in “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Contributions - BioTime Contribution.”  Further, in the event that all or a portion of the Investor Contribution described below is not made, we are required to contribute to BAC the equivalent value of any such deficiency in cash or additional Common Shares, or a combination of cash and additional Common Shares.  We refer to any Common Shares we may issue as described in the two immediately preceding sentences as “Substituted Shares.”

BAC Assumption

BAC will assume all obligations and liabilities of Geron and its affiliates relating to:

•	the Contributed Geron Assets and attributable to periods, events or circumstances after the closing under the Asset Contribution Agreement;

•	obligations of Geron and its affiliates to be performed following the closing under the Asset Contribution Agreement under contracts included in the Contributed Geron Assets;

•	the ViaCyte Contested Matters other than expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the closing under the Asset Contribution Agreement (see page 34); and

•	the Clinical Trials.

We refer to the obligations of Geron and its affiliates assumed by BAC, collectively, as the “Assumed Geron Liabilities.”

Investor Contribution to BAC

A private investor, Romulus Films Ltd (the “Investor”), has entered into a Stock and Warrant Purchase Agreement with BAC (the “BAC Stock and Warrant Purchase Agreement”) pursuant to which the Investor has agreed to contribute $5,000,000 in cash to BAC, which we refer to as the “Investor Contribution.”  The same Investor has agreed to provide us $5,000,000, of which we have received $2,000,000 and the balance of $3,000,000 in the BioTime Financing discussed below.  As noted above, in the event that all or a portion of the Investor Contribution is not made, we are required to contribute to BAC the equivalent value of any such deficiency in cash or Substituted Shares, or a combination of cash and Substituted Shares.  In the event that we contribute to BAC Substituted Shares to make up any such deficiency in the Investor Contribution, we would be entitled to receive the BAC Series B Shares and warrants to purchase BAC Series B Shares that would have otherwise been issuable by BAC to the Investor as described below.

Ownership of BAC following the Asset Contribution Transaction

At the closing of the Asset Contribution Transaction and BioTime Financing BAC will issue to Geron, BioTime and the Investor the following BAC securities:

•	To Geron:

○	6,537,779 shares of BAC Series A Common Stock (“BAC Series A Shares”);

•	To BioTime:

○	21,773,340 shares of BAC Series B Common Stock (“BAC Series B Shares”), and

○
Warrants to purchase 3,150,000 shares of BAC Series B Shares at an exercise price of $5.00 per share and a term of three years commencing on the date of the closing under the Asset Contribution Agreement (“BAC Warrants”); and

•	To the Investor:

○	2,136,000 shares of BAC Series B Common Stock (the “Investor BAC Shares”), and

○
warrants to purchase 350,000 additional BAC Series B Shares exercisable for a period of three years following the closing of the BAC Stock and Warrant Purchase Agreement at an exercise price of $5.00 per share (the “Investor BAC Warrants”).

Following the closing under the Asset Contribution Agreement, subject to certain limitations and exceptions, Geron has agreed to distribute the BAC Series A Shares to its stockholders on a pro rata basis  (the “BAC Series A Distribution”).

Following the BAC Series A Distribution to the Geron stockholders, BAC will distribute the Contribution Warrants to the holders of the BAC Series A Shares on a pro rata basis (the “Contribution Warrants Distribution”).  As a result of the Contribution Warrants Distribution, BAC will not derive any future economic value from the Contribution Warrants and, instead, the value of the Contribution Warrants will benefit the holders of BAC Series A Shares who receive those Contribution Warrants.

Following the consummation of the Asset Contribution Transaction and BioTime Financing, and the BAC Series A Distribution, we will own, including the BAC Series B Shares that we presently own, approximately 71.6% of the outstanding BAC common stock, the Geron stockholders will own approximately 21.4% of the outstanding BAC common stock, and the Investor, will own approximately 7.0%, of the outstanding BAC common stock.  If we and the Investor exercise all of the BAC Warrants and Investor BAC Warrants, BioTime and the Investor’s collective ownership in BAC would increase by approximately 2.2%, and the Geron stockholders’ ownership in BAC would be reduced to approximately 19.2%.

Expense Reimbursement (page 48)

If the closing under the Asset Contribution Agreement occurs, we are required to pay to Geron, as partial reimbursement of fees and expenses incurred by Geron’s advisors, $750,000, either in cash or, at our election, by issuing to Geron additional Common Shares (“Expense Reimbursement Shares”), or a combination of cash and Common Shares.  Any Expense Reimbursement Shares would be valued based on the volume-weighted average per share closing price of our Common Shares for the twenty consecutive trading days immediately prior to the closing under the Asset Contribution Agreement.

Interests of Certain Persons (page 32)

In considering the recommendation of our Board of Directors, you should be aware that certain of our and BAC’s directors and officers will have interests in the Asset Contribution Transaction in addition to interests they might have as shareholders of BioTime.  For more information, see “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Interests of Certain Persons.”

Terms of Securities (page 57)

For a summary of the terms of the securities to be issued by BioTime and BAC, please see “TERMS OF SECURITIES.”

Additional Obligations of BioTime and BAC in connection with Asset Contribution Transaction and BioTime Financing and certain other considerations

Registration of BioTime and BAC Securities; Listing; Qualifications (page 40)

We are required to register the Contribution Warrants and underlying Common Shares and any Expense Reimbursement Shares, and BAC is required to register the BAC Series A Shares, with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  BioTime is required to use its reasonable best efforts to list the shares and warrants that we are required to register, and BAC is required to use its reasonable best efforts to list the shares and warrants that it is required to register, on the NYSE MKT or Nasdaq and any other exchange on which our or BAC’s respective securities are then listed, and, subject to certain limitations, to qualify or register (or obtain an exemption from such registration or qualification) those shares and warrants that will be issued under the securities laws and blue sky laws of each jurisdiction in which they will be sold or distributed.

The Investor also has certain registration rights with respect to the Investor BAC Shares, Investor BAC Warrants and underlying BAC shares pursuant to a registration rights agreement.

Distributions Indemnity; Insurance Obligations (page 41)

We and BAC have agreed to indemnify Geron and certain of its affiliates from any losses relating to certain claims that could arise as a result of any untrue statement or alleged untrue statement of material fact in, or omission or alleged omission to state any material fact required in order to make the statements not misleading from, the BioTime and BAC registration statements and prospectuses relating to the BAC Series A Distribution, the Contribution Warrants Distribution and/or other distributions of securities by BAC to the holders of BAC Series A Shares.  These indemnification obligations would apply to any claims relating to the BAC Series A Distribution, the Contribution Warrants Distribution, and/or other distributions of securities by BAC to the holders of BAC Series A Shares within one year following the closing under the Asset Contribution Agreement, provided that the claims arise on or before the fifth anniversary of the date on which all of the Contribution Warrants have either expired or been exercised, cancelled or sold.  We refer to such indemnification obligations as the “Distributions Indemnity.”

We are required under the Asset Contribution Agreement to use reasonable best efforts to procure at our cost and expense a prospective liability insurance policy (the “Insurance Policy”), on terms reasonably acceptable to Geron, to provide $10,000,000 in coverage for our indemnification obligations under the Distributions Indemnity.  Obtaining the Insurance Policy is a condition to Geron’s obligation to consummate the Asset Contribution Transaction.  We can provide no assurances that we will be able to obtain the Insurance Policy.  Because it is a condition to Geron’s obligations under the Asset Contribution Transaction, if we do not obtain the Insurance Policy neither the Asset Contribution Transaction nor the BioTime Financing will be consummated unless Geron were to waive this condition.  See “RISK FACTORS” above for more information.

Separate from the Distributions Indemnity, BioTime and BAC have agreed to indemnify Geron, and Geron has agreed to indemnify BioTime and BAC, from and against certain other expenses, losses, and liabilities arising from inaccuracies or breaches of the indemnifying party’s representations and warranties in, and covenant breaches under, the Asset Contribution Agreement.  The maximum damages recoverable from us and BAC by Geron (or by us and BAC from Geron) for indemnifiable losses is $2,000,000 in the aggregate, except with respect to certain matters identified in “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Indemnification - Limitations on Indemnification.”

In addition, from and after the closing under the Asset Contribution Agreement, BAC has agreed to indemnify Geron for liabilities relating to the Assumed Geron Liabilities.  Geron has agreed to indemnify us and BAC from liabilities related to the Contributed Geron Assets other than the Assumed Geron Liabilities.

Termination Fee (page 46)

We will be required to pay Geron a termination fee of $1,800,000 if the Asset Contribution Agreement is terminated for any of the following reasons:

•	our Board of Directors has withdrawn its recommendation to our shareholders to approve the Share Issuance Proposal and/or the Articles Amendment Proposal;

•	any of the parties to the Support Agreements with Geron (as described below under “Support Agreements and Indemnification Agreements”) has materially breached his Support Agreement; or

•	our shareholders have failed to approve both the Share Issuance Proposal and the Articles Amendment Proposal after a final vote at the Special Meeting.

Support Agreements and Indemnification Agreements

Three of our directors and certain of their affiliates have entered into Support Agreements under which they have agreed to vote all of their Common Shares in favor of both the Share Issuance Proposal and the Articles Amendment Proposal and against certain other actions of BioTime that might materially delay or prevent the consummation of the Asset Contribution Agreement.  As of January 31, 2013, the shares subject to these Support Agreements represent in the aggregate approximately 33.4% of our outstanding Common Shares, but this number may fluctuate because the Common Shares subject to the Support Agreements may be transferred by those shareholders.

We have entered into Indemnification Agreements with two of our directors and their affiliates who entered into the Support Agreements, under which we will indemnify each of them from any liabilities and related expenses arising from the performance of their obligations under their respective Support Agreements, excluding liabilities or expenses arising from a breach of their Support Agreements.

BioTime Financing

In order to fund our Cash Contribution in the Asset Contribution Transaction, we have entered into a stock and warrant purchase agreement with the Investor (the “BioTime Stock and Warrant Purchase Agreement”) pursuant to which the Investor has agreed to provide to us $5,000,000 in cash in two installments in exchange for the issuance of Common Shares and warrants to purchase additional Common Shares.  We have already received the initial $2,000,000 installment and issued to the Investor 540,000 Common Shares and warrants to purchase 259,999 Common Shares (the “First Tranche Warrants”).  We expect to receive the additional $3,000,000 installment for which we will issue to the Investor 810,000 Common Shares (the “Investor BioTime Shares”) and warrants to purchase 389,998 additional Common Shares (the “Investor BioTime Warrants”) at the closing of the Asset Contribution Transaction.  We refer to the $3,000,000 of financing that we will receive from the Investor at the closing of the Asset Contribution Transaction as the “BioTime Financing.”  Prior to the closing of the Asset Contribution Transaction, we may lend to BAC some or all of the $2,000,000 that we already received from the Investor.  Amounts loaned by us to BAC, up to $5,000,000 in the aggregate, will be credited towards our Cash Contribution upon the closing under the Asset Contribution Agreement, upon the cancellation of such indebtedness.

Special Risks Relating to Asset Contribution Transaction

We have identified a number of potential risks relating to the Asset Contribution Transaction.  Please read the Section entitled “RISK FACTORS” below for more information.

Management of BAC

Thomas Okarma, P.hD., M.D. serves as President and Chief Executive Officer of BAC.  Dr. Okarma, Michael West, Ph.D. who serves as our President and Chief Executive Officer,  Alfred Kingsley who serves as chairman of our Board of Directors, and Andrew von Eschenbach who serves as a member of our Board of Directors, are the members of the Board of Directors of BAC.  BAC will engage addition management personnel, but it will initially rely on us to provide certain management services and administrative services pursuant to a shared facilities agreement that we contemplate entering into with BAC prior to closing under the Asset Contribution Transaction.

Articles Amendment Proposal

Description of Proposal (page 53)

We are soliciting your approval of an amendment to our Articles of Incorporation, which we refer to as the “Articles Amendment,” to increase the total number of authorized shares of capital stock that we may issue from 76,000,000 to 127,000,000, of which 125,000,000 shares shall be classified as Common Shares and 2,000,000 shares shall be classified as Preferred Shares.

Recommendation of our Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR the Articles Amendment Proposal.

Vote Required (page 53)

Approval of the Articles Amendment Proposal requires the affirmative vote of the holders of a majority of our issued and outstanding Common Shares.

Reasons for Amendment to Articles of Incorporation (page 54)

Our Articles of Incorporation currently authorize us to issue 75,000,000 Common Shares.  As of January 31, 2013, 54,289,713 Common Shares were issued and outstanding, an additional 816,612 Common Shares have been reserved for issuance upon exercise of outstanding warrants, an additional 3,681,301 Common Shares have been reserved for issuance upon exercise of outstanding stock options, and an additional 3,745,000 Common Shares have been reserved for future option grants and restricted stock awards under our 2012 Equity Incentive Plan (the “2012 Plan”).  This leaves us with only 12,467,374 authorized but unissued Common Shares available for issuance.  However, in connection with the Asset Contribution Transaction and the BioTime Financing, we will be obligated to issue 9,712,077 Common Shares and to reserve for issuance an additional 8,389,998 Common Shares for the Contribution Warrants and the Investor BioTime Warrants.

In addition, we may issue up to an additional 2,561,387 Common Shares in the aggregate to BAC as “Substituted Shares” if the BioTime Financing or the Investor financing of BAC does not close and/or if we issue Expense Reimbursement Shares to Geron as payment of our expense reimbursement obligations under the Asset Contribution Agreement.

Since we have only 12,467,374 authorized and unissued Common Shares available, but will need to issue at least 9,712,077 Common Shares, and to reserve an additional 8,389,998 Common Shares for issuance upon exercise of warrants, for the Asset Contribution Transaction and the BioTime Financing, we need to amend our Articles of Incorporation to increase the number of authorized Common Shares.  In addition, our Board of Directors believes that it is in our best interests that we increase the number of authorized Common Shares and Preferred Shares by an amount that would provide us with the flexibility to issue additional Common Shares and Preferred Shares as the need may arise in the future.

The availability of additional shares of our stock will enhance our flexibility in connection with possible future actions, such as:  corporate mergers; acquisitions of businesses, property or securities; stock dividends; financings; employee stock options and restricted stock; and other corporate purposes.  Our Board of Directors will decide whether, when, and on what terms the issuance of Common Shares or Preferred Shares may be appropriate in connection with any of the foregoing purposes, without the expense and delay of another special shareholders’ meeting.

Adjournment Proposal

We are also soliciting your approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal and the Articles Amendment Proposal.  Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting regardless of whether a quorum is present.  The members of our Board of Directors unanimously recommend that you vote FOR this proposal.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This Proxy Statement and the documents to which we refer you in this Proxy Statement contain forward looking statements that involve numerous risks and uncertainties.  Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” will,” “could,” “would,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “intends,” “seeks,” “predicts,” “potential”) should also be considered to be forward-looking statements.  Statements in this Proxy Statement regarding BioTime or BAC’s plans, expectations or timing relating to the Asset Contribution Transaction and the BioTime Financing are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close such transaction in a timely manner or at all, the possibility that conditions to closing of such transaction, including the approval of BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained herein under “RISK FACTORS” or in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime or BAC may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

RISK FACTORS

In addition to the Risk Factors described in our Form 10-K for the period ended December 31, 2011 filed with the SEC and our Form 10-Q for the period ended September 30, 2012, we will be subject to additional risks associated with the Asset Contribution Transaction and BioTime Financing.  In addition to the other information contained or incorporated by reference into this Proxy Statement, you should carefully consider the following additional risk factors in deciding how to vote on the proposals.

The issuance of our Common Shares in the Asset Contribution Transaction and BioTime Financing, and upon the exercise of the Contribution Warrants and the Investor BioTime Warrants, will have a significant dilutive effect on our existing shareholders’ voting power, earnings per share and shareholders’ equity.

If the Asset Contribution Transaction and BioTime Financing are consummated, we will issue up to 20,663,462 Common Shares in the Asset Contribution Transaction and the BioTime Financing.

These issuances will cause a significant reduction in the relative percentage interest of current BioTime shareholders in BioTime’s earnings or loss, voting power, liquidation value and book and market value.  Assuming the issuance of the maximum 20,663,462 Common Shares that may be issued pursuant to the Asset Contribution Transaction and the BioTime Financing, and based upon the capitalization of BioTime as of January 31, 2013, without regard to the shares reserved for issuance upon exercise of outstanding options and warrants to purchase our Common Shares as of that date, upon the consummation of the Asset Contribution Transaction and the BioTime Financing, the aggregate percentage ownership of our outstanding Common Shares held by our shareholders would be reduced from 100% to approximately 72.4%.  Please see the dilution table in “SUMMARY - Share Issuance Proposal - Dilutive Effect of Issuances of BioTime Securities in the Asset Contribution Transaction and the BioTime Financing” below for more information concerning the dilutive effect of the Asset Contribution Transaction and the BioTime Financing on the percentage ownership of existing BioTime shareholders.

The market price of our Common Shares could be impacted by the issuances of our securities in the Asset Contribution Transaction and the BioTime Financing.

Under the Asset Contribution Agreement, we have agreed to issue to BAC 8,902,077 Contribution Shares and we may also issue in the aggregate up to an additional 2,561,387 Common Shares in Substituted Shares and/or Expense Reimbursement Shares.  We have also agreed to issue to the Investor 810,000 Common Shares in the BioTime Financing.  BAC and the Investor may sell the Common Shares that they will receive from us at any time, subject to applicable holding periods.  Those sales may take place from time to time on the NYSE MKT and may create downward pressure on the trading price of our Common Shares.

We have also agreed to issue the Contribution Warrants to BAC under the Asset Contribution Agreement. Holders of the Contribution Warrants may purchase 8,000,000 Common Shares.   BAC is obligated to distribute the Contribution Warrants to the future holders of the BAC Series A Shares.  The holders of the Investor BioTime Warrants may purchase 389,998 Common Shares.  The Contribution Warrants will be exercisable for a period of five years and the Investor BioTime Warrants will be exercisable for a period of three years, in each case, at an exercise price of $5.00 per share, subject to adjustment for certain stock splits, reverse stock splits, stock dividends, recapitalizations and other transactions.  During the period that the Contribution Warrants and the Investor BioTime Warrants are outstanding, the actual or potential exercise of those warrants and sale of the underlying Common Shares may create downward pressure on the trading price of our Common Shares.

We may not realize all of the anticipated benefits of the Asset Contribution Transaction.

Our ability to realize the anticipated benefits of the Asset Contribution Transaction depends upon numerous factors, including:

•	BAC’s ability to attract and retain skilled personnel and key relationships;

•	whether BAC is successful in developing products and technologies that are useful in medicine;

•	whether BAC can raise sufficient capital to pay operating expenses and develop and commercialize pharmaceutical products;

•	the impact of competing products on any products BAC may develop;

•	BAC’s ability to enter into and maintain successful strategic alliances for any of its therapeutic product candidates;

•	difficulties and expenses relating to manufacture on a commercial scale of any products that BAC develops;

•
the disposition of the ViaCyte Contested Matters (see “SHARE ISSUANCE PROPOSAL -The Asset Contribution Agreement - Assumption of Geron Liabilities - Substitution of BAC for Geron as party in ViaCyte Appeal”);

•	BAC’s ability to obtain FDA and other regulatory approvals for any pharmaceutical products that it develops;

•	the success or failure of clinical trials for any product candidates that BAC develops;

•	government bans, restrictions, and religious and ethical concerns on the use of hES cells;

•	BAC’s ability to obtain and enforce patents and protect its trade secrets; and

•	limitations on price and sale of BAC products imposed by governmental and private third party payers for health care costs.

The product development work that BAC will do will be costly, time consuming and uncertain as to its results.  BAC will attempt to develop new medical products and technologies.  Many of the experimental products and technologies that BAC will acquire from Geron have not been applied in human medicine and have only been used in laboratory studies in vitro or in animals and two have been used only in early stage clinical trials involving a small number of patients.  These new products and technologies might not prove to be safe and efficacious in human medical applications.

We cannot assure you that we will realize any or all of the benefits that we anticipate from the Asset Contribution Transaction.  For more information concerning the risks our Board of Directors considered, see “SHARE ISSUANCE PROPOSAL - Reasons for the Asset Contribution Transaction and the BioTime Financing.”

We could be liable to indemnify Geron for the Distribution Indemnity, and must also bear the cost of the Insurance Policy for the benefit of Geron.

We and BAC have agreed to provide Geron with the Distribution Indemnity pursuant to which we will indemnify Geron and certain of its affiliates from certain losses and liabilities, including any losses relating to certain claims that could arise caused by any untrue statement or alleged untrue statement of material fact in, or omission or alleged omission to state any material fact required in order to make the statements not misleading from, the BioTime and BAC registration statements and prospectuses relating to the BAC Series A Distribution, the Contribution Warrants Distribution and/or other distributions of securities by BAC to the holders of BAC Series A Shares.  Our directors and officers liability insurance policy would not cover any such claims made against Geron.  We have agreed to obtain, at our cost, an additional Insurance Policy to provide $10,000,000 of coverage for the Distribution Indemnity to cover our inability, and BAC’s inability, to pay any Distribution Indemnity claims.  The cost of obtaining and maintaining the Insurance Policy in place for the duration of the Distribution Indemnity could be significant, and the insurance would be for the benefit of Geron and its affiliates.

The proposed acquisition of Geron’s stem cell related assets by BAC, and BAC becoming a public company, will result in an increase in our operating expenses and losses on a consolidated basis.

BAC will use the stem cell assets that it will acquire from Geron for the research and development of products for regenerative medicine.  BAC’s research and development efforts will involve substantial expense, including but not limited to hiring additional research and management personnel, and the rent of a new office and research facility, that will add to our losses on a consolidated basis for the near future.

BAC will become a public company in connection with the completion of the Asset Contribution Transaction and the BAC Series A Distribution.  As a public company, BAC will incur costs associated with audits of its financial statements, filing annual, quarterly, and other periodic reports with the SEC, holding annual shareholder meetings, listing its common shares for trading, and public relations and investor relations.  These costs will be in addition to those incurred by BioTime for similar purposes.

Accordingly, our future financial results will be materially different from those shown in our historical financial statements incorporated by reference in this Proxy Statement.

Completing the Asset Contribution Transaction and the BioTime Financing may divert our management’s attention away from ongoing operations and could adversely affect ongoing operations and business relationships.

Completing the Asset Contribution Transaction and the BioTime Financing will require a significant amount of time and attention from our management.  Moreover, following the closing of the Asset Contribution Agreement, our management will be required to provide management attention to BAC.  The diversion of our management’s attention away from BioTime’s ongoing operations could adversely affect our ongoing operations and business relationships.

BAC will assume Geron’s appeal of two adverse patent rulings, and if the appeal is not successful, BAC may not realize value from the Geron patent applications at issue in the appeal and might be precluded from developing therapies to treat certain diseases, such as diabetes.

At the closing of the Asset Contribution Transaction, BAC will be substituted for Geron as a party in interest in an appeal filed by Geron in the United States District Court for the Northern District of California, appealing two adverse rulings in favor of ViaCyte, Inc. (formerly Novocell Inc.) by the United States Patent and Trademark Office’s Board of Patent Appeals and Interferences.  These rulings related to interference proceedings involving patent filings relating to definitive endoderm cells.  Geron had requested that the Board of Patent Appeals and Interferences declare this interference after ViaCyte was granted patent claims that conflicted with subject matter Geron filed in a patent application having an earlier priority date.  Those Geron patent applications are among the patent assets that Geron will contribute to BAC.  BAC will assume all liabilities relating to the ViaCyte Contested Matters other than expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the closing under the Asset Contribution Agreement.  Appeals of this nature may involve costly and time-consuming legal proceedings and if BAC is not successful in the appeal, these rulings may prevent or limit development of BAC product candidates in certain fields such as diabetes treatment and BAC may be unable to realize value from the patent applications at issue in the appeal.

We may be unable to complete the Asset Contribution Transaction, and failure to complete the Asset Contribution Transaction could adversely affect the market price of our Common Shares, our reputation and our ability to obtain financing and, under certain circumstances, may result in our being required to pay a $1,800,000 termination fee to Geron.

We may be unable to complete the Asset Contribution Transaction if the conditions to closing of the Asset Contribution Transaction specified in the Asset Contribution Agreement are not satisfied, including if we do not obtain shareholder approval for the Share Issuance Proposal and the Articles Amendment Proposal.  For a description of the conditions to closing of the Asset Contribution Transaction, see “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Conditions to Closing.”

The price at which our Common Shares trade on the NYSE MKT, and the daily trading volume, increased significantly after we announced the signing of the Asset Contribution Agreement.  If the Asset Contribution Transaction does not close, as a result of our shareholders failing to approve the Share Issuance Proposal and the Articles Amendment Proposal, or for any other reason, the trading price of our Common Shares could be immediately adversely affected.

Failure to complete the Asset Contribution Transaction may harm our reputation and we may be viewed as a less attractive investment by investors.

Failure of our shareholders to approve the Share Issuance Proposal and the Articles Amendment Proposal, a withdrawal of the Board of Directors’ recommendation in favor of those proposals, or a material breach of a Support Agreement, will, under most circumstances, result in our being required to pay a $1,800,000 termination fee upon termination of the Asset Contribution Agreement.  For more information, see “SHARE ISSUANCE PROPOSAL - Termination - Termination Fee.”

The increase in our authorized capital stock proposed in the Articles Amendment Proposal could have anti-takeover effects.

Although we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device, the proposed increase in our authorized capital stock could be construed as having anti-takeover effects.  For more information, see “ARTICLES AMENDMENT PROPOSAL - Possible Anti-Takeover Effects.”

SHARE ISSUANCE PROPOSAL

Description of Proposal

This proposal seeks your approval for us to issue in the aggregate up to 20,663,462 Common Shares pursuant to the Asset Contribution Transaction and the BioTime Financing as follows:

•	8,902,077 Common Shares to BAC in the Asset Contribution Transaction;

•
warrants to purchase an additional 8,000,000 Common Shares to BAC in the Asset Contribution Transaction and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants;

•
up to an additional 2,561,387 common shares to Geron as reimbursement for certain expenses up to $750,000 in value, and/or to BAC to replace a $5,000,000 cash investment in BAC by a the Investor in the unexpected event that BAC does not receive such cash investment, and/or if we decide to contribute additional Common Shares rather than cash to BAC, in the Asset Contribution Transaction;

•	810,000 Common Shares to the Investor in the BioTime Financing; and

•	warrants to purchase 389,998 Common Shares to the Investor in the BioTime Financing, and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants.

Assuming the issuance of the maximum 20,663,462 Common Shares that may be issued pursuant to the Asset Contribution Transaction and the BioTime Financing, and based upon the capitalization of BioTime as of January 31, 2013, without regard to shares reserved for issuance upon exercise of outstanding options and warrants to purchase our Common Shares as of that date, upon the consummation of the Asset Contribution Transaction and the BioTime Financing, the aggregate percentage ownership of our outstanding Common Shares held by our shareholders would be reduced from 100% to approximately 72.4%.  For further information regarding the potential dilution resulting from the Asset Contribution Transaction and the BioTime Financing, please see the dilution table in “SHARE ISSUANCE PROPOSAL - Dilutive Effect of Issuances of BioTime Securities in the Asset Contribution Transaction and the BioTime Financing”.

Vote Required; Effect of Abstentions and Broker Non-Votes

We are not required under California Law or our Articles of Incorporation or Bylaws to obtain shareholder approval to effect the Asset Contribution Transaction or the BioTime Financing.  However, our Common Shares are traded on the NYSE MKT and we are therefore subject to the rules of the NYSE MKT.  Section 712 of the NYSE MKT Company Guide requires shareholder approval where a transaction, such as the Asset Contribution Transaction and the BioTime Financing, could result in an increase in our outstanding Common Shares by 20% or more.  Approval of this proposal requires the affirmative vote of the majority of the votes cast at the Special Meeting and where a quorum of our issued and outstanding Common Shares entitled to vote is present.

If you check the “abstain” box for this Proposal on the proxy card, if you attend the Special Meeting without submitting a proxy and you abstain from voting on this Proposal, or if your shares are subject to a broker non-vote on this Proposal, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether this Proposal has received an affirmative vote sufficient for approval.

Recommendation of Our Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR the approval of the Share Issuance Proposal.

Reasons for the Asset Contribution Transaction and the BioTime Financing

On January 4, 2013, our Board of Directors unanimously determined that the terms of the Asset Contribution Agreement and the transactions contemplated thereby were in the best interests of BioTime and our shareholders.  Accordingly, our Board of Directors, after careful consideration, unanimously approved the Asset Contribution Agreement and the BioTime Financing, and unanimously approved the Share Issuance Proposal and the Articles Amendment Proposal.  In evaluating the Asset Contribution Transaction and the BioTime Financing, our Board of Directors consulted with and received information from management and our legal advisors, and considered the following potentially positive factors (which are not intended to be exhaustive and are not in any relative order of importance):

•
the acquisition by BAC of a significant intellectual property estate consisting of Geron’s hES cell patent portfolio of over 400 patents and patent applications that will be transferred or sublicensed to BAC;

•	the complementary nature of BioTime’s and Geron’s assets in the hES cell field, giving BAC multiple potential opportunities to advance products derived from hES cells;

•	the potential to leverage the combined technology expertise of BioTime and BAC to provide enhanced research and development activities;

•	synergies associated with BioTime’s and Geron’s stem cell assets, merging foundational technologies and allowing BAC to build upon the pluripotent stem cell technology platform;

•
the potential expansion of a clinical product pipeline through BAC’s acquisition of OPC-1 cells previously in a Phase I clinical trial of hES cell-derived oligodendrocytes in patients with acute spinal cord injury, and a Phase II trial treating cancer with a dendritic cell therapeutic vaccine targeting telomerase;

•
the investments from the Investor, including the initial $2,000,000 investment on January 14, 2013, the BioTime Financing and the Investor Contribution, which will provide initial funding for BAC in connection with the Asset Contribution Transaction and BioTime Financing, and the fact that, together with the Contribution Shares, BAC is expected to have sufficient financial resources to fund its operations for at least 12 months following the closing under the Asset Contribution Agreement;

•
an immediate broad stockholder base for BAC resulting from the BAC Series A Distribution to Geron stockholders, and potential additional financing through the Contribution Warrants following the Contribution Warrants Distribution;

•
the combined experience and leadership of BioTime and BAC executives, which includes  Michael West, BioTime’s Chief Executive Officer and a founder of Geron, and Dr. Thomas Okarma, the former chief executive officer of Geron;

•	the opportunity for BioTime’s stockholders to benefit from a larger, more diversified company;

•	the investment in BioTime by the Investor, through the BioTime Financing;

•	historical information concerning BioTime’s business and Geron’s stem cell assets;

•	management’s view of the former stem cell assets of Geron, based on management’s due diligence;

•	current financial market conditions and historical market prices, sales prices, volatility and trading information with respect to Common Shares;

•
management’s view as to the potential for BioTime’s competitors to enter into strategic relationships with Geron or to acquire Geron’s stem cell assets, and the potential negative impact on BioTime from a competitor’s obtaining Geron’s stem cell assets;

•	our Board of Directors’ assessment of alternatives to the Asset Contribution Transaction, including acquiring or in-licensing other stem cell assets and possible acquisition and merger candidates;

•
the determination that the Asset Contribution Transaction represented a good strategic fit and presented a unique opportunity to enhance and expand the intellectual property estate of the BioTime family of companies and position us for future growth in the regenerative medicine field;

•
certain terms of the Asset Contribution Agreement, including the right of our Board of Directors to change or withdraw its recommendation, subject to certain restrictions described in “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Pre-Closing Covenants - Change of Recommendation by Our Board of Directors,” and to respond to an unsolicited proposal for a transaction that could reasonably be expected to materially delay or prevent the consummation of the Asset Contribution Transaction, consistent with our Board of Directors’ fiduciary duties as described in “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Pre-Closing Covenants - Restrictions on Solicitations;”

•	the likelihood of completing the Asset Contribution Transaction prior to September 30, 2013; and

•	the potentially positive impact of the Asset Contribution Transaction on the trading price of Common Shares.

Our Board of Directors also identified and considered a variety of potentially negative factors in its deliberations concerning the Asset Contribution Transaction, including, but not limited to:

•	the risks that the potential benefits sought in the Asset Contribution Transaction might not be fully realized;

•	the inherent difficulties in successfully deploying Geron’s stem cell assets to develop therapeutic products;

•	the potential need for additional funding of BAC, and the potential financial liabilities associated with BAC’s acquisition of the Contributed Geron Assets;

•
the possibility that the Asset Contribution Transaction might not be completed, and the potential adverse effect of any such failure to complete the transaction on BioTime’s reputation and ability to obtain financing in the future;

•	the fact that BioTime will only own less than 100% of BAC following the closing of the Asset Contribution Transaction;

•	the cost of completing the transaction;

•	certain terms of the Asset Contribution Agreement, including:

○	the provisions that require us to indemnify Geron and require us to purchase the Insurance Policy;

○
the provisions imposing restrictions on BioTime’s ability to pursue a transaction which would either materially delay or prevent the consummation of the Asset Contribution Transaction, subject to our Board of Directors’ fiduciary duties; and

○
BioTime’s obligation to pay a $1,800,000 termination fee in certain circumstances, including if the Asset Contribution Agreement is terminated following a failure of our shareholders to approve both the Share Issuance Proposal and the Articles Amendment Proposal at the Special Meeting;

•
the significant dilution to BioTime’s existing shareholders due to the issuance of Common Shares and of warrants to purchase Common Shares in connection with the Asset Contribution Transaction and the BioTime Financing;

•	the potential cost associated with the ViaCyte Contested Matters and the potential adverse effect on BAC’s development activities in the event the ViaCyte Appeal is not successful; and

•	other risks described under “RISK FACTORS” above.

Our Board of Directors considered the potentially positive and negative factors summarized above, and our Board of Directors concluded that, overall, the potentially positive factors outweighed the potentially negative factors.  The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but rather includes the principal factors considered by our Board of Directors.  Our Board of Directors reached the unanimous decision to approve the Asset Contribution Transaction, the BioTime Financing, the Share Issuance Proposal and the Articles Amendment, as advisable and in the best interests of BioTime and its shareholders, in light of the factors described above and any other factors that any other member of our Board of Directors felt were appropriate.  In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors and individual members may have considered different factors.  In view of the variety of the factors and the quality and amount of information considered, our Board of Directors did not find it practicable to and did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in reaching its determination.  Our Board of Directors based its determination on the totality of the information presented to and considered by it.

Summary of Transactions

The following summary of the Asset Contribution Transaction and BioTime Financing may not contain all of the information that is important to you and is qualified in its entirety by reference to the full text of the Asset Contribution Agreement and the other agreements described herein.  Please read the full text of each of the agreements referenced below.

Contributions

Pursuant to the Asset Contribution Agreement, Geron and BioTime will make the following contributions to our subsidiary BAC:

Geron Contribution

Geron will contribute to BAC its hES cell assets, including:

•
the Contributed Patents, trade secrets, know-how and certain other intellectual property rights, and all of Geron’s goodwill with respect to the technology of Geron directly related to the research, development and commercialization of certain products and know-how related to hES cells;

•	certain biological materials and reagents (including master and working cell banks, original and seed banks, and research, pilot and GMP grade lots and finished product);

•	certain laboratory equipment;

•	certain contracts;

•	certain books, records, lab notebooks, clinical trial documentation, files and data;

•
Geron’s Phase I clinical trial of oligodendrocyte progenitor (OPC-1) cells in patients with acute spinal cord injury, and Geron’s autologous cellular immunotherapy program, including the Phase II clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia;

•	certain regulatory filings, including the investigational new drug applications filed with the United States Food and Drug Administration for the Clinical Trials; and

•	certain abandoned or inactive patents and abandoned or inactive patent applications.

We refer to the assets contributed by Geron, collectively, as the “Contributed Geron Assets.”

The patent portfolio that BAC will acquire from Geron through the Asset Contribution Agreement includes over 400 patents and patent applications owned or licensed to Geron relating to hES cell-based product opportunities.  This portfolio consists primarily of patents and patent applications owned by Geron, but also includes patent families licensed to Geron by third parties.

The patent portfolio includes patents and patent applications covering a number of cell types that can be made from hES cells, including hepatocytes (liver cells), cardiomyocytes (heart muscle cells), neural cells (nerve cells, including dopaminergic neurons and oligodendrocytes), chondrocytes (cartilage cells), pancreatic islet ß cells, osteoblasts (bone cells), hematopoietic cells (blood-forming cells) and dendritic cells.  The patent portfolio also includes technologies for growing hES cells without the need for cell feeder layers, and novel synthetic growth surfaces.

In addition, pursuant to the Telomerase Exclusive Sublicense Agreement, Geron will grant to BAC a sublicense, on an exclusive, world-wide, basis, of certain patents for the purpose of using telomerase as an antigen in the development of certain immunological therapy products.  In exchange, BAC will pay Geron an upfront $65,000 license fee, an annual license maintenance fee of $10,000 for the use of the sublicensed patents and a 1% royalty on net sales of products developed and commercialized in reliance upon the sublicensed patents, and BAC will agree to indemnify Geron, Geron’s licensor, and certain other parties from certain liabilities.

Pursuant to a Royalty Agreement to be entered into between BAC and Geron, BAC will be required to pay Geron a 4% royalty on net sales (as defined in the Royalty Agreement), by BAC or any affiliate or sales agent of BAC, of any products that are developed and commercialized in reliance upon the patents contributed by Geron to BAC.  In the case of sales of such products by a person other than BAC, or an affiliate or sales agent of BAC, BAC will be required to pay Geron 50% of all royalties and cash payments received by BAC or such affiliate of BAC in respect of such product sale.

BioTime Contribution

We will contribute the following assets to BAC:

•	8,902,077 Contribution Shares;

•	the Contribution Warrants, which will be exercisable for 8,000,000 Common Shares in the aggregate for a period of five years at an exercise price of $5.00 per share;

•	our $5,000,000 Cash Contribution, a portion of which is intended to be provided to BioTime through the BioTime Financing;

•	the Contributed OrthoCyte Shares;

•	the Contributed Cell Cure Shares; and

•	the BioTime Stem Cell Lines and the ESI License.

We refer to the Contributed OrthoCyte Shares, the Contributed Cell Cure Shares, the BioTime Stem Cell Lines and the ESI License, collectively as the “BioTime Stem Cell Assets” and, together with the other assets to be contributed by us to BAC, the “Contributed BioTime Assets.”

For purposes of the Asset Contribution Agreement, the Contribution Shares are valued at $30,000,000 based upon the aggregate volume weighted-average per share closing price of Common Shares on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding January 4, 2013, or $3.37 (the “Average Price”).

The number of Common Shares and Contribution Warrants to be issued to BAC is subject to pro rata adjustment for any share dividends, stock splits, reverse stock splits, combinations, recapitalizations and exchange or readjustment of BioTime shares, consolidation of BioTime shares, reclassifications or other similar transactions concerning BioTime shares occurring after January 4, 2013 and prior to the closing of the Asset Contribution Transaction.

In lieu of making all or a portion of our Cash Contribution we are permitted to contribute to BAC an equivalent value in Substituted Shares.  In the unexpected event that all or a portion of the Investor Contribution is not made, we are required to contribute to BAC the equivalent value of any such deficiency in cash or Substituted Shares, or a combination of cash and Substituted Shares.  Any Substituted Shares will be valued at the Average Price.  We currently anticipate that we would issue no more than 2,373,887 Common Shares as Substituted Shares.

BAC Assumption

BAC will assume all obligations and liabilities of Geron and its affiliates relating to:

•	the Contributed Geron Assets and attributable to periods, events or circumstances after the closing under the Asset Contribution Agreement;

•	obligations of Geron and its affiliates to be performed following the closing under the Asset Contribution Agreement under contracts included in the Contributed Geron Assets;

•	the ViaCyte Contested Matters other than expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the closing under the Asset Contribution Agreement (see page 34); and

•	the Clinical Trials.

Investor Contribution

Pursuant to the BAC Stock and Warrant Purchase Agreement, the Investor has agreed to contribute $5,000,000 in cash to BAC as the Investor Contribution in exchange for the Investor BAC Shares, consisting of 2,136,000 BAC Series B Shares, and the Investor BAC Warrants consisting of warrants to purchase 350,000 BAC Series B Shares.

Ownership of BAC following the Asset Contribution Transaction and the Investor Contribution

At the closing of the Asset Contribution Transaction, BAC will issue to Geron, BioTime and the Investor the following BAC securities:

•	To Geron:

○	6,537,779 BAC Series A Shares;

•	To BioTime:

○	21,773,340 BAC Series B Shares, and

○	the BAC Warrants to purchase an additional 3,150,000 BAC Series B Shares; and

•	To the Investor:

○	2,136,000 BAC Series B Shares, and

○	the Investor BAC Warrants to purchase 350,000 additional BAC Series B Shares.

For a summary of the terms of the securities to be issued by BAC, please see “TERMS OF SECURITIES.”

In the event that the Investor fails to contribute all or a portion of the $5,000,000 Investor Contribution to BAC, BioTime is required make an additional contribution of equivalent value of any such deficiency to BAC, as described above in “Investor Contribution” and will receive all or the applicable portion of the BAC Series B Common Stock and BAC Warrants that would have otherwise constituted Investor BAC Shares and Investor BAC Warrants, respectively.

Following the closing under the Asset Contribution Agreement, subject to certain limitations and exceptions, Geron will distribute the BAC Series A Shares to its stockholders on a pro rata basis, which distribution we refer to as the “BAC Series A Distribution.”  For more information, see “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - BAC Series A Distribution” below.

Following the BAC Series A Distribution, BAC will distribute the Contribution Warrants to the holders of the BAC Series A Shares pro rata.  As a result of the Contribution Warrant Distribution, BAC will not derive any future economic value from the Contribution Warrants and, instead, the value of the Contribution Warrants will benefit the holders of BAC Series A Shares who receive those Contribution Warrants.  For more information, see “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - BAC Contribution Warrants Distribution.”

Following the consummation of the Asset Contribution Transaction and BioTime Financing, and the BAC Series A Distribution, assuming the Investor Contribution is made in full, we will own, including the shares of BAC Series B Common Stock that we presently own, approximately 71.6% of the outstanding BAC common stock, the Geron stockholders will own approximately 21.4% of the outstanding BAC common stock and the Investor, will own approximately 7.0% of the outstanding BAC common stock.  In the event that no Investor Contribution is made, we would own, in addition to the 71.6% of the outstanding BAC common stock, an additional 7.0% of the outstanding BAC common stock that would have otherwise been issued to the Investor.  If we and the Investor exercise all of the shares of BAC Series B Common Stock underlying the BAC Warrants and the Investor BAC Warrants, BioTime and the Investor’s collective ownership in BAC would increase by approximately 2.2%, and the Geron stockholders’ ownership in BAC would be reduced to approximately 19.2%.

Expense Reimbursement

If the closing under the Asset Contribution Agreement occurs, we are required to pay to Geron, as partial reimbursement of fees and expenses incurred by Geron’s advisors, $750,000, either in cash or, at our election, by issuing to Geron Expense Reimbursement Shares, or a combination of cash and Expense Reimbursement Shares.  Any Expense Reimbursement Shares would be valued based on the volume-weighted average per share closing price on the NYSE MKT for the twenty consecutive trading days immediately prior to the closing under the Asset Contribution Agreement.  We currently anticipate that we would issue no more than 187,500 Common Shares as Expense Reimbursement Shares.

Dilutive Effect of Issuances of BioTime Securities in the Asset Contribution Transaction and the BioTime Financing

The table below summarizes the issuances of our securities in the Asset Contribution Transaction and the BioTime Financing.

BioTime Securities Issuable in Asset Contribution Transaction and BioTime Financing	Number of Common Shares
Asset Contribution Transaction
Contribution Shares(1)	8,902,077
Contribution Warrants(2)	8,000,000(3)
Maximum number of Substituted Shares and/or Expense Reimbursement Shares(4)	2,561,387
BioTime Financing
Investor BioTime Shares	810,000
Investor BioTime Warrants	389,998(5)
Total:	20,663,462

(1)	To be issued to BAC in the Asset Contribution Transaction.
(2)	To be issued to BAC in the Asset Contribution Transaction and, subject to certain limitations, subsequently distributed to the holders of BAC Series A Shares in the Contribution Warrant Distribution.
(3)	Reflects the number of Common Shares issuable upon exercise of the Contribution Warrants.
(4)
Any issuance of Substituted Shares and/or Expense Reimbursement Shares is at our election in lieu of cash payment obligations, and some or all of the Substituted Shares and Expense Reimbursement Shares may not be issued.

(5)	Reflects the number of Common Shares issuable upon exercise of the Investor BioTime Warrants.

The table below illustrates the dilutive effect of the issuances of our securities in the Asset Contribution Transaction and the BioTime Financing on the percentage ownership of Common Shares held by existing BioTime shareholders based on the capitalization of BioTime as of January 31, 2013.

	Number of outstanding Common Shares(1)	% of outstanding Common Shares held by existing BioTime shareholders
Prior to Asset Contribution and BioTime Financing	54,289,713	100%
Minimum dilutive effect of Asset Contribution Transaction and BioTime Financing(2)(3)(4)	64,001,790	84.8%
Dilutive effect of Asset Contribution Transaction and BioTime Financing assuming issuance of maximum number of Substituted Shares and Expense Reimbursement Shares, prior to exercise of Contribution Warrants and Investor BioTime Warrants(2)(4)(5)	66,563,177	81.6%
Maximum dilutive effect of Asset Contribution Transaction and BioTime Financing(2)(5)(6)	74,953,175	72.4%

(1)
Based on 54,289,713 Common Shares outstanding as of January 31, 2013, without regard to Common Shares issuable upon exercise of outstanding options and warrants (including the First Tranche Warrants) to purchase shares of our Common Stock.  As of January 31, 2013, there were outstanding warrants to purchase up to 816,612 Common Shares (including of the Common Shares underlying the First Tranche Warrants) and outstanding options to purchase 3,681,301 Common Shares.

(2)	Reflects issuance of Contribution Shares and Investor BioTime Shares.
(3)	Assumes no Substituted Shares or Expense Reimbursement Shares will be issued.
(4)	Assumes no Contribution Warrants or Investor BioTime Warrants will be exercised.
(5)
Assumes the maximum 2,561,387 Common Shares will be issued as Substituted Shares and/or Expense Reimbursement Shares, in the aggregate.  Any issuance of Substituted Shares and/or Expense Reimbursement Shares is at our election in lieu of cash obligations, and some or all of the Substituted Shares and Expense Reimbursement Shares may not be issued.

(6)	Assumes issuance of all of the Common Shares issuable upon exercise of the Contribution Warrants and the Investor BioTime Warrants.

Interests of Certain Persons

In considering the recommendation of our Board of Directors, you should be aware that certain of our and BAC’s directors and officers will have interests in the Asset Contribution Transaction in addition to interests they might have as shareholders of BioTime.  Dr. Michael West, our President and Chief Executive Officer, beneficially owns 400 shares of Geron common stock, Robert W. Peabody, our Senior Vice-President and Chief Operating Officer, beneficially owns 1,000 shares of Geron common stock, and Dr. Thomas Okarma, the President and Chief Executive Officer of BAC, owns 354,762 shares of Geron common stock, vested options to purchase an additional 1,505,000 shares of Geron common stock with exercise prices ranging from $3.90 to $9.30 per share of Geron common stock and unvested, restricted performance based share awards for 337,000 shares of Geron common stock.  In the event that the Asset Contribution Transaction is consummated, each of those persons would be entitled to receive BAC Series A Shares in the BAC Series A Distribution as a result of their ownership of Geron common stock subject to performance triggers which must be met before July 2013.  Each of those persons would also be entitled to receive Contribution Warrants in the Contribution Warrants Distribution if they continue to hold BAC Series A Shares at the time of such distribution. Mr. Okarma entered into a Transition and Separation Agreement with Geron in February 2011 pursuant to which Geron is obligated to pay Mr. Okarma, in the aggregate, $401, 250 in quarterly installments throughout the term of the agreement and ending in July 2013 in exchange for transition consulting services.

We have also entered into Indemnification Agreements with two of our directors, Messrs. Bradsher and Kingsley, in connection with the Support Agreements delivered to Geron by those directors (see “SHARE ISSUANCE PROPOSAL - Support Agreements and Indemnification Agreements”).

Management of BAC

Thomas Okarma, P.hD., M.D. serves as President and Chief Executive Officer of BAC. Dr. Okarma served as President, Chief Executive Officer and a member of the board of directors of Geron from July 1999 until February 2011. Dr. Okarma, Michael West, Ph.D. who serves as our President and Chief Executive Officer, Alfred Kingsley who serves as chairman of our Board of Directors, and Andrew von Eschenbach who serves as a member of our Board of Directors, are the members of the Board of Directors of BAC. BAC plans to appoint additional directors and to engage additional management personnel, but it will initially rely on us to provide certain management services and administrative services pursuant to a shared facilities agreement that we contemplate entering into with BAC prior to closing under the Asset Contribution Transaction.

The Asset Contribution Agreement

The following is a summary of the material provisions of the Asset Contribution Agreement and is qualified in its entirety by reference to the complete text of the Asset Contribution Agreement, which is attached as Annex A to this Proxy Statement.  This summary does not purport to be complete and may not contain all of the information about the Asset Contribution Agreement that is important to you.  We urge you to read the Asset Contribution Agreement carefully and in its entirety because it, and not this Proxy Statement, is the legal document that governs the Asset Contribution Transaction.

Explanatory Note Regarding the Asset Contribution Agreement

The Asset Contribution Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Asset Contribution Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Asset Contribution Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain confidential disclosure schedules prepared by the parties to the Asset Contribution Agreement, and not reflected in the text of the Asset Contribution Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, BioTime.  Schedules to the Asset Contribution Agreement have been omitted.  We agree to furnish supplementally a copy of any omitted schedule to the SEC upon request.  Investors are not third-party beneficiaries under the Asset Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BioTime, BAC or Geron, or any of their respective subsidiaries or affiliates.

Contribution of Assets by Geron and BioTime

For a description of the assets contributed by Geron to BAC, see “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Contributions - Geron Contribution.” For a description of the assets contributed by BioTime to BAC, see “SHARE ISSUANCE PROPOSAL -Summary of Transactions - Contributions - BioTime Contribution.”  The Investor Contribution is to be made pursuant to a separate Stock and Warrant Purchase Agreement with BAC, which we refer to as the “BAC Stock and Warrant Purchase Agreement,” and is described in “SHARE ISSUANCE PROPOSAL -Summary of Transactions - Investor Contribution."

Issuance of BAC Securities

For a description of the issuances of BAC securities to Geron, BioTime and the Investor, see “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Ownership of BAC following the Asset Contribution Transaction and the Investor Contribution.”

Royalty Payments on Products

For a description of royalties payable by BAC to Geron pursuant to a Royalty Agreement required under the Asset Contribution Agreement to be entered into at the closing under the Asset Contribution Agreement, see “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Contribution - Geron Contribution.”

Exclusive Telomerase Sublicense Agreement

For a description of the Exclusive Telomerase Sublicense Agreement required under the Asset Contribution Agreement to be entered into at the closing under the Asset Contribution Agreement, see “SHARE ISSUANCE PROPOSAL - Summary of Transactions - Contribution - Geron Contribution.”

BioSurplus Equipment

Under the Asset Contribution Agreement  BAC purchased certain equipment for a purchase price of $104,013 in cash on January 7, 2013.

Assumption of Geron Liabilities; Substitution of BAC for Geron as party in ViaCyte Appeal

At the closing under the Asset Contribution Agreement, BAC will assume the obligations and liabilities of Geron and its affiliates as described above under “BAC Assumption” in connection with the Contributed Geron Assets.  In connection therewith, BAC will assume certain obligations and liabilities to provide follow-up procedures with patients who participated in Geron’s clinical trial of its OPC-1 stem cell product to treat spinal cord injury, and a clinical trial of an immunological therapy to treat acute myelogenous leukemia.

Upon the closing under the Asset Contribution Agreement, BAC will be substituted for Geron as a party in an appeal by Geron of two rulings in favor of ViaCyte, Inc. by the United States Patent and Trademark Office’s Board of Patent Appeals and Interferences, filed by Geron in the United States District Court for the Northern District of California on September 13, 2012 (the “ViaCyte Appeal”), and BAC will assume all liabilities arising from the ViaCyte Appeal and certain other patent interference proceedings (the “ViaCyte Contested Matters”) other than expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the closing under the Asset Contribution Agreement.

Contribution Expenses; Taxes

BAC will bear and pay, and reimburse Geron and its affiliates for, any reasonable fees and expenses relating to the assignment of the Contributed Patents, and taxes that may become payable in connection with the contribution of assets by Geron to BAC.

Representations and Warranties

Representations and Warranties of BioTime and BAC

The Asset Contribution Agreement contains a number of representations and warranties made by us and BAC, on the one hand, and Geron, on the other hand, that are subject, in some cases, to specified exceptions and qualifications.  The representations and warranties relate to, among other things:

•	corporate existence and good standing;

•	governmental authorizations necessary to complete the Asset Contribution Transaction;

•	title to contributed assets;

•	due authorization, execution, delivery and validity of the Asset Contribution Agreement; and

•	absence of any conflict with organizational documents, laws or agreements.

The Asset Contribution Agreement contains a number of representations and warranties made by us and BAC that are subject, in some cases, to specified exceptions and qualifications.  These representations and warranties relate to, among other things:

•	the due organization, existence and good standing of BioTime, BAC, OrthoCyte and Cell Cure;

•
our corporate power and authority to execute and deliver, to perform our obligations under and to consummate the Asset Contribution Transaction, and the enforceability of the Asset Contribution Agreement against us, and BAC’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the Asset Contribution Transaction, and the enforceability of the Asset Contribution Agreement against BAC;

•
absence of any violation of our or BAC’s organizational documents, laws, regulations, or agreements as a result of the consummation or performance by us or BAC of the transactions contemplated by the Asset Contribution Agreement;

•	our and BAC’s organizational documents;

•	litigation and proceedings;

•	orders of any governmental entity;

•	the capital structure of BioTime, BAC, OrthoCyte, and Cell Cure;

•	our filings with the SEC and the accuracy of information in those filings, including our financial statements;

•	our internal controls and procedures;

•
the accuracy of the information and statements in the BioTime Registration Statement and any related prospectus (the “BioTime Prospectus”) and the BAC Registration Statement and any related prospectus (the “BAC Prospectus” and together with the BioTime Prospectus, the “Prospectuses”), and in this Proxy Statement;

•
the compliance of the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement, the BAC Prospectus and this Proxy Statement with applicable federal securities laws and regulations;

•	title to the assets contributed to BAC by BioTime;

•	prior activities of BAC; and

•	absence of a certain changes that would, or would be reasonably expected to, have a BioTime Material Adverse Effect.

Certain of the representations and warranties of BioTime and BAC are qualified as to “materiality,” “BioTime Material Adverse Effect,” or the actual knowledge of certain BioTime and BAC executives.

For purposes of the Asset Contribution Agreement, a “BioTime Material Adverse Effect” means any change that does, or would be reasonably expected to, have a material adverse effect on: (1) the Contributed BioTime Assets, taken as a whole; or (2) the ability of us and BAC to timely consummate the transactions contemplated by the Asset Contribution Agreement or to perform any of our or BAC’s respective obligations under the Asset Contribution Agreement.  However, with respect to the Contributed BioTime Assets, none of the following will be deemed to constitute, or will be taken into account in, determining whether there has been or would be, a BioTime Material Adverse Effect:  (a) any adverse effect resulting from or arising out of the announcement or pendency of the Asset Contribution Agreement or the transactions contemplated thereby (b) any adverse effect resulting from or arising out of general economic conditions that does not disproportionately affect us, taken as a whole relative to the other entities in the industries in which we compete; (c) any adverse effect resulting from or arising out of general conditions in the industries in which we operate that do not disproportionately affect us, taken as a whole relative to the other entities in the industries in which we compete; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (e) any adverse effect resulting from or arising out of any changes in any legal requirement or U.S. generally accepted accounting principles.

Representations and Warranties of Geron

The Asset Contribution Agreement contains a number of representations and warranties made by Geron that are subject, in some cases, to specified exceptions and qualifications.  These representations and warranties relate to, among other things:

•	the due organization, existence and good standing of Geron;

•
Geron’s corporate power and authority to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by the Asset Contribution Agreement, and the enforceability of the Asset Contribution Agreement against Geron;

•
absence of any violation of Geron’s organizational documents, laws, regulations, or agreements as a result of the consummation or performance by Geron of the transactions contemplated by the Asset Contribution Agreement;

•	Geron’s organizational documents;

•	litigation and proceedings;

•	orders of any governmental entity;

•	title to the assets contributed by Geron to BAC;

•	the intellectual property contributed by Geron to BAC;

•	compliance with the Food and Drug Cosmetic Act and U.S. Food and Drug Administration policies;

•	validity and enforceability of, breach or default under, or termination rights under, contracts contributed by Geron to BAC;

•	environmental matters;

•	taxes; and

•	the accuracy of the information and statements supplied by Geron for inclusion in the BioTime or BAC registration statement or BioTime or BAC prospectus, or this Proxy Statement.

Certain of Geron’s representations and warranties are qualified as to “materiality,” “Geron Material Adverse Effect,” or the actual knowledge of specified executives employed by Geron.

For purposes of the Asset Contribution Agreement, a “Geron Material Adverse Effect” means any change that does, or would be reasonably expected to, have a material adverse effect on:  (1) the Contributed Geron Assets, taken as a whole; or (2) the ability of Geron to perform any of its obligations under the Asset Contribution Agreement.  However, with respect to the Contributed Geron Assets, none of the following will be deemed to constitute, or taken into account in determining, whether there has been or would be, a Geron Material Adverse Effect:  (i) any adverse effect resulting from or arising out of the announcement or pendency of the Asset Contribution Agreement or the transactions contemplated thereby; (ii) any adverse effect resulting from or arising out of general economic conditions that does not disproportionately affect Geron, taken as a whole relative to the other entities in the industries in which Geron competes; (iii) any adverse effect resulting from or arising out of general conditions in the industries in which Geron operates that do not disproportionately affect Geron, taken as a whole relative to the other entities in the industries in which Geron competes; (iv) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any adverse effect resulting from or arising out of any changes in any legal requirement or U.S. generally accepted accounting principles; or (vi) any adverse effect resulting from or arising out of actions taken by (or any inactions of) the Wisconsin Alumni Research Foundation (including with respect to the delivery to Geron of any termination notice under any existing license with Geron or otherwise).

Survival of Representations and Warranties

The representations and warranties of the parties to the Asset Contribution Agreement will expire upon  the first anniversary of the closing under the Asset Contribution Agreement subject to exceptions for certain specified representations which will expire on the third anniversary of the closing under the Asset Contribution Agreement).

Pre-Closing Covenants

Access and Investigation

Prior to closing under the Asset Contribution Agreement, subject to certain limitations, Geron is required to provide us with reasonable access to certain of Geron’s books and records pertaining to the assets contributed by Geron to BAC.

Maintenance of Contributed Assets

We have agreed to preserve intact the BioTime Stem Cell Assets during the period prior to the closing under the Asset Contribution Agreement and, with certain exceptions, not to, without Geron’s prior written consent:

•	sell, pledge, mortgage, encumber, sell and leaseback, transfer, assign, convey, lease or license, or authorize any of the foregoing, with respect to any of the BioTime Stem Cell Assets; or

•	amend our articles of incorporation or bylaws.

Subject to certain reasonableness limitations, Geron has agreed to preserve intact and maintain the Contributed Geron Assets in the state in which they were maintained as of January 4, 2013.

Geron has agreed (a) to maintain the ViaCyte Appeal, and not to discharge, settle, compromise use, release or waive any material claims relating to or impair Geron’s rights continue, appeal, settle or compromise the ViaCyte Appeal, without our consent, (b) to reasonably consult with us to the extent permitted by ViaCyte with respect to any licenses being negotiated with respect to patents which are subject to the ViaCyte Contested Matters and (c) not to license any such patents without our consent.  Our consent to the foregoing may not be unreasonably withheld, conditioned, or delayed.

Restrictions on Solicitation

Geron is not permitted to initiate, solicit or knowingly encourage inquiries, or engage in discussions or negotiations with third parties regarding any proposal to acquire more than an immaterial portion of the Contributed Geron Assets, or approve, adopt or enter into any agreement providing for, or negotiations in respect of, the acquisition of more than an immaterial portion of the Contributed Geron Assets, subject to Geron’s ability to solicit and engage in certain change of control transactions other than a change of control transaction that would reasonably be expected to adversely affect, materially delay or prevent the consummation of the Asset Contribution Transaction.

We and BAC are not permitted to initiate, solicit, or knowingly encourage inquiries, or engage in discussions or negotiations with third parties regarding any proposal for a transaction that could reasonably be expected to materially delay or prevent the Asset Contribution Transaction, or approve or adopt any such proposal, or enter into any agreement providing for, or negotiations in respect of, any such proposal, subject to the fiduciary duties of our Board of Directors.

We may furnish information with respect to BioTime and its subsidiaries (including BAC) to a person making a bona fide, written unsolicited proposal for a transaction that could reasonably be expected to materially delay or prevent the Asset Contribution Transaction and engage in or participate in discussions or negotiations regarding such a proposal, but only if: (a) neither Biotime nor BAC has breached the non-solicitation provisions of the Asset Contribution Agreement and no representative of BioTime or BAC has taken any action that would constitute a breach of the non-solicitation provisions of the Asset Contribution Agreement if such action had been taken by BioTime or BAC; (b) our Board of Directors has determined in good faith after taking into account the advice of our outside legal counsel that the failure to act on such a proposal would be materially inconsistent with our directors’ fiduciary duties under applicable law; and (c) concurrently with or prior to furnishing any such information to, or entering into discussions or negotiations with, such person, we (i) give Geron written notice of our intention to furnish information to, or enter into discussions or negotiations with, such person, and (ii) we receive from such person an acceptable confidentiality agreement.

Filings; Other Actions; Notifications

We, BAC and Geron have agreed to use our respective reasonable best efforts to timely take all actions necessary or appropriate for purposes of consummating and effecting the transactions contemplated by the Asset Contribution Agreement.  In addition, we, BAC and Geron have agreed to promptly make and effect all registrations, filings and submissions required to be made or effected pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other applicable legal requirements, with respect to the transactions contemplated under the Asset Contribution Agreement.

We, BAC and Geron have agreed, subject to certain exceptions, to:

•
use reasonable best efforts to promptly take all actions, and do all things necessary to cause the conditions to the consummation of the transactions under the Asset Contribution Agreement to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the transactions contemplated by the Asset Contribution Agreement;

•	use reasonable best efforts to provide any information requested by any governmental authority in connection with the transactions under the Asset Contribution Agreement;

•
use reasonable best efforts to contest and resist any actual or threatened administrative or judicial action, or any legal proceedings, instituted by a governmental authority or private party challenging any of the transactions under the Asset Contribution Agreement; and

•
keep each other apprised of any request, inquiry, investigation, action or legal proceeding with respect to any transaction under the Asset Contribution Agreement, and keep each other informed as to the status of any of the foregoing and any communications with any government authority regarding the foregoing.

HSR Act

Currently, a filing under the HSR Act will not be required because BioTime, Geron and BAC do not meet certain size thresholds under the HSR Act.  However, in the event that prior to the closing under the Asset Contribution Agreement the requisite size thresholds are exceeded, a filing would be required under the HSR Act.

Subject to certain limitations, in order to obtain any needed antitrust consent, approval or clearance from, and avoid any challenge or action by, the U.S. Federal Trade Commission or the U.S. Department of Justice that would prevent the consummation of the Asset Contribution Transaction, we and BAC may be required to (a) divest of, or enter into a voting trust, proxy arrangement, “hold separate” or similar arrangement or agreement with respect to, an immaterial asset or business or any immaterial portion of any asset or business of BioTime or BioTime’s affiliates (including BAC and the assets contributed by Geron to BAC), (b) cause an immaterial portion of BioTime’s or BAC’s intellectual property rights to be made available to other persons or (c) cause an immaterial contract or business relationship between BioTime or BAC or either of our or BAC’s affiliates and any other person to be terminated or modified.  BioTime and BAC are not required to take the foregoing actions to the extent that they would, taken together, have an adverse impact in any material respect on the assets or business of BioTime, BAC or any of their affiliates or on the Contributed Geron Assets.

Change of Recommendation by Our Board of Directors

Except as permitted by the terms of the Asset Contribution Agreement, we have agreed that our Board of Directors and any committees of our Board of Directors will not withdraw or modify in a manner adverse to Geron, or permit or publicly propose to withdraw or modify, the recommendation of our Board of Directors in favor of either of the Share Issuance Proposal or the Articles Amendment Proposal.

Our Board of Directors may withdraw its recommendation of those Proposals prior to our receiving shareholder approval of such Proposals, but only if: (a) a material event, material development or material change in circumstances that was not known to our Board of Directors on January 4, 2013 occurs or arises (an “Intervening Event”); (b) our Board of Directors determines in good faith, after having taken into account the advice of our outside legal counsel, that, in light of such Intervening Event, the failure to withdraw its recommendation in favor of those Proposals would be materially inconsistent with our directors’ fiduciary duties under applicable law; (c) no recommendation withdrawal has been made by our Board of Directors for four business days after receipt by Geron of a written notice from us confirming that we have determined the that the failure to make such a recommendation withdrawal in light of such Intervening Event would be materially inconsistent with our directors’ fiduciary duties under applicable law; (d) during such four business day notice period, we engage (to the extent requested by Geron) in good faith negotiations with Geron to amend this Agreement in such a manner that failure to make a recommendation withdrawal as a result of such Intervening Event would no longer be materially inconsistent with our directors’ fiduciary duties under applicable law; and (e) at the time of making any recommendation withdrawal, our Board of Directors determined in good faith, after taking into account the advice of our outside legal counsel, that the failure to make a recommendation withdrawal would still be materially inconsistent with our directors’ fiduciary duties under applicable law in light of such Intervening Event (taking into account any changes to the terms of the Asset Contribution Agreement proposed by Geron as a result of negotiations described in clause (d) above or otherwise).

Under certain circumstances, Geron may terminate the Asset Contribution Agreement if our Board of Directors withdraws its recommendation, and we would be required to pay a $1,800,000 termination fee to Geron.  See “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Termination - Termination Fee.”

Registration of BioTime and BAC Securities; Listing; Qualifications

BioTime is required to file with the SEC (and BioTime is required to use its reasonable best efforts to cause such filing to be made not later than March 20, 2013) a registration statement registering (a) the distribution of the Contribution Warrants by BAC to holders of the BAC Series A Shares distributed by Geron pursuant to the Asset Contribution Agreement, and (b) the issuance of the Common Shares issuable upon exercise of the Contribution Warrants, in each case, such that each of the Contribution Warrants and the Common Shares issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to affiliates of BioTime) (the “ BioTime Registration Statement”).   BAC is required to file with the SEC (and BAC is required to use its reasonable best efforts to cause such filing to be made no later than March 20, 2013) a registration statement with respect to the distribution of the BAC Series A Shares pursuant to the Asset Contribution Agreement such that the BAC Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to affiliates of BAC) (the “BAC Registration Statement”).  BioTime and BAC are required to use their reasonable best efforts to cause the BioTime Registration Statement and the BAC Registration Statement, respectively, to be declared effective by the SEC within 120 days after the date on which it is filed with the SEC.  We are also required to register any Expense Reimbursement Shares that we issue to Geron in lieu of cash to satisfy our expense reimbursement obligations to Geron (see “SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Certain Miscellaneous Provisions - Expense Reimbursement”).  The Asset Contribution Agreement prohibits us from effecting (but not from filing), and requires that we promptly withdraw, any registration statement of our securities (other than the BioTime Registration Statement or a registration statement made pursuant to Form S-8 or any successor form  or pursuant to “shelf take downs” under our Registration Statement No. 333-183557), from January 4, 2013 until the closing under the Asset Contribution Agreement, if the registration results in a delay to either the BioTime Registration Statement or the BAC Registration Statement being declared effective within the specified time period under the Asset Contribution Agreement.

The Asset Contribution Agreement prohibits BAC from effecting any registration of its securities, or any offering pursuant to Regulation D of the Securities Act (other than with respect to the BAC Series B Shares and the warrants to purchase BAC Series B Shares to be issued to the Investor), from January 4, 2013 until the closing under the Asset Contribution Agreement.

With limited exceptions, to the extent required by applicable legal requirements, BioTime and BAC are required to use reasonable best efforts to register or qualify (or obtain an exemption from such registration or qualification) the securities underlying the BioTime Registration Statement and BAC Registration Statement, respectively, for offer and sale under the securities laws and blue sky laws of each of the jurisdictions in which such securities will be sold and/or distributed.  We and BAC are not required to (a) qualify generally to do business in any jurisdiction where we or BAC is not then so qualified, (b) take any action that would subject us or BAC to general service of process in any such jurisdiction where it is not then so subject or (c) register or qualify securities in any state or foreign jurisdiction in which the stockholders of Geron hold less than 20,000 shares of Geron common stock in the aggregate (“Exempt Jurisdictions”) based upon information provided by Geron in a list.

Distributions Indemnity; Insurance Obligations

BioTime and BAC are obligated to jointly and severally indemnify Geron and its current and future affiliates and persons who control Geron within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective successors and assigns (together, “Geron Indemnitees”), from and against any and all losses, claims, damages and liabilities (including legal expenses and other expenses of investigation and defense), to the extent relating to (a) any third party claim or action, (b) any regulatory claim, inquiry, or investigation or other regulatory proceeding, (c) any derivative claim or action brought by or on behalf of the stockholders of Geron, or (d) any counter-claim or other action brought in connection with a claim or action brought by BioTime or BAC against any Geron Indemnitee, in each case, arising during the period beginning on the first effective date of the BioTime Registration Statement and/or the BAC Registration Statement and ending on the fifth anniversary of the earliest to occur of the date on which all of the Contribution Warrants have either expired or been exercised, cancelled or sold and relating to:

•	the BAC Series A Distribution;

•	the Contribution Warrants Distribution; or

•	any distribution of securities by BAC to the holders of BAC Series A Shares within one year following the closing under the Asset Contribution Agreement.

In each case, if caused by:

•
any untrue statement or alleged untrue statement of material fact contained in (a) either the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement or the BAC Prospectus, any amendment thereof, or any other registration statement or prospectus filed by us or BAC pursuant to the Securities Act, or any amendment or supplement thereto; (b) any preliminary prospectus, “time of sale” prospectus or any amendment or supplement thereto; (c) any issuer free writing prospectus; (b) any information that we or BAC has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act; (d) any road show; and (e) any prospectus or amendment or supplement thereto; or

•
any omission or alleged omission to state in any of the foregoing items a material fact required to be stated therein (in the case of statements in the BioTime Prospectus or the BAC Prospectus, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading.

The foregoing indemnification obligations, which we refer to as the “Distributions Indemnity,” would not apply to the extent the damages are caused by information supplied by Geron for inclusion in the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement or the BAC Prospectus.

As a condition to closing the Asset Contribution Transaction, we are required to procure and maintain, at our cost and expense, a liability insurance policy, which we refer to as the “Insurance Policy,” on terms reasonably acceptable to Geron:  (a) naming Geron as an additional insured under the policy; and (b) providing liability insurance coverage with respect to the Distributions Indemnity obligations, in an aggregate amount of $10,000,000 and for the period beginning on the earliest effect date of the BioTime Registration Statement and/or the BAC Registration Statement, and ending on the fifth anniversary of that effective date.

WARF License

From and after January 4, 2013 and including the periods following the closing under the Asset Contribution Agreement, Geron is prohibited from transferring, assigning or sublicensing two license agreements between Geron and Wisconsin Alumni Research Foundation, or any rights thereunder, to any third party, by operation of law or otherwise, or exercising or asserting any rights under those license agreements against us or BAC other than with respect to the periods prior to the closing under the Asset Contribution Agreement.  Geron is required to terminate those license agreements at our request concurrently with the execution by BAC of a license with Wisconsin Alumni Research Foundation, or, if earlier, upon (a) a change of control of Geron or (b) the closing under the Asset Contribution Agreement.

Conditions to Closing

Mutual Conditions

The respective obligations of each of BioTime, BAC and Geron to consummate the Asset Contribution Transaction are subject to the following conditions:

•	our shareholders having duly approved both the Share Issuance Proposal and the Articles Amendment Proposal;

•	the expiration or termination of any applicable waiting period under the HSR Act;

•
absence of any litigation or proceeding of any governmental authority pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the transactions under the Asset Contribution Agreement;

•	absence of orders issued by any governmental authority of competent jurisdiction prohibiting the consummation of the transactions under the Asset Contribution Agreement; and

•
the effectiveness of both the BioTime Registration Statement and the BAC Registration Statement, and absence of any stop order suspending the effectiveness of either the BioTime Registration Statement or the BAC Registration Statement, or any proceeding for that purpose having been initiated or threatened in writing by the SEC.

Conditions to BioTime’s and BAC’s Obligations

The obligations of BioTime and BAC to complete the Asset Contribution Transaction are subject to the following additional conditions:

•
the representations and warranties of Geron set forth in the Asset Contribution Agreement must be accurate in all respects as of the date of the closing under the Asset Contribution Agreement as if made on such date (except for representations and warranties which address matters as of a particular time, which must be accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute a Geron Material Adverse Effect;

•	Geron must have complied with and performed in all material respects all covenants and obligations required to be performed by it prior to the closing under the Asset Contribution Agreement;

•	Geron must have delivered to us a certificate, executed by an executive officer of Geron certifying the above conditions have been satisfied;

•
Geron must have delivered to us and BAC certain other documents, executed by Geron, including (a) the Royalty Agreement, and the Telomerase Exclusive Sublicense Agreement, (b) a notice of assignment of U.S. patents included in the patents contributed by Geron, (c) bills of sale and other similar documents in connection with the transfer and delivery to BAC of good and valid title to the assets contributed by Geron to BAC, and (d) third party consents listed on a schedule to the Asset Contribution Agreement; and

•	the absence of a Geron Material Adverse Effect.

Conditions to Geron’s Obligations

Geron’s obligation to complete the Asset Contribution Transaction is subject to the following additional conditions:

•
each of the representations and warranties made by us and BAC must be accurate in all respects as of the date of the closing under the Asset Contribution Agreement as if made on such date (except for representations and warranties which address matters as of a particular time, which must be accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute a BioTime Material Adverse Effect;

•
we and BAC must have complied with and performed in all material respects all covenants and obligations required to be performed by us and BAC prior to the closing under the Asset Contribution Agreement;

•	we must have delivered to Geron a certificate, executed by an executive officer of each of us and BAC certifying that the above conditions have been satisfied;

•
Geron must have received (a) the Assumption Agreement and Royalty Agreement executed by BAC, (b) share certificates evidencing the BAC Series A Shares, and (c) assignment, assumption and other documents necessary or appropriate to effect the assumption by BAC of the Assumed Geron Liabilities;

•	the Insurance Policy must be in full force and effect; and

•	we must have contributed to BAC the assets to be contributed by us to BAC under the Asset Contribution Agreement.

Post-Closing Covenants

Post-Closing Access

Subject to certain limitations, from the closing under the Asset Contribution Agreement until the first anniversary thereof, Geron is required to provide us with continued access to its books and records pertaining solely to the Contributed Geron Assets and the Assumed Geron Liabilities, and to provide us with access to readily available information concerning the Contributed Geron Assets and the Assumed Geron Liabilities as we may reasonably request, for the purpose of enabling BioTime and BAC to comply with legal requirements with respect to taxes.

BAC Series A Distribution

Subject to applicable legal requirements and certain other limitations, as soon as practicable following the closing under the Asset Contribution Agreement, Geron is required to make the BAC Series A Distribution.  Geron will not be required to make the BAC Series A Distribution in any jurisdiction where it would be unlawful to do so (“Excluded Jurisdictions”) or in any Exempt Jurisdiction (as described in “Registration of BioTime and BAC Securities; Listing; Qualifications” above).  Under certain circumstances, if BAC has registered or qualified the BAC Series A Shares in an Exempt Jurisdiction (a “Voluntary Jurisdiction”), Geron would be required to make the BAC Series A Distribution in the Voluntary Jurisdiction.  No fractional BAC Series A Shares will be issued in the BAC Series A Distribution.  In lieu of issuing fractional shares or issuing BAC Series A Shares in Exempt Jurisdictions (other than Voluntary Jurisdictions) or in Excluded Jurisdictions, Geron will aggregate and sell those BAC Series A shares and distribute the net cash proceeds from the sale ratably to Geron’s stockholders who would otherwise be entitled to receive fractional shares or who reside in the Exempt Jurisdictions (other than Voluntary Jurisdictions) and Excluded Jurisdictions.

Post-Closing Obligations Relating to Registration Statements

The Asset Contribution Agreement imposes a number of post-closing obligations on BioTime, with respect to the Contribution Warrants and the underlying shares, and on BAC with respect to the BAC Series A Shares, including requirements relating to:

•
keeping or making effective the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus and qualification or exemption of securities under securities laws and blue sky laws;

•	supplementing or amending the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement or the BAC Prospectus;

•	compliance with applicable legal requirements; and

•	notice to Geron of certain matters.

BAC Contribution Warrants Distribution

To the extent permitted by applicable legal requirements, BAC is required to make the BAC Contribution Warrants Distribution as soon as practicable after Geron notifies BAC of the completion of the BAC Series A Distribution.  We are required, as expeditiously as reasonably practicable, to use commercially reasonable efforts to cause the Contribution Warrants and the Common Shares issuable upon exercise of the Contribution Warrants to be listed on the NYSE MKT where our Common Shares are currently listed for trading.

ViaCyte Contested Matters

BAC will be substituted for Geron as a party in interest for the ViaCyte Contested Matters as promptly as practicable upon closing under the Asset Contribution Agreement.

Termination

Termination Events

The Asset Contribution Agreement may be terminated (regardless of whether shareholder approval has been obtained) by us or Geron if:

•
the closing under the Asset Contribution Agreement has not taken place on or before September 30, 2013; however, the right to terminate will not be available to a party if the failure to close by such date is the result of that party’s failure to comply with or perform its covenants and obligations under the Asset Contribution Agreement; or

•
a court of competent jurisdiction or other governmental body has issued a final and non-appealable order, or has taken any action permanently restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the Asset Contribution Agreement.  However, the right to terminate will not be available to a party if such order or the taking of such other action is the result of that party’s failure to comply with or perform its covenants and obligations under the Asset Contribution Agreement.

The Asset Contribution Agreement may also be terminated by us or Geron if our shareholders fail to approve the Share Issuance Proposal and Articles Amendment Proposal after a final vote on those Proposals has been taken at the Special Meeting.  However, the right to terminate will not be available to a party if the failure to obtain the vote is the result of a party’s failure to comply with or perform its covenants and obligations under the Asset Contribution Agreement or, in our case, if such failure is attributable to a breach of any of the Support Agreements.

We may also terminate the Asset Contribution Agreement if:

•
Geron’s representations and warranties are inaccurate or become inaccurate, or if Geron breaches in any material respect any of its covenants under the Asset Contribution Agreement, but only if, the inaccuracy or breach would cause the closing conditions under the Asset Contribution Agreement concerning Geron’s representations and warranties or performance of its obligations not to be satisfied and the inaccuracy or breach is not cured by Geron within 30 calendar days after receiving written notice from us of the inaccuracy or breach; or

•
a Geron Material Adverse Effect has occurred and, if curable, is not cured within 30 calendar days after receipt of written notice from us of our intent to terminate the Asset Contribution Agreement based upon the occurrence of the Geron Material Adverse Effect.

Geron may also terminate the Asset Contribution Agreement if:

•
our or BAC’s representations and warranties are inaccurate or become inaccurate, or if we or BAC breaches in any material respect any of our or BAC’s respective covenants under the Asset Contribution Agreement, but only if the inaccuracy or breach would cause the closing conditions under the Asset Contribution Agreement concerning our or BAC’s representations and warranties or performance of our or BAC’s obligations not to be satisfied and the inaccuracy or breach is not cured by us or BAC within 30 calendar days after receiving written notice from Geron of the inaccuracy or breach;

•
our Board of Directors or any of its committees withdraws the recommendation in favor of the proposals, or if any of Messrs. Kingsley, Bradsher or West has materially breached his support agreement, unless in either case the required shareholder vote to approve both the Share Issuance Proposal and the Articles Amendment Proposal has been obtained prior to termination of the Asset Contribution Agreement; or

•
a BioTime Material Adverse Effect has occurred and, if curable, is not cured within 30 calendar days after receipt of written notice from Geron of its intent to terminate the Asset Contribution Agreement based upon the occurrence of the BioTime Material Adverse Effect.

Termination Fee

We will be required to pay Geron a termination fee of $1,800,000 if the Asset Contribution Agreement is terminated following (a) a withdrawal of our Board of Directors’ recommendation to our shareholders to approve the Share Issuance Proposal and the Articles Amendment Proposal, (b) a material breach of a Support Agreement by any of Messrs. Bradsher, Kingsley or West, or (c) a failure of our shareholders to approve both the Share Issuance Proposal and the Articles Amendment Proposal at the Special Meeting .

Indemnification

Indemnification by the Parties

From and after the closing under the Asset Contribution Agreement, in addition to the Distributions Indemnity, we and BAC have agreed to indemnify Geron, its current and future affiliates, any Control Persons (as defined below) of Geron, and each of their respective successors and assigns, and Geron has agreed to indemnify us, BAC, and our and BAC’s respective current and future affiliates, Control Persons of each of us and BAC, and each of their respective successors and assigns, from and against any and all Damages (as defined below) arising from, any inaccuracy in or breach of any of the indemnifying party’s representations and warranties, or any breach of any covenant by an indemnifying party, under the Asset Contribution Agreement.

In addition, subject to certain limitations, from and after the closing under the Asset Contribution Agreement, Geron has agreed to indemnify us and BAC from liabilities related to the assets, and from encumbrances upon the assets, contributed by Geron to BAC, other than the Assumed Geron Liabilities.  BAC has also agreed to indemnify Geron for the Assumed Geron Liabilities of BAC.

“Damages” refers to any documented, out-of-pocket loss, damage, judgment award, fee (including any legal fee, expert fee, accounting fee or advisory fee) or expenses (regardless of whether or not the Damages relate to a third party claim), but excluding any special, indirect or consequential damages.

“Control Persons” with respect to us, BAC or Geron, refers to any person who controls a party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

Limitations on Indemnification

The maximum damages that may be recovered by us and BAC, on the one hand, or Geron, on the other hand, for a loss under this indemnification related to representations and warranties, and covenants to be performed prior to the closing under the Asset Contribution Agreement (except with respect to the matters identified below) is $2,000,000 (the “Indemnification Cap”), and recovery of damages is subject to a $50,000 deductible (the “Deductible Amount”).

The Indemnification Cap and Deductible Amount do not apply: (a) in the case of fraud; (b) in the case of covenants of a party that must be performed following the closing under the Asset Contribution Agreement; and, (c) (i) to Geron’s indemnification obligations that arise from liabilities to the extent related to, and encumbrances upon, the Geron Contributed Assets, other than the Assumed Geron Liabilities, and (ii) to BAC’s indemnification obligations that arise from the Assumed Liabilities.

Exclusive Remedy

Except with respect to the Distributions Indemnity or claims against an indemnitor for fraud, and subject to any injunction or equitable remedies, from and after the closing under the Asset Contribution Agreement the indemnification provisions are a party’s exclusive remedy and cause of action against an indemnifying party with respect to any matter arising out of or in connection with the Asset Contribution Agreement.

Inapplicability to Distributions Indemnity

The indemnification provisions, limitations on indemnification and exclusive remedy provisions described above under “Indemnification”)are not applicable to damages relating to the Distributions Indemnity.

Certain Miscellaneous Provisions

Expense Reimbursement

In the event that the closing under the Asset Contribution Agreement occurs, we are required to pay to Geron $750,000, as partial reimbursement of fees and expenses of Geron’s advisors.  We may choose to pay that expense reimbursement amount either in cash, by issuing to Geron Expense Reimbursement Shares, or in a combination of cash and Expense Reimbursement Shares valued at the aggregate volume weighted-average per share closing price, rounded to two decimal points, of Common Shares, as listed on the NYSE MKT for the twenty consecutive trading days immediately preceding the closing under the Asset Contribution Agreement.  In addition, in the event that the closing under the Asset Contribution Agreement occurs later than July 4, 2013, we are required to reimburse Geron for the fees and costs (including reasonable attorneys’ fees), of prosecuting and maintaining patent applications and patents comprising the Contributed Patents and certain intellectual property rights and goodwill from such date until the closing under the Asset Contribution Agreement.

Governing Law

The Asset Contribution Agreement is governed by Delaware law except with respect to the laws of California that apply to powers and duties of our Board of Directors or other of our internal affairs.

BioTime Financing Agreements

The following is a summary of the material provisions of the BioTime Stock and Warrant Purchase Agreement and a related Warrant Agreement and Registration Rights Agreement (the “BioTime Financing Agreements”) between BioTime and the Investor, and is qualified in its entirety by reference to the complete text of the BioTime Financing Agreements, which will be filed with the SEC prior to the mailing of this Proxy Statement.  This summary does not purport to be complete and may not contain all of the information about those agreements that is important to you.  We urge you to read the BioTime Financing Agreements carefully and in their entirety because they, and not this Proxy Statement, are the legal documents that govern the BioTime Financing.

Explanatory Note Regarding BioTime Financing Agreements

The BioTime Financing Agreements have been provided solely to inform investors of their terms.  The representations, warranties and covenants contained in the BioTime Financing Agreements were made only for purposes of the agreements and as of specific dates, were made solely for the benefit of the parties to the agreements and may be intended not as statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate.  In addition, the representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the BioTime Financing Agreements, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, BioTime.  Investors are not third-party beneficiaries under the BioTime Financing Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BioTime, the Investor, or any of their respective subsidiaries or affiliates.

BioTime Financing

In order to fund our Cash Contribution in the Asset Contribution Transaction, we have entered into the BioTime Stock and Warrant Purchase Agreement with the Investor pursuant to which the Investor has agreed to provide to us with $5,000,000 in cash in two installments in exchange for the issuance of Common Shares and warrants to purchase additional Common Shares.  We have already received the initial $2,000,000 installment and issued to the Investor 540,000 Common Shares and warrants to purchase an additional 259,999 Common Shares.  We will receive the additional $3,000,000 installment for which we will issue to the Investor 810,000 Common Shares and warrants to purchase an additional 389,998 additional Common Shares at the closing of the Asset Contribution Transaction.  We refer to the $3,000,000 of financing that we will receive from the Investor at the closing of the Asset Contribution Transaction as the “BioTime Financing.”

Conditions to Closing

The closing of the BioTime Financing is conditioned upon:

•	our representations and warranties being true and correct in all material respects;

•	our having complied with all of our covenants under the BioTime Stock and Warrant Purchase Agreement;

•	no Material Adverse Effect having occurred;

•
no litigation or other proceedings enjoining, delaying, prohibiting or restricting, and no judgment, order or writ of any governmental authority prohibiting or restricting, the consummation of either or both of the sale of the Investor BioTime Shares and Investor BioTime Warrants;

•	the Investor BioTime Shares, and the Common Shares issuable upon exercise of the Investor BioTime Warrants having been approved for listing on the NYSE MKT; and

•	the Asset Contribution Agreement having closed or closing concurrently with the BioTime Financing.

For purposes of the BioTime Stock and Warrant Purchase Agreement, “Material Adverse Effect” means any change that does, or would be reasonably expected to, have a material adverse effect on the business, operations, financial condition, or assets of BioTime on a consolidated basis, provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect:  (a) any adverse effect resulting from or arising out of the announcement, pendency, or consummation of the transactions contemplated by the BioTime Stock and Warrant Purchase Agreement or the Asset Contribution Transaction; (b) any adverse effect resulting from or arising out of general economic conditions; (c) any adverse effect resulting from or arising out of general conditions in the industries in which BioTime or Geron operates; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; and (e) any adverse effect resulting from or arising out of any changes in any law, statute, rule or regulation, or the judicial or administrative interpretation thereof, or any change in generally accepted accounting principles.

Representations and Warranties

BioTime Representations and Warranties

The BioTime Stock and Warrant Purchase Agreement contains a number of representations and warranties made by us that are subject, in some cases to specified exceptions and qualifications.  These representations and warranties relate to, among other things:

•	our due organization, existence and good standing;

•
our corporate power and authority to execute and deliver, and perform our obligations under the BioTime Financing Agreements, the Asset Contribution Agreement and the agreements entered into in connection with the Asset Contribution Transaction, and to consummate the transactions contemplated thereby, including the BioTime Financing and Asset Contribution Transaction;

•	enforceability of the BioTime Financing Agreements;

•	absence of any violation of our organizational documents and applicable laws and orders;

•	validity of the Common Shares and warrants to be issued by us to the Investor;

•	absence of litigation and proceedings;

•	our filings with the SEC and the accuracy of information in those filings, including our financial statements;

•	absence of certain changes since December 31, 2011 except as specifically disclosed in SEC reports;

•	absence of notices from the NYSE MKT of non-compliance with listing or maintenance requirements; and

•	payment of taxes.

Certain of our representations and warranties are qualified as to “materiality” or “material adverse effect.”

Investor Representations and Warranties

The Investor BioTime Stock and Warrant Purchase Agreement contains a number of representations and warranties made by Investor that are subject, in some cases, to specified exceptions and qualifications contained in that agreement.  These representations and warranties relate to, among other things:

•
the Investor’s power and authority to execute and deliver, and to perform all obligations under, and the enforceability of, the Investor BioTime Stock and Warrant Purchase Agreement and the related registration rights agreement;

•	absence of any violation of the Investor’s organizational documents and applicable laws and orders;

•	the Investor’s due diligence;

•
restrictions on exercise and transfer relating to the Common Shares and warrants issued in the BioTime Financing being unregistered, and our having relied on the accuracy of statements by the Investor in determining the Investor’s suitability to acquire such Common Shares and warrants;

•	the Investor’s knowledge and experience in financial and business matters;

•	the Investor’s investment intent;

•	absence of reliance on forward-looking statements; and

•	absence of representations to the Investor by us or our representatives of any specific value, sale price or profit as a result of acquiring our Common Shares and warrants.

Resale Restrictions

The Investor has agreed not to sell, offer for sale or transfer any of the Investor BioTime Shares and Investor BioTime Warrants unless they have been registered under the Securities Act or there is an exemption from such registration and an opinion of counsel reasonably acceptable to us stating that the sale, offer or transfer will not violate any United States federal or state securities laws.

Registration Rights

We have entered into a Registration Rights Agreement with the Investor pursuant to which we have agreed to register under the Securities Act, at our expense, all of the Investor BioTime Shares and Common Shares underlying the warrants issued to the Investor under the BioTime Stock and Warrant Purchase Agreement.  That agreement requires us to, among other things, prepare and file with the SEC a registration statement on Form S-3 (or if such form is no available, Form S-1) covering the resale of the Investor BioTime Shares and Common Shares underlying the Investor BioTime Warrants for an offering to be made on a continuous basis pursuant to Rule 415.  We are required to use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof.  However, we may postpone registration if our Board, in its good faith judgment, determines that registration would materially interfere with any material financing, acquisition, reorganization or merger or other transaction involving BioTime that would require us to disclose any material nonpublic information which would reasonably be likely to be detrimental to us (a “Valid Business Reason”) until the occurrence of the Valid Business Reason or until the Valid Business Reason no longer exists.

Governing Law

The BioTime Financing Agreements are governed by California law.

Timing of Closing

We anticipate that the BioTime Financing will occur concurrently with the closing under the Asset Contribution Agreement.

Support Agreements and Indemnification Agreements

Neal C. Bradsher, together with an investment partnership managed by Mr. Bradsher as general partner, Alfred D. Kingsley, and an investment partnership and corporation managed and controlled by Mr. Kingsley, and Michael D. West, have entered into Support Agreements under which Messrs. Bradsher, Kingsley and West, and the affiliates of Messrs. Bradsher and Kingsley have agreed to vote all of their Common Shares in favor of both the Share Issuance Proposal and the Articles Amendment Proposal.  In addition, these persons have agreed to vote against (a) any extraordinary corporate transaction, such as a merger, consolidation or other business combination, involving us or any of our affiliates, which is intended, or could reasonably be expected, to materially delay or prevent the consummation of the Asset Contribution Transaction; (b) any dissolution or liquidation of BioTime; and (c) any other action which is intended, or could reasonably be expected, to materially delay or prevent the consummation of the Asset Contribution Transaction.  Mr. West is the President and Chief Executive Officer and a director of BioTime, and Messrs. Bradsher and Kingsley are each directors of BioTime.  As of January 31, 2012, the shares subject to these Support Agreements represent in the aggregate approximately 33.4% of our outstanding Common Shares, but this number may fluctuate as the Support Agreements entered into by Messrs. Bradsher and Kingsley and their affiliates provide for certain rights to transfer shares covered by those Support Agreements.

We have entered into Indemnification Agreements with Messrs. Bradsher and Kingsley, and their affiliates who entered into the Support Agreements, under which we will indemnify each of them from any liabilities and related expenses arising from the performance of their agreements under their respective Support Agreements.  Our indemnification obligation does not apply to any liabilities or expenses arising from a breach of their Support Agreements.  The Indemnification Agreements were approved by our Board of Directors, and by our Audit Committee pursuant to our Related Persons Transaction Policy.

Other Information

Representatives of Rothstein Kass, our principal accountants for the current year and for the most recently completed fiscal year, (i) are expected to be present in person or by conference telephone at the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

ARTICLES AMENDMENT PROPOSAL

Description of Proposal

This proposal, which we refer to as the Articles Amendment Proposal, seeks your approval of an amendment to our Articles of Incorporation, which we refer to as the Articles Amendment, to increase the number of authorized shares of capital stock that we may issue from 76,000,000 to 127,000,000, of which 125,000,000 shares shall be classified as Common Shares and 2,000,000 shares shall be classified as Preferred Shares.  The operative provision of the proposed Articles Amendment would read as follows:

“Article THREE of the Articles of Incorporation of the corporation is amended to read as follows:

THREE:  The corporation is authorized to issue two classes of shares, which shall be designated “Common Shares” and “Preferred Shares.”  The number of Common Shares which the corporation is authorized to issue is 125,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 2,000,000.  The Preferred Shares may be issued in one or more series as the board of directors may by resolution designate.  The board of directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Shares as a class, or upon any wholly unissued series of Preferred Shares.  The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.”

Vote Required; Effect of Abstentions and Broker Non-Votes

For this proposal to be approved in accordance with the requirements of California law, the affirmative vote of the holders of no less than a majority of our outstanding shares entitled to vote is required.  Shareholder approval of this proposal is required under the Asset Contribution Agreement in order for us to consummate the Asset Contribution Transaction and is a condition to the consummation of the BioTime Financing.

If you check the “abstain” box for this Proposal in the proxy card, if you attend the Special Meeting without submitting a proxy and you abstain from voting on this Proposal, or if your shares are subject to a broker non-vote on this Proposal, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether this Proposal has received an affirmative vote sufficient for approval.  Because the vote to approve this Proposal requires the affirmative vote of a majority of our outstanding Common Shares, an abstention or broker non-vote on this Proposal has the effect of a vote against this Proposal.

Recommendation of Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR the approval of this Articles Amendment Proposal.

Reasons for Amendment to Articles of Incorporation

Our Articles of Incorporation authorize us to issue 75,000,000 Common Shares.  As of January 31, 2013, 54,289,713 Common Shares were issued and outstanding, an additional 816,612  Common Shares have been reserved for issuance upon exercise of outstanding warrants, an additional 3,681,301 Common Shares have been reserved for issuance upon exercise of outstanding stock options, and an additional 3,745,000 Common Shares have been reserved for future option grants and restricted stock awards under our 2012 Plan .  This leaves us with only 12,467,374 authorized but unissued Common Shares available for issuance.  However, in connection with the Asset Contribution Transaction and the BioTime Financing, we will be obligated to issue 9,712,077 Common Shares and to reserve for issuance an additional 8,389,998 Common Shares for the Contribution Warrants and the Investor BioTime Warrants.  In addition, we may issue up to an additional 2,561,387 Common Shares to BAC in the aggregate as “Substituted Shares” if the BioTime Financing does not close or the Investor fails to make the full Investor Contribution to BAC and/or if we issue Expense Reimbursement Shares to Geron as payment of our expense reimbursement obligations under the Asset Contribution Agreement.

Since we have only 12,467,374 authorized but unissued Common Shares available for issuance, but we need to have a larger number of Common Shares available to consummate the Asset Contribution Transaction and the  BioTime Financing, we will need to amend our Articles of Incorporation to increase the number of authorized Common Shares in order to consummate the Asset Contribution Transaction and the BioTime Financing.  In addition, our Board of Directors believes that it is in our best interests that we increase the number of authorized Common Shares and Preferred Shares by an amount that would provide us with the flexibility to issue additional Common Shares and Preferred Shares as the need may arise in the future.

The availability of additional Common Shares and Preferred Shares will enhance our flexibility in connection with possible future actions, such as: corporate mergers; acquisitions of businesses, property or securities; stock dividends; financings; employee stock options and restricted stock; and other corporate purposes.  Our Board of Directors will decide whether, when, and on what terms the issuance of Common Shares or Preferred Shares may be appropriate in connection with any of the foregoing purposes, without the expense and delay of another special shareholders meeting.

We have in effect a “shelf registration statement” under the Securities Act through which we sell Common Shares from time to time in “at the market” transactions through a broker-dealer to raise capital for our operations.  An “at- the- market” equity offering as defined in Rule 415 promulgated under the Securities Act, includes sales made directly on or through the NYSE MKT or any other existing trading market for our Common Shares in the U.S. or to or through a market maker, at prices related to the prevailing market price, or in privately negotiated transactions or through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or through one more of the foregoing transactions.  During the twelve months ended December 31, 2012, we issued and sold approximately 314,386 Common Shares pursuant to this shelf registration statement.  We may also issue Common Shares, warrants to purchase Common Shares, Preferred Shares, and other securities in negotiated transactions from time to time in the future, either under our shelf registration statement or in transactions exempt from registration under the Securities Act, to raise capital for our operations.  The timing of such sales and the kind and amount of securities that we may sell will depend upon a number of factors, including but not limited to our capital needs and the prices and other terms on which the securities can be sold.  We may also issue Common Shares, Preferred Shares, and warrants or other securities entitling investors to purchase Common Shares or Preferred Shares, in business or asset acquisition transactions if opportunities acceptable to us arise, subject to contractual restrictions, although we are not a party to any present agreement, plan or arrangement to do so as of the date of this Proxy Statement.

Possible Anti-Takeover Effects

Although we have no current intent or plan to employ the additional unissued authorized shares as an anti-takeover device, the proposed increase in our authorized capital stock could be construed as having anti-takeover effects.  The availability of a significant amount of authorized but unissued Common Shares and/or Preferred Shares could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.  Consequently, our Board of Directors could use these additional Common Shares and/or Preferred Shares to create voting or other impediments or to discourage persons seeking to gain control of us.  Common Shares and Preferred Shares could be privately placed with purchasers favorable to our Board of Directors in opposing a change of control transaction.  The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts.  The issuance of new Common Shares and/or Preferred Shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board of Directors consider the action of the entity or person not to be in the best interest of our shareholders.

Our Articles of Incorporation currently provide our Board of Directors with the authority to issue Preferred Shares and to determine the preferences, limitations and relative rights of Preferred Shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders.  This authority of the Board of Directors will not be changed by the Articles Amendment, but the Articles Amendment will increase the total number of Preferred Shares that the Board of Directors may determine to issue.  The Preferred Shares could be issued with voting, liquidation, dividend and other rights superior to the rights of our Common Shares.  The potential issuance of Preferred Shares may delay or prevent a change in control of us, discourage bids for our outstanding Common Shares at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our Common Shares.

Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of us, and this Proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within BioTime.

ADJOURNMENT PROPOSAL

Description of Proposal

We are soliciting your approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal and the Articles Amendment Proposal.  We refer to this proposal as the “Adjournment Proposal.”

Vote Required; Effect of Abstentions and Broker Non-Votes

For this proposal to be approved in accordance with the requirements of California law, the affirmative vote of a majority of the votes cast at the Special Meeting, regardless of whether a quorum is present, is required.

If you check the “abstain” box for this Proposal in the proxy card, or if you attend the Special Meeting without submitting a proxy and you abstain from voting on this Proposal, your shares will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining whether this Proposal has received sufficient votes for approval and will have no effect on its outcome.  If you are a beneficial owner of Common Shares held in “street name” and you do not provide your broker or other nominee with voting instructions, your broker or other nominee will have discretion on how to vote your shares.  If your broker or other nominee abstains from voting on this Proposal, there would be no effect on the outcome of this Proposal.  If your broker votes “FOR” or “AGAINST” this Proposal, the effect on this Proposal would be the same as if you had instructed your broker or other nominee to vote the same way.

Recommendation of our Board of Directors

The members of our Board of Directors unanimously recommend that you vote FOR the approval of this Adjournment Proposal.

Reasons for Adjournment Proposal

In the event that our shareholders fail to approve the Share Issuance Proposal and Articles Amendment Proposal after a final vote at the Special Meeting, either party may terminate the Asset Contribution Agreement and we may be required to pay to Geron the $1,800,000 termination fee (See SHARE ISSUANCE PROPOSAL - The Asset Contribution Agreement - Termination - Termination Fee).  In the event that there are not sufficient votes to approve the Share Issuance Proposal and Articles Amendment Proposal at the Special Meeting, or if we do not have a sufficient number of shares present at the Special Meeting in person or by proxy to attain a quorum, the Adjournment Proposal would allow us to adjourn the Special Meeting to solicit additional shareholder votes in favor of those Proposals and to adjourn the Special Meeting to a later date to vote on the Share Issuance Proposal and Articles Amendment Proposal.  Our Board of Directors believes that having this flexibility is in our best interest.

TERMS OF SECURITIES

BioTime Securities

Set forth below is a description of our Common Shares, Preferred Shares, the Contribution Warrants and the Investor BioTime Warrants.  The following description of our capital stock is a summary and is subject to and qualified by the applicable provisions of our Articles of Incorporation, our bylaws, the  warrant agreements governing the issuance of the Contribution Warrants and the Investor BioTime Warrants and the relevant provisions of the laws of the State of California.  The particular terms of any offering of our securities will be described in a prospectus supplement relating to the offering.

BioTime Common Shares

Our Articles of Incorporation currently authorize the issuance of up to 75,000,000 Common Shares, of which 54,289,713, shares were issued and outstanding as of January 31, 2013, 816,612  Common Shares were reserved for issuance upon exercise of outstanding warrants, 3,681,301 Common Shares were reserved for issuance upon exercise of outstanding stock options, and an additional 3,745,000 were reserved for future option grants and restricted stock awards under the 2012 Plan.

Voting Rights

Each holder of record of Common Shares is entitled to one vote for each outstanding Common Share owned by him on every matter properly submitted to the shareholders for their vote.

Dividend Rights

Subject to the dividend rights of holders of any of the Preferred Shares that may be issued from time to time as determined by our Board of Directors, holders of Common Shares are entitled to any dividend declared by our Board of Directors out of funds legally available for that purpose.

Liquidation Right

Subject to the prior payment of the liquidation preference to holders of any Preferred Shares that may be issued from time to time as determined by our Board of Directors, holders of Common Shares are entitled to receive on a pro rata basis all of our remaining assets available for distribution to the holders of Common Shares in the event of the liquidation, dissolution, or winding up of our operations.  Holders of Common Shares do not have any preemptive rights to become subscribers or purchasers of additional shares of any class of our capital stock.

BioTime Preferred Shares

We are currently authorized to issue 1,000,000 Preferred Shares.  The Preferred Shares may be issued in one or more series as our Board of Directors may by resolution determine.  Our Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine or alter the rights, references, privileges, and restrictions granted to or imposed on the Preferred Shares as a class, or upon any wholly unissued series of any Preferred Shares.  The Board of Directors may, by resolution, increase or decrease (but not below the number of shares of the series then outstanding) the number of shares of any series of Preferred Shares subsequent to the issue of shares of that series.

As of the date of this Proxy Statement, no Preferred Shares were issued and outstanding.

Contribution Warrants and Investor BioTime Warrants

Number of Common Shares underlying Contribution Warrants and Investor BioTime Warrants

We will issue 8,000,000 Contribution Warrants to BAC at the closing under the Asset Contribution Agreement and 389,998 Investor BioTime Warrants to the Investor at the closing of the BioTime Financing. Each Contribution Warrant and each Investor BioTime Warrant entitles the holder to purchase one Common Share.

Exercise Price

Each Contribution Warrant and each Investor BioTime Warrant has an exercise price of $5.00 per share.

Exercise Period

Each Contribution Warrant is exercisable at any time following the closing under the Asset Contribution Agreement until the fifth anniversary of the closing under the Asset Contribution Agreement.  Each Investor BioTime Warrant is exercisable at any time following the closing of the BioTime Financing until January 13, 2016.

Prohibition on below market exercise of Contribution Warrants

So long as our Common Shares are publicly traded, the Contribution Warrants may not be exercised on any day on which the closing price of our Common Shares for the day is lower than the exercise price.  The closing price of the Common Shares for each trading day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not so listed or admitted to trading, the last sale price of the Common Shares on the OTC Bulletin Board, or any comparable system.  The closing price of the Common Shares for any day that is not a trading day shall be the closing price for the most recent trading day.

Adjustment of the Number of Shares and Exercise Price

The number of Common Shares issuable upon the exercise of the Contribution Warrants and the Investor BioTime Warrants, and exercise price per share, will be proportionally adjusted in the event of a stock split, stock dividend, combination or reclassification of our Common Shares or similar recapitalization.

The number of Common Shares issuable upon the exercise of the Contribution Warrants and the Investor BioTime Warrants, and exercise price per share will also be adjusted if we issue rights, options or warrants to all holders of our outstanding Common Shares, without any charge to those holders, entitling them to subscribe for or purchase Common Shares at a price per share which is lower at the record date than the then current market price per share of our Common Shares.  In that case, the number of Common Shares thereafter purchasable upon the exercise of each Contribution Warrant and Investor BioTime Warrant will be determined by multiplying the number of shares otherwise issuable upon exercise of each such warrant by a fraction, the numerator of which will be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase in connection with the rights, options or warrants issued without charge, and the denominator of which will be the number of Common Shares outstanding on the date of issuance of those rights, options or warrants plus the number of Common Shares which the aggregate exercise price for the total number of Common Shares issuable upon exercise of those rights, options or warrants would purchase at the current market price per share at the record date.

If we distribute to all holders of our Common Shares (including any distribution made in connection with a merger in which we are the surviving corporation) evidences of our indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus or stock dividends) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in the preceding paragraph), then in each case the number of Common Shares purchasable upon the exercise of each Contribution Warrant and Investor BioTime Warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of each such warrant by a fraction, the numerator of which will be the then current market price per share on the date of such distribution, and the denominator of which will be the then current market price per share, less the then fair value (as reasonably determined by our Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share.

Whenever the number of Common Shares purchasable upon the exercise of the Contribution Warrants and the Investor BioTime Warrants is adjusted, the price payable upon exercise of such warrants will be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, the numerator of which will be the number of shares purchasable upon the exercise of each such warrant immediately prior to the adjustment, and the denominator of which will be the number of shares purchasable immediately thereafter.

Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the Contribution Warrants and the Investor BioTime Warrants and the exercise price, the number of Common Shares purchasable upon the exercise of such warrants and the exercise price will be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only Common Shares, if any, so issued were the shares actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those shares were issued or sold for the consideration actually received by us upon such exercise plus the aggregate consideration, if any, actually received by us for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Preservation of Purchase Rights Upon Merger, Consolidation, and Certain Other Transactions

The warrant agreements governing the Contribution Warrants and the Investor BioTime Warrants, respectively, provide that if we consolidate with or merge into another corporation, or if we sell, transfer or lease to another corporation all or substantially all our assets, we or our successor or the corporation that purchases us or our assets shall execute an agreement providing that each warrant holder shall have the right thereafter, upon such warrant holder’s election, either (i) upon payment of the exercise price of the applicable warrant in effect immediately prior to the transaction, to purchase upon exercise of their warrants the “Sale Consideration,” or (ii) to receive, in cancellation of their warrants (and in lieu of paying the exercise price and exercising their warrants), the Sale Consideration less a portion having a fair market value (as reasonably determined by us) equal to the exercise price; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of, or upon the exercise of, the warrant.  The “Sale Consideration” means the kind and amount of shares and other securities and property (including cash) which the warrant holder would have owned or have been entitled to receive after the consolidation, merger, sale, transfer or lease had they exercised their warrants immediately prior to the transaction.

No Rights as Shareholders

Neither the Contribution Warrants nor the Investor BioTime Warrants confer upon the warrant holders the right to receive dividends or to vote or consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors or any other matter, or any other rights whatsoever as our shareholders.

Notices to Warrant Holders

Under the warrant agreements governing the Contribution Warrants and the Investor BioTime Warrants, respectively, we will give warrant holders notice of any of the following actions that we plan to take: (a) a declaration of any dividend payable in any securities upon our Common Shares, or any distribution to holders of Common Shares, other than a regular cash dividend, as such dividend may be increased from time to time, or a dividend payable in Common Shares; or (b) an offer to the holders of Common Shares on a pro rata basis any cash, additional Common Shares or other securities to be issued by us, or any right to subscribe for or purchase any of our securities; or (c) a dissolution, liquidation or winding up of our business other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of our property, assets, and business as an entirety.  We will give warrant holders the notice at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up or the date of expiration of the offer.  The notice shall specify the record date or the date of closing the transfer books or the date of expiration, as the case may be.  Any failure on our part to publish or mail a notice, or any failure of a warrant holder to receive a notice, or any defect in a notice or in the publication or mailing of a notice shall not affect the validity of any action in connection with a dividend, distribution or subscription rights, or the proposed dissolution, liquidation or winding up, or offer.

Amendment of Contribution Warrants and Investor BioTime Warrants

The warrant agreements defining the terms of the Contribution Warrants and Investor BioTime Warrants, respectively, may be amended, supplemented or modified only by an instrument in writing signed by us, and solely with respect to the Contribution Warrants the Warrant Agent, and with the affirmative vote or written consent of holders of record of a majority of the Contribution Warrants or Investor BioTime Warrants, as applicable, then outstanding; except that such vote or consent shall not be required for any amendment, supplement or modification that reduces the exercise price or extends the expiration date of the Contribution Warrants or the Investor BioTime Warrants, as applicable.  In determining whether the holders of the required number of outstanding Contribution Warrants or Investor BioTime Warrants, as applicable, have approved any amendment, supplement or modification to the Warrant Agreement, Contribution Warrants and Investor BioTime Warrants owned by us or any of our controlled affiliates, if any, shall be disregarded and deemed not to be outstanding.  Solely with respect to the Contribution Warrants, the prior written consent of Geron shall also be required for any amendment, supplement or modification of the warrant agreement governing the Contribution Warrants that: (i) extends or would have the effect of extending the expiration date; or (ii) adversely affects the rights of Geron under that warrant agreement.

The forgoing descriptions of the Contribution Warrants and the Investor BioTime Warrants are only summaries and do not purport to be a complete description of all of the terms of those warrants, which are contained in warrant agreements that will be filed with the SEC prior to the mailing of this Proxy Statement.

Other Warrants

As of January 31, 2013, there are warrants to purchase a total of 816,612 Common Shares issued and outstanding, which consists of the First Tranche Warrants to purchase 259,999 Common Shares and other warrants to purchase the 556,613 Common Shares.  The First Tranche Warrants have the same terms as the Investor BioTime Warrants and that are governed by the same warrant agreement as the Investor BioTime Warrants.  The other warrants issued and outstanding as of January 31, 2013 have exercise prices, and expiration dates shown in the following table, and other terms that differ from the Contribution Warrants and Investor BioTime Warrants.

Number of Warrants	Shares Issuable(1)	Exercise Price(1)	Expiration Date
50,000	50,000	$10.00	April 24, 2014
300,000	300,000	$10.00	May 2, 2014
206,613	206,613	$10.00	May 2, 2014

(1)	The number of Common Shares and exercise price will be proportionally adjusted in the event of a stock split, stock dividend, combination, or similar recapitalization of the Common Shares.

BAC Securities

Set forth below is a description of BAC’s capital stock and warrants.  The following description of BAC’s capital stock and warrants is a summary and is subject to and qualified by the applicable provisions of BAC’s Certificate of Incorporation, its bylaws, the warrant agreements and the relevant provisions of the laws of the State of Delaware.  The particular terms of any offering of BAC securities will be described in a prospectus supplement relating to the offering.

BAC Common Stock

BAC’s Certificate of Incorporation currently authorize the issuance of up to 150,000,000 shares of BAC Common Stock comprised of 75,000,000 shares of BAC Series A Common Stock, par value $0.0001 per share, and 75,000,000 shares of BAC Series B Common Stock, par value $0.0001 per share.

There were no shares of BAC Series A Common Stock and 51,700 shares of BAC Series B Common Stock and issued and outstanding as of January 31, 2013, 50,000 of which are held by BioTime.  BAC will issue 6,537,779 Series A Shares and 21,773,340 Series B Shares pursuant to the Asset Contribution Transaction, and 2,136,000 BAC Series B Shares and Warrants to purchase an additional 3,500,000 Series B Shares to the Investor in consideration of the Investor Contribution.

Voting Rights

Each holder of record of shares of BAC Series A Common Stock or BAC Series B Common Stock is entitled to one vote for each outstanding share of BAC Series A Common Stock or BAC Series B Common Stock owned on every matter properly submitted to the BAC shareholders for their vote.  The BAC Series A Common Stock and BAC Series B Common Stock will vote together as a single class, without distinction as to series on all matters except as may otherwise be required by Delaware law.

Dividend Rights

Subject to the dividend rights of holders of any shares of the BAC Preferred Stock that may be issued from time to time, holders of BAC Series A Common Stock and holders of BAC Series B Common Stock are entitled to any dividend declared by BAC’s Board of Directors out of funds legally available for that purpose.

BAC may declare and pay dividends or other distributions on shares of BAC Series A Common Stock without paying a corresponding dividend or distribution on shares of BAC Series B Common Stock.  This difference in dividend and distribution rights will allow BAC to make the Contribution Warrants Distribution to the holders of BAC Series A Common Stock.

BAC’s Certificate of Incorporation provides that BAC may not pay a dividend or distribution to the holders of any class or series of capital stock (other than the Contribution Warrants Distribution) until after the completion of the BAC Series A Distribution and the Contribution Warrants Distribution.

Conversion of shares of BAC Series B Common Stock into shares of BAC Series A Common Stock

The shares of BAC Series B Common Stock may be converted into BAC Series A Common Stock, at BAC’s election, at any time following the completion of the BAC Series A Distribution and the Contribution Warrants Distribution.  Each share of BAC Series B Common Stock will be convertible into one share of BAC Series A Common Stock.  BAC’s Certificate of Incorporation provides that in the event of any such stock split, reverse stock split, stock dividend, reverse stock dividend, or similar transaction with respect to either the shares of BAC Series A Common Stock or BAC Series B Common Stock, BAC will undertake a corresponding stock split, reverse stock split, stock dividend, reverse stock dividend, or similar transaction with respect the other series of BAC common stock as well so that the ratio of outstanding shares of the two series will remain the same.

If the date set for conversion of shares of BAC Series B Common Stock into Series A Common Stock will be subsequent to the Record Date for the payment of a dividend or other distribution on shares of BAC Series B Common Stock, but prior to the payment of the dividend or distribution, the holders of record of shares of BAC Series B Common Stock at the close of business on that Record Date will be entitled to receive the dividend or other distribution payable on or with respect to their shares of BAC Series B Common Stock on the date set for payment of that dividend or other distribution, notwithstanding the prior conversion of their shares of BAC Series B Common Stock into shares of BAC Series A Common Stock.

BAC will not be required to issue or deliver fractional shares upon the conversion of shares of BAC Series B Common Stock into shares of BAC Series A Common Stock.  In determining the number of shares of BAC Series A Common Stock that BAC will issue upon conversion of shares of BAC Series B Common Stock, BAC may aggregate the BAC Series B Common Stock held by each holder and if the aggregate number of shares of BAC Series A Common Stock to be issued to any holder of shares of BAC Series B Common Stock includes a fraction, BAC will pay a cash adjustment in lieu of that fraction in an amount equal to the value of the fraction of a share of BAC Series A Common Stock.

Liquidation Rights

Subject to the prior payment of the liquidation preference to holders of any shares of BAC Preferred Stock that may be issued, holders of BAC Common Stock are entitled to receive on a pro rata basis, without a distinction between BAC Series A Common Stock and BAC Series B Common Stock, all of BAC’s remaining assets available for distribution to the holders of BAC Common Stock in the event of the liquidation, dissolution, or winding up of BAC’s operations.

Preemptive Rights

Holders of BAC Common Stock, regardless of series, do not have any preemptive rights to become subscribers or purchasers of additional shares of any series of BAC common stock or of any other class or series of BAC capital stock.

BAC Preferred Stock

BAC’s Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of BAC Preferred Stock, par value $0.0001 per share (“BAC Preferred Stock”).  BAC may issue BAC Preferred Stock in one or more series, at any time, with such powers, preferences, and rights, and qualifications, limitations and restrictions as BAC’s Board of Directors may determine, all without further action of BAC’s shareholders.  BAC’s Board of Directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of BAC Preferred Stock subsequent to the issue of shares of that series.  Any series of BAC Preferred Stock which may be authorized by BAC’s Board of Directors in the future may be senior to and have greater rights and preferences than the BAC Common Stock.  There are no shares of BAC Preferred Stock presently outstanding and the Board of Directors of BAC has no present plan, arrangement or commitment to issue any BAC Preferred Stock.

Warrants issued by BAC in connection with Asset Contribution Transaction and BioTime Financing

BAC will issue in the aggregate warrants to purchase 3,500,000 BAC Series B Shares in the Asset Contribution Transaction, which includes both the BAC Warrants and the Investor BAC Warrants (collectively, the “Transactions Warrants”).  Each Transactions Warrant will entitle the holder to purchase one share of BAC Series B Common Stock at a price of $5.00 per share.  The Transactions Warrants will expire on the third anniversary of the closing under the Asset Contribution Agreement.

Adjustment of the Number of Shares and Exercise Price

The number of shares of BAC Series B Common Stock issuable upon the exercise of the Transactions Warrants, and exercise price per share, will be proportionally adjusted in the event of a stock split, stock dividend, combination or reclassification of BAC Common Stock or similar recapitalization of the BAC Series B Common Stock.

The number of shares issuable upon the exercise of the Transactions Warrants, and exercise price per share will also be adjusted if BAC issues rights, options or warrants to all holders of BAC’s outstanding Common Stock, without any charge to those holders, entitling them to subscribe for or purchase shares of BAC Common Stock at a price per share which is lower at the Record Date than the then current market price per share of BAC Common Stock.  In that case, the number of shares of BAC Series B Common Stock thereafter purchasable upon the exercise of each Transactions Warrant will be determined by multiplying the number of shares otherwise issuable upon exercise of each Transactions Warrant by a fraction, the numerator of which will be the number of shares of BAC Common Stock outstanding on the date of issuance of such rights, options or warrants, plus the number of additional shares of BAC Common Stock offered for subscription or purchase in connection with the rights, options or warrants issued without charge, and the denominator of which will be the number of shares of BAC Common Stock outstanding on the date of issuance of those rights, options or warrants, plus the number of shares which the aggregate exercise price for the total number of shares of BAC Common Stock issuable upon exercise of those rights, options or warrants would purchase at the current market price per share of BAC Common Stock at the Record Date.

If BAC distributes to all holders of its shares of BAC Common Stock (including any distribution made in connection with a merger in which BAC is the surviving corporation) evidences of BAC’s indebtedness or assets (excluding cash, dividends or distributions payable out of consolidated earnings or earned surplus and stock dividends) or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of BAC Common Stock (excluding those referred to above), then in each case the number of shares of BAC Common Stock purchasable upon the exercise of each Transactions Warrant shall be determined by multiplying the number of shares theretofore purchasable upon the exercise of each Transactions Warrant by a fraction, the numerator of which will be the then current market price per share of BAC Common Stock on the date of such distribution, and the denominator of which will be the then current market price per share of BAC Common Stock, less the then fair value (as reasonably determined by BAC’s Board of Directors) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of BAC Common Stock.

Whenever the number of BAC shares purchasable upon the exercise of each Transaction Warrant is adjusted, the price payable upon exercise of each BAC Warrant shall be adjusted by multiplying the exercise price immediately prior to the adjustment by a fraction, the numerator of which will be the number of shares purchasable upon the exercise of each Transactions Warrant immediately prior to the adjustment, and the denominator of which will be the number of shares purchasable immediately thereafter.

Upon the expiration of any rights, options, warrants or conversion or exchange privileges that result in an adjustment of the number of shares issuable upon the exercise of the Transactions Warrants and the exercise price, the number of shares purchasable upon the exercise of each Transactions Warrant and the exercise price of the Transactions Warrants shall be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of BAC Common Stock, if any, so issued were the shares of BAC Common Stock actually issued or sold upon the exercise of the rights, options, warrants or conversion or exchange rights, and (B) those shares of BAC Common Stock were issued or sold for the consideration actually received by BAC upon such exercise plus the aggregate consideration, if any, actually received by BAC for the issuance, sale or grant of all of those rights, options, warrants or conversion or exchange rights whether or not exercised.

Effect of Conversion of shares of BAC Series B Common Stock into shares of BAC Series A Common Stock

If the outstanding shares of BAC Series B Common Stock are converted into shares of BAC Series A Common Stock before a Transactions Warrant is exercised, the BAC Warrant holders will be entitled to receive upon exercise of their Transactions Warrants a number of shares of BAC Series A Common Stock into which the shares of BAC Series B Common Stock that otherwise would have been issued had they been issued immediately before the conversion of the shares of BAC Series B Common Stock into shares of BAC Series A Common Stock.

Preservation of Purchase Rights Upon Merger, Consolidation, and Certain Other Transactions

The warrant agreements governing the Transactions Warrants provides that if BAC consolidates with or merge into another corporation, or if BAC sells, transfers or leases to another corporation all or substantially all of BAC’s assets, BAC or its successor or the corporation that purchases BAC or BAC’s assets shall execute an agreement providing that each Transactions Warrant holder shall have the right thereafter, either (i) upon payment of the exercise price of the Transactions Warrants in effect immediately prior to the transaction, to purchase upon exercise of their Transactions Warrant the “BAC Sale Consideration,” or (ii) to receive, in cancellation of their Transactions Warrants (and in lieu of paying the exercise price and exercising their Transactions Warrants), the BAC Sale Consideration less a portion having a fair market value (as reasonably determined by BAC) equal to the exercise price; provided, however, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Transactions Warrant or upon the exercise of a Transactions Warrant.  The “BAC Sale Consideration” means the kind and amount of shares and other securities and property (including cash) which the Transactions Warrant holder would have owned or have been entitled to receive after the consolidation, merger, sale, transfer or lease had they exercised their Transactions Warrants immediately prior to the transaction.

No Rights as BAC Shareholders

The Transactions Warrants do not confer upon the Transactions Warrant holders the right to vote or to receive dividends or to use or consent or to receive notice as BAC shareholders in respect of any meeting of BAC shareholders for the election of directors of BAC or any other matter, or any rights whatsoever as BAC shareholders.

Notices to Warrant Holders

Under the warrant agreement governing the Transactions Warrants, BAC is required to give Transactions Warrant holders advance notice of certain extraordinary actions that BAC plans to take.

The forgoing descriptions of the BAC Warrants and the Investor BAC Warrants are only summaries and do not purport to be complete descriptions of all of the terms of those warrants, which are contained in the applicable warrant agreements.  The form of warrant agreement governing the BAC Warrants is contained in our Form 8-K filed on January 8, 2013 as an exhibit to the Asset Contribution Agreement and the warrant agreement covering the Investor BAC Warrants will be filed with the SEC prior to the mailing of the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 31, 2013, concerning beneficial ownership of Common Shares by each shareholder known by us to be the beneficial owner of 5% or more of our Common Shares.  Information concerning certain beneficial owners of more than 5% of our Common Shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
Alfred D. Kingsley (1) Greenbelt Corp. Greenway Partners, L.P. 150 E. 57th Street New York, NY 10022	9,535,411	17.5%

Neal C. Bradsher (2) Broadwood Partners, L.P. Broadwood Capital, Inc. 724 Fifth Avenue, 9th Floor New York, NY 10019	8,740,128	16.1%

George Karfunkel 126 East 56th St. New York, NY 10022	4,997,217	9.2%
__________________________
(1)
Includes 1,682,505 Common Shares presently owned by Greenbelt Corp, 375,351 Common Shares owned by Greenway Partners, L.P., 7,290,055 shares owned solely by Alfred D. Kingsley, and 187,500 Common Shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options.  Excludes 12,500 Common Shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.  Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own.

(2)
Includes 8,622,220 Common Shares owned by Broadwood Partners, L.P., 42,908 Common Shares owned by Neal C. Bradsher, and 75,000 Common Shares that may be acquired upon the exercise of certain stock options.  Excludes 5,000 Common Shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.  Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc.  Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

Security Ownership of Management

The following table sets forth information as of January 31, 2013, concerning beneficial ownership of Common Shares by each member of the Board of Directors, certain executive officers, and all officers and directors as a group.

	Number of Shares	Percent of Total
Alfred D. Kingsley (1)	9,535,411	17.5%

Neal C. Bradsher (2)	8,740,128	16.1%

Michael D. West (3)	1,580,000	2.8%

Judith Segall	594,645	1.1%

Robert W. Peabody (4)	505,400	*

William P. Tew (5)	90,235	*

Arnold I. Burns (6)	90,000	*

Pedro Lichtinger (7)	81,250	*

Peter S. Garcia (8)	77,833	*

Andrew C. von Eschenbach (9)	35,000	*

All officers and directors as a group (10 persons) (10)	21,329,902	37.5%
_________________________
*	Less than 1%

(1)
Includes 1,682,505 Common Shares presently owned by Greenbelt Corp, 375,351 Common Shares owned by Greenway Partners, L.P., 7,290,055 Common Shares owned solely by Alfred D. Kingsley, and 187,500 Common Shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options.  Excludes 12,500 Common Shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.  Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the Common Shares that Greenbelt Corp. and Greenway Partners, L.P. own.

(2)
Includes 8,622,220 Common Shares owned by Broadwood Partners, L.P. 42,908 shares owned by Neal C. Bradsher, and 75,000 Common shares that may be acquired upon the exercise of certain stock options.  Excludes 5,000 Common Shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.  Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc.  Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(3)	Includes 1,470,400 Common Shares that may be acquired upon the exercise of certain stock options that are presently exercisable.

(4)	Includes 500,000 Common Shares that may be acquired upon the exercise of certain stock options that are presently exercisable.

(5)
Includes 13,863 Common Shares that may be acquired upon the exercise of certain options and 29,247 Common Shares that may be acquired upon the exercise of certain warrants that are presently exercisable or that may become exercisable within 60 days.  Excludes 14,987 Common Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(6)
Includes 75,000 Common Shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.  Excludes 5,000 Common Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(7)
Includes 75,000 Common Shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.  Excludes 5,000 Common Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)
Includes 70,833 Common Shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.  Excludes 129,167 Common Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(9)
Includes 35,000 Common Shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.  Excludes 5,000 Common Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days

(10)
Includes 2,502,596 Common Shares that may be acquired upon the exercise of certain options and 29,247 Common Shares that may be acquired upon the exercise of certain warrants that are presently exercisable or that may become exercisable within 60 days.  Excludes 176,654 Common Shares that may be acquired upon the exercise of certain options that are not presently exercisable and will not become exercisable within 60 days.

WHERE SHAREHOLDERS CAN FIND MORE INFORMATION

BioTime files annual, quarterly, and current reports, proxy statements, and other information with the SEC.  You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room.  The SEC also maintains an Internet website that contains reports, proxy statements, and other information regarding issuers, including BioTime, who file electronically with the SEC.  The address of that site is www.sec.gov.  The information contained on the SEC’s website is expressly not incorporated by reference into this Proxy Statement.

The SEC allows BioTime to disclose important information to you by referring you to other documents filed separately with the SEC.  This information is considered to be a part of this Proxy Statement, except for any information that is superseded by information included directly in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement as described below.

This Proxy Statement incorporates by reference the following information from our annual report on Form 10-K for the fiscal year ended December 31, 2011, from our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012 and from any future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed):

•	financial statements;

•	supplemental financial information;

•	financial statements contained in the quarterly report on the Form 10-Q for the quarter ended September 30, 2012;

•	management’s discussion and analysis of financial condition and results of operation;

•	changes in and disagreements with accountants on accounting and financial disclosure; and

•	quantitative and qualitative disclosures about market risk.

Our annual report on Form 10-K for the fiscal year ended December 31, 2011 and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012 have been previously filed with the SEC and contain important information about BioTime and its financial condition.  Any information incorporated by reference to future filings as described above is considered to be a part of this Proxy Statement, effective as of the date of filing with the SEC.  In the event of conflicting information in those documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s web site at the address described above, or from BioTime by requesting them in writing by mail or email or by telephone from our Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502, pgarcia@biotimemail.com or (510) 521-3390, ext. 367.

This information is available from BioTime without charge.  You can also find information about BioTime at our Internet website at www.biotimeinc.com.  Information contained on that website does not constitute part of this Proxy Statement.

If you would like to request documents, please do so by [  ], 2013 to receive them before the Special Meeting.  If you request any documents from BioTime, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of BioTime.  BioTime has not authorized anyone to give any information or make any representation about the Asset Contribution Transaction, the BioTime Financing or BioTime or BAC that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that BioTime has incorporated by reference into this Proxy Statement.  Therefore, if anyone does give you information of this sort, you should not rely on it.  This Proxy Statement is dated [  ], 2013, and the information contained in this document speaks only as of such date unless the information specifically indicates that another date applies.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholders who intend to present a proposal for action at an annual meeting of shareholders must notify our management of such intention by notice received at our principal executive offices not later than 120 calendar days before the one-year anniversary of our last annual meeting for such proposal to be included in our proxy statement for the next annual meeting of shareholders and form of proxy relating to such meeting.  The deadline for shareholders to present a proposal for action at our 2013 annual meeting of shareholders, has expired, unless we change the date of our annual meeting of shareholders to a date later than July 25, 2013, in which case we will disclose the new deadline by which shareholder proposals must be received.

The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting of shareholders and they and the nominee provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting of shareholders.

ANNEX

Annex A

ASSET CONTRIBUTION AGREEMENT

by and among:

BioTime, Inc.,
a California corporation,

BioTime Acquisition Corporation,
a Delaware corporation,

and

GERON CORPORATION,
a Delaware corporation

Dated as of January 4, 2013

Annex A

Page

1.	Contribution of Assets; Issuance of BAC Shares; Related Transactions.		2

	1.1	Contribution of Geron Stem Cell Assets	2

	1.2	Contribution of BioTime Assets	4

	1.3	Delivery of Tangible Contributed Assets	5

	1.4	Issuance to Geron of the BAC Series A Shares	6

	1.5	Issuance to BioTime of BAC Series B Shares and BAC Warrants	6

	1.6	Royalty Payments on Products	7

	1.7	Assumption of Geron Liabilities.	7

	1.8	Contribution Expenses; Taxes	7

	1.9	Closing.	8

	1.1	BioSurplus Equipment	8

2.	Representations and Warranties of Geron.		9

	2.1	Due Organization	9

	2.2	Title to Assets	9

	2.3	Intellectual Property.	9

	2.4	Regulatory Matters.	12

	2.5	Contracts	12

	2.6	Governmental Authorizations	13

	2.7	Proceedings; Orders	13

	2.8	Environmental Matters	13

	2.9	Tax Matters	13

	2.1	Authority; Binding Nature of Agreements	14

	2.11	Non-Contravention; Consents.	14

	2.12	Biological Materials	14

	2.13	Disclaimer of Geron	15

	2.14	Registration Statements and Prospectuses	15

3.	Representations and Warranties of BioTime and BAC.		15

	3.1	Due Organization	15

	3.2	Authority	15

	3.3	Non-Contravention; Consents.	16

Annex A

	3.4	Articles of Incorporation and Bylaws	17

	3.5	Proceedings; Orders	17

	3.6	Capitalization; Validity.	17

	3.7	Contributed OrthoCyte Shares	19

	3.8	Contributed Cell Cure Neurosciences Shares	19

	3.9	BioTime SEC Documents; Financial Statements; Registration Statements.	19

	3.1	BioTime Stem Cell Lines	21

	3.11	Absence of Changes	21

	3.12	No Prior Activities	21

	3.13	Disclaimer of BioTime	21

4.	Pre-Closing Covenants.		22

	4.1	Access and Investigation.	22

	4.2	Maintenance of Contributed Geron Assets.	23

	4.3	Maintenance of Contributed BioTime Assets	24

	4.4	No Solicitation.	24

	4.5	Reasonable Efforts; HSR Act.	25

	4.6	Preparation of Proxy Statement; BioTime Stockholder Meeting.	27

	4.7	Registration of BioTime and BAC Securities.	29

	4.8	Telomerase Exclusive Sublicense Agreement.	31

	4.9	Indemnity Insurance	31

	4.1	WARF License	32

5.	Conditions Precedent to Biotime’s and BAC’s Obligation to Close.		32

	5.1	Accuracy of Representations	32

	5.2	Performance of Obligations	32

	5.3	BioTime and BAC Documents	32

	5.4	Required BioTime Stockholder Vote	33

	5.5	Contributed Geron Assets	33

	5.6	HSR Act	33

	5.7	Absence of Geron Material Adverse Effect	33

	5.8	No Litigation	33

	5.9	No Orders	33

	5.10	Effectiveness of Registration Statements	33

Annex A

6.	Conditions Precedent to Geron’s Obligation to Close.		33

	6.1	Accuracy of Representations.	34

	6.2	Performance of Obligations	34

	6.3	Documents	34

	6.4	Required BioTime Stockholder Vote	35

	6.5	Contributed BioTime Assets	35

	6.6	HSR Act	35

	6.7	No Litigation	35

	6.8	No Orders	35

	6.9	Effectiveness of Registration Statements	35

7.	Post-Closing Covenants.		35

	7.1	Post Closing Access.	35

	7.2	Distribution of BAC Series A Shares to Geron Stockholders	36

	7.3	BAC Registration Statement and BioTime Registration Statement – Post-Closing Obligations.	37

	7.4	Dividend by BAC of BioTime Warrants to holders of BAC Series A Common Stock	43

	7.5	Indemnification Relating to BioTime Registration Statement, BAC Registration Statement and Certain Distributions.	44

	7.6	ViaCyte Contested Matter	46

8.	Termination.		46

	8.1	Termination Events	46

	8.2	Termination Procedures	48

	8.3	Effect of Termination	48

	8.4	Termination Fee	48

9.	Indemnification and Survival of Representations.		48

	9.1	Survival.	48

	9.2	Indemnification by Geron.	49

	9.3	Indemnification by BioTime.	50

	9.4	Indemnification by BAC.	50

	9.5	Limitations on Indemnification.	51

	9.6	Exclusive Remedy	52

	9.7	Defense of Third Party Claims	52

Annex A

	9.8	Inapplicability of Section 9 to Matters Contemplated by Section 7.5	53

10.	Miscellaneous Provisions.		53

	10.1	Tax Matters.	53

	10.2	Further Actions.	53

	10.3	Independent Investigation; Sole Representations.	54

	10.4	Publicity	55

	10.5	Fees & Expenses.	55

	10.6	Attorneys’ Fees	56

	10.7	Notices	56

	10.8	Headings	58

	10.9	Counterparts and Exchanges by Electronic Transmission or Facsimile	58

	10.10	Governing Law; Venue; Waiver of Jury Trial.	58

	10.11	Successors and Assigns; Parties in Interest.	59

	10.12	Specific Performance	60

	10.13	Waiver	60

	10.14	Amendments	60

	10.15	Severability	60

	10.16	Entire Agreement	61

	10.17	Disclosure Schedules	61

	10.18	Construction.	61

List of Schedules

Schedule A	-	BioSurplus Equipment

Schedule 1.1(a)	-	Certain Patents, Patent Applications, Etc.

Schedule 1.1(b)	-	Certain Trade Secrets, Know-how and Other IP Rights

Schedule 1.1(c)	-	Certain Biological Materials

Schedule 1.1(d)	-	Certain Equipment

Schedule 1.1(e)	-	Certain Raw Materials and Supplies

Schedule 1.1 (f)	-	Certain Geron Contracts

Schedule 1.1(g)	-	Certain Files and Records

v

Annex A

Schedule 1.1(h)	-	Certain Regulatory Filings

Schedule 1.1(i)	-	Certain Abandoned Patents

Schedule 1.8	-	Allocation of Purchase Price

Schedule 3.6(a)	-	Shares of BioTime Common Stock Issuable in Connection with Real Property Lease

Schedule 4.1(c)	-	CDA

Schedule 5.3(f)	-	Third Party Consents

Schedule 7.3(e)	-	List of Significant Jurisdictions

Schedule 10.10(b)	-	Dispute Resolution Procedures

List of BioTime and BAC Disclosure Schedules

Part 3.4(a)	-	Articles and Bylaws of BioTime and BAC

Part 3.4(b)	-	Amended BioTime Articles of Incorporation and Amended BAC Certificate of Incorporation

Part 3.6(a)	-	Capitalization of BioTime

Part 3.6(b)	-	Capitalization of BAC

Part 3.7	-	Contributed OrthoCyte Shares

Part 3.8	-	Contributed Cell Cure Neurosciences Shares

Part 3.12	-	No Prior Activities

List of Geron Disclosure Schedules

Part 2.3(b)	-	Intellectual Property - Certain Registered IP Rights

Part 2.3(c)	-	Intellectual Property – Certain Written Notices and Proceedings (Regarding Geron IP Rights and Patent Rights that Constitute Contributed IP)

Part 2.3(e)	-	Intellectual Property – Certain Written Notices and Proceedings (Regarding Rights of Geron under any IP License that Constitutes a Contributed Geron Asset)

Part 2.3(g)	-	Intellectual Property – Certain Contracts That Materially Restrict The Use, Transfer, Delivery or Licensing by Geron of Geron IP Rights or Third Party IP Rights

Annex A

Part 2.3(h)	-	Intellectual Property – Ownership of Geron IP Rights

Part 2.3(n)	-	Intellectual Property – Geron Licenses Not Included on Schedule 1.1(f)

Part 2.5	-	Certain Contract Matters

Part 2.6	-	Certain Governmental Authorizations

Part 2.11(b)	-	Certain Filings, Notices, Consents

Part 2.12	-	Certain Contributed Biological Materials

List of Exhibits

Annex I	-	List of Knowledge Group

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Investor Contribution Agreement

Exhibit C	-	Form of BioTime Warrant Agreement

Exhibit D	-	Form of BioTime Stem Cell Lines License Agreement

Exhibit E	-	Form of BAC Warrant Agreement

Exhibit F	-	Form of Royalty Agreement

Exhibit G	-	Form of Assumption Agreement

Exhibit H	-	Form of Confidential Disclosure Agreement

Exhibit I	-	Form of Amended BAC Certificate of Incorporation

Exhibit J	-	Form of Amended BioTime Articles of Incorporation

Exhibit K	-	Form of Telomerase Exclusive Sublicense Agreement

Annex A

ASSET CONTRIBUTION AGREEMENT

This Asset Contribution Agreement (this “Agreement”) is entered into as of January 4, 2013, by and among:  BioTime, Inc., a California corporation (the “BioTime”); BioTime Acquisition Corporation, a Delaware corporation (“BAC”); and Geron Corporation, a Delaware corporation (“Geron”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A.            Pursuant to this Agreement, Geron desires to contribute the Contributed Geron Assets to BAC in exchange for BAC’s issuance to Geron of the BAC Series A Shares and BAC’s assumption of the Assumed Geron Liabilities, and BioTime desires to contribute the Contributed BioTime Assets to BAC in exchange for BAC’s issuance to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement.

B.            BAC desires to provide for: (i) the contribution by Geron of the Contributed Geron Assets to BAC in exchange for BAC’s issuance to Geron of the BAC Series A Shares and BAC’s assumption of the Assumed Geron Liabilities; and (ii) the contribution by BioTime of the Contributed BioTime Assets to BAC in exchange for BAC’s issuance to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement.

C.            Following distribution by Geron of the BAC Series A Shares to stockholders of Geron as contemplated herein, BAC will distribute the BioTime Warrants to the holders of the BAC Series A Shares.

D.            Concurrently with the execution of this Agreement or within one Business Day thereafter, BAC is purchasing from Geron the equipment set forth on Schedule A (the “BioSurplus Equipment”) for $104,013, and the BioSurplus Equipment shall not constitute Contributed Geron Assets under this Agreement.

E.            Concurrently with the execution of this Agreement, BAC is entering into a separate agreement with one or more investors (“Investor”), the form of which is attached hereto as Exhibit B (the “Investor Contribution Agreement”), pursuant to which concurrently with, and conditioned upon, the Closing, Investor shall contribute Five Million Dollars ($5,000,000) in cash (the “Estimated Investor Cash”) to BAC in exchange for:  (i) 2,136,000 shares of BAC Series B Common Stock (the “Investor BAC Shares”); and (ii) warrants to subscribe for and purchase 350,000 (the “Estimated Investor BAC Warrant Amount”) fully paid and nonassessable shares of BAC Series B Common Stock (or in the event all shares of BAC Series B Common Stock have been converted to BAC Series A Common Stock following the distribution of the BioTime Warrants as contemplated herein, BAC Series A Common Stock) during the period commencing on the Closing and ending on the three (3) year anniversary of the Closing, at the exercise price per BAC Series B Share of Five Dollars ($5.00) (the “Investor BAC Warrants”).  The numbers of Investor BAC Shares and Investor BAC Warrants are subject to pro rata downward adjustment in the event that the amount of cash actually contributed by the Investor (the “Investor Cash”) is less than the Estimated Investor Cash.

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Annex A

F.            Commencing on the date of this Agreement and prior to the Closing, it is contemplated that BioTime may lend up to Five Million Dollars ($5,000,000) to BAC in exchange for one or more promissory notes (each, a “Note”) by BAC in favor of BioTime covering the aggregate amounts borrowed by BAC (with accrued interest, the “Loan Amount”),  and it is contemplated that such Loan Amount shall be funded by an investment by Investor in BioTime (in addition to the Investor’s investment pursuant to the Investor Contribution Agreement), in exchange for the issuance to  Investor of up to 1,350,000 newly issued shares of BioTime Common Stock (the “Investor BioTime Shares”) and warrants to subscribe for and purchase up to 650,000 fully paid and nonassessable shares of BioTime Common Stock (the “Investor BioTime Warrants”), a portion of which Investor BioTime Shares and Investor BioTime Warrants may be issued prior to the BioTime Stockholder Meeting.

G.            Each of BioTime’s and Geron’s board of directors has approved such party’s entry into this Agreement and the other Transactional Agreements to which such party is a party, the contribution by such party of the Contributed Geron Assets or the Contributed BioTime Assets, as the case may be, and the other Transactions, on the terms set forth in this Agreement.

H.            BAC’s board of directors has approved BAC’s entry into this Agreement and the other Transactional Agreements to which it is a party, the issuance by BAC to Geron of the BAC Series A Shares and the assumption of the Assumed Geron Liabilities in exchange for the contribution by Geron of the Contributed Geron Assets, the distribution of the BioTime Warrants to the holders of the BAC Series A Shares following distribution by Geron of the BAC Series A Shares to the stockholders of Geron as contemplated herein, the issuance by BAC to BioTime of the BAC Series B Shares and warrants to purchase the number of additional shares of BAC Series B Common Stock specified in this Agreement, and the other Transactions, on the terms set forth in this Agreement.

I.              Immediately prior to the execution and delivery of this Agreement, in order to induce Geron to enter into this Agreement, certain stockholders of BioTime have executed  voting and support agreements (each, a “Support Agreement”) in favor of the BioTime Voting Proposal and the Additional Voting Proposal.

J.             Each of the parties intends that the contribution by Geron to BAC of the Contributed Geron Assets, the assumption by BAC of the Assumed Geron Liabilities and the contribution by BioTime to BAC of the Contributed BioTime Assets, qualify as a nontaxable transfer under Section 351 of the Internal Revenue Code of 1986, as amended.

Agreement

The parties to this Agreement, intending to be legally bound, agree as follows:

1.            Contribution of Assets; Issuance of BAC Shares; Related Transactions.

1.1          Contribution of Geron Stem Cell Assets.  Geron shall contribute, transfer and convey to BAC, at the Closing, all of the right, title and interest of Geron in the following tangible and intangible assets (the “Contributed Geron Assets”), on the terms (including Section 2.13) and subject to the conditions set forth in this Agreement:

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Annex A

(a)           Patents and Patent Applications:  All of the patents and patent applications identified on Schedule 1.1(a), and all active prosecutions cases related thereto (the patents and patent applications referred to in this Section 1.1(a), and all active prosecution cases related thereto, being referred to in this Agreement as the “Contributed Patents”).

(b)           Other Intellectual Property:  All of the:  (i) trade secrets, know-how and other IP Rights (other than patent rights, which are addressed in Section 1.1(a)) owned or controlled by Geron identified on Schedule 1.1(b), and (ii) all of Geron’s goodwill with respect to the Technology (the Contributed Patents, together with the IP Rights and goodwill referred to in this Section 1.1(b), being referred to in this Agreement as the “Contributed IP”).

(c)           Biological Materials:  All of the biological materials (including master and working cell banks, original and seed banks, and research, pilot and GMP grade lots and finished product) identified on Schedule 1.1(c) (the biological materials referred to in this Section 1.1(c) being referred to in this Agreement as the “Contributed Biological Materials”); provided, however, that Geron shall not be obligated to contribute, transfer and convey any Contributed Biological Materials that are lost or destroyed (without any intentional action by Geron) following the date hereof.

(d)           Equipment:  All of the Equipment  identified on Schedule 1.1(d) (the Equipment referred to in this Section 1.1(d) being referred to in this Agreement as the “Contributed Equipment”) (it being understood that equipment owned by a third party and leased to Geron, as well as the BioSurplus Equipment, shall not constitute Contributed Equipment).

(e)           Raw Materials:  All of the raw materials and supplies identified on Schedule 1.1(e) (the raw materials and supplies referred to in this Section 1.1(e) being referred to in this Agreement as the “Contributed Materials”); provided, however, that Geron shall not be obligated to contribute, transfer and convey any Contributed Materials that are lost or destroyed (without any intentional action by Geron).

(f)            Contracts:  All rights of Geron under the Geron Contracts identified on Schedule 1.1(f) then in force and effect.

(g)           Files and Records:  All books, records, lab note books, clinical trial documentation (including patient case forms), files and data identified on Schedule 1.1(g) (the “Contributed Records”); provided, however, that Geron shall be entitled to retain, subject to the terms of the Confidential Disclosure Agreement, and without right of transfer or assignment except in a Change of Control of Geron, copies of such Contributed Records following the Closing.

(h)           Regulatory Filings:  Each of the Regulatory Filings of Geron identified on Schedule 1.1(h).

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Annex A

(i)           Abandoned Patents:  All of the abandoned or inactive patents and abandoned or inactive patent applications identified on Schedule 1.1(i) (the “Abandoned Patents”).

Notwithstanding the foregoing, the parties agree that Geron is not contributing, transferring or conveying to BAC, and the Contributed Geron Assets shall not include, any assets, rights or properties other than those specifically set forth above in this Section 1.1 (such excluded assets being referred to collectively in this Agreement as the “Excluded Geron Assets”).

1.2           Contribution of BioTime Assets.  BioTime shall contribute, transfer and convey, and issue to BAC, at the Closing, all of the right, title and interest of BioTime in the following tangible and intangible assets (the “Contributed BioTime Assets”), on the terms and subject to the conditions set forth in this Agreement:

(a)           BioTime Shares.  The number of shares of BioTime Common Stock equal to the sum of (i) the quotient obtained by dividing (A) Thirty Million Dollars ($30,000,000) by (B) the Average Price and (ii) the Substituted BioTime Shares (if any) (such sum, the “BioTime Shares”); provided, however, that the number of BioTime Shares issued at Closing shall be equitably adjusted pro rata for any share dividends, stock splits, reverse stock splits, combinations, recapitalizations and exchange or readjustment of shares, consolidation of shares, reclassifications or other similar transactions occurring after the date hereof and prior to the Closing to reflect such change.  The “Average Price” shall be equal to the aggregate volume weighted-average per share closing price, rounded to two decimal points, of shares of BioTime Common Stock as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding the date of this Agreement.

(b)           BioTime Warrants.  Warrants in substantially the form included in the BioTime Warrant Agreement attached hereto as Exhibit C (the “BioTime Warrant Agreement”) to subscribe for and purchase Eight Million (8,000,000) fully paid and nonassessable shares of BioTime Common Stock exercisable during the period commencing on the Closing and ending on the five (5) year anniversary of the Closing, at the exercise price per share of Five Dollars ($5.00) (the  “BioTime Warrants”); provided, however, that the number of shares of BioTime Common Stock that may be purchased upon exercise of the BioTime Warrants, and the per share exercise price of such BioTime Warrants, shall be equitably adjusted pro rata for any share dividends, stock splits, reverse stock splits, combinations, recapitalizations and exchange or readjustment of shares, consolidation of shares, reclassifications or other similar transactions occurring after the date hereof and prior to the Closing to reflect such change.

(c)           BioTime Cash.  Cash in the amount of Five Million Dollars ($5,000,000) (the “Estimated BioTime Cash”), subject to reduction in the sole discretion of BioTime in accordance with Section 1.2(d) (the amount of cash actually contributed by BioTime, the “BioTime Cash”), provided that the Loan Amount, if any, shall be credited towards BioTime’s contribution of BioTime Cash, conditioned upon the cancellation of the Notes.

(d)           Substituted BioTime Shares or Cash.  Notwithstanding anything in this Agreement to the contrary, BioTime shall be entitled, in its sole discretion, to contribute to BAC on a dollar for dollar basis in lieu of the contribution of all or any portion of the Estimated BioTime Cash and/or the Estimated Investor Cash, at BioTime’s election, (i) cash or (ii) the number of additional shares of BioTime Common Stock equal to the quotient obtained by dividing (A) the Substitute BioTime Share Amount by (B) the Average Price (such quotient, the “Substituted BioTime Shares”).  The “Substituted BioTime Share Amount” shall be equal to the sum of (1) the difference (if any) between the Estimated BioTime Cash and the BioTime Cash and (2) the difference (if any) between the Estimated Investor Cash and Investor Cash.  For the avoidance of doubt, in the event that the Investor Cash is less than the Estimated Investor Cash, and/or the BioTime Cash is less than the Estimated BioTime Cash (after crediting the Loan Amount, if any, pursuant to Section 1.2(c)), BioTime is obligated to contribute Substituted BioTime Shares in lieu of any such deficiency.

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Annex A

(e)           BioTime Stem Cell Assets.  The following assets (the  “BioTime Stem Cell Assets”):

(i)           Shares of common stock, no par value, of BioTime’s subsidiary OrthoCyte Corporation, a California corporation (“OrthoCyte”), constituting 10% of the issued and outstanding voting stock of OrthoCyte Corporation as of the date of this Agreement (the “Contributed OrthoCyte Shares”);

(ii)          Ordinary shares of BioTime’s subsidiary Cell Cure Neurosciences, Ltd., an Israeli corporation (“Cell Cure Neurosciences”), constituting 6% of the issued and outstanding voting stock of Cell Cure Neurosciences as of the date of this Agreement (the “Contributed Cell Cure Neurosciences Shares”);

(iii)         Sufficient ampules of cryopreserved cells of each of five human embryonic stem cell lines produced by BioTime’s subsidiary ES Cell International Pte Ltd under cGMP conditions (Cell Stem Cell 1: 490 (2007)) to generate master cell banks (the “BioTime Stem Cell Lines”), and certain patents pertaining to stem cell differentiation technology, together with a non-exclusive, world-wide, royalty-free license to use those Stem Cell Lines and such patents for any and all uses pursuant to a license agreement in the form set forth on Exhibit D (the “BioTime Stem Cell Lines License Agreement”).

Notwithstanding the foregoing, the parties agree that BioTime is not contributing, transferring or conveying to BAC, and the Contributed BioTime Assets shall not include, any assets, rights or properties other than those specifically set forth above in this Section 1.2 (such excluded assets being referred to collectively in this Agreement as the “Excluded BioTime Assets”).

1.3           Delivery of Tangible Contributed Assets.  At the Closing, Geron shall make available to BAC the Contributed Biological Materials, Contributed Equipment, Contributed Materials and Contributed Records (the “Geron Tangible Contributed Assets”), at the following locations: (i) Pacific BioMaterials Management, Inc., 1849 N. Helm Ave., Suite 102, Fresno, CA 93727; (ii) SriSai Biopharmaceutical Solutions, LLC, Riverside Technology Park, 8415 Progress Drive, Suite Y, Frederick, MD 21701; (iii) ATCC Safe Depository, 10801 University Blvd., Manasses, VA 20110; and

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Annex A

(iv) Geron Corporation, 149 Commonwealth Drive, Menlo Park, CA 94025 (collectively, the “Geron Tangible Contributed Asset Locations”).  On the Closing Date, BAC shall take possession of the Geron Tangible Contributed Assets, in each case, at the designated Geron Tangible Contributed Asset Locations, and shall promptly remove or cause to be removed, at BAC’s cost and expense, such Geron Tangible Contributed Assets from the Geron Tangible Contributed Asset Locations.  Prior to Closing, Geron will provide, and will use commercially reasonable efforts to cause Pacific BioMaterials Management, Inc., SriSai Biopharmaceutical Solutions, LLC, and ATCC Safe Depository to provide, as applicable, at BAC’s cost and expense, BAC and its Representatives with reasonable access, during normal business hours, to the facilities at the Geron Tangible Contributed Assets Locations for the purpose of visually inspecting the Geron Tangible Contributed Assets located there, and for making arrangement for the removal of the Geron Tangible Contributed Assets.  BAC will provide Geron with not less than three Business Days prior written notice of each date on which BAC desires such access.  BAC will use, and will require its Representatives to use, commercially reasonable efforts to remove the Geron Tangible Contributed Assets from the Geron Tangible Contributed Assets Locations within one Business Day following the Closing Date (provided that the time period for such removal may be extended, at BAC’s cost and expense, by written agreement between Geron, BAC and the entity controlling access to such Geron Tangible Contributed Asset Location where such Geron Tangible Contributed Assets are located).

1.4           Issuance to Geron of the BAC Series A Shares.  At the Closing, as consideration for the Contributed Geron Assets, BAC shall grant, issue and deliver to Geron 6,537,779 shares of BAC Series A Common Stock, $0.0001 par value per share (the “BAC Series A Common Stock”) (the shares of BAC Series A Common Stock delivered to Geron hereunder, the “BAC Series A Shares”).

1.5           Issuance to BioTime of BAC Series B Shares and BAC Warrants.  At the Closing, BAC shall issue and deliver to BioTime:  (a) 21,773,340 shares of BAC Series B Common Stock, $0.0001 par value (the “BAC Series B Common Stock”) (the shares of BAC Series B Common Stock delivered to BioTime hereunder, the “BAC Series B Shares”); and (b) warrants to subscribe for and purchase 3,150,000 fully paid and nonassessable shares of BAC Series B Common Stock during the period commencing on the Closing and ending on the three (3) year anniversary of the Closing, at an exercise price per share of BAC Series B Common Stock of Five Dollars ($5.00), substantially in the form included in the BAC Warrant Agreement attached hereto as Exhibit E (“BAC Warrants”).  In the event that the Investor Cash is less than the Estimated Investor Cash, (i) the number of shares of BAC Series B Common Stock issuable to BioTime shall be increased by a number of shares of BAC Series B Common Stock equal to the product of (A) (1) the difference between (x) the Estimated Investor Cash and (y) the Investor Cash divided by (2) the Estimated Investor Cash and (B) the Investor BAC Shares, and (ii) the number of shares of BAC Series B Common Stock to which the BAC Warrants entitle BioTime to subscribe for and purchase shall be increased by a number of shares of BAC Series B Common Stock equal to the product of (A) (1) the difference between (x) the Estimated Investor Cash and (y) the Investor Cash, divided by (2) the Estimated Investor Cash, and (B) the Estimated Investor BAC Warrant Amount.

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Annex A

1.6           Royalty Payments on Products.  On or prior to the Closing, BAC and Geron shall enter into a Royalty Agreement substantially in the form of Exhibit F  hereto (the “Royalty Agreement”), to be effective on the Closing, pursuant to which BAC shall pay to Geron royalties on Net Sales (as defined in the Royalty Agreement) of Products (as specified in the Royalty Agreement).

1.7           Assumption of Geron Liabilities.

(a)           Assumption of Assumed Geron Liabilities.  Simultaneously with the Closing, BAC shall assume and be liable for, and shall pay, perform and discharge, when due, all Liabilities of Geron and its Affiliates:  (i) relating to the Contributed Geron Assets and attributable to the periods, events or circumstances after the Closing Date, including all Liabilities for or relating to Taxes with respect to the Technology and the Contributed Assets for any Post-Closing Tax Period; (ii) relating to the obligations of Geron and its Affiliates to be performed following the Closing Date under any Geron Contracts included in any Contributed Assets; (iii) relating to the clinical trials for GRNOPC1 for spinal cord injury, including:  (A) A Phase I Safety Study of GRNOPC1 In Patients with Neurologically Complete, Subacute, Spinal Cord Injury, Protocol No. CP35A007, and (B) Long Term Follow Up of Subjects Who Received GRNOPC1, Protocol No. CP35A008; (iv) relating to the ViaCyte Contested Matters; and  (v) relating to the clinical trial of VAC1 for acute myelogenous leukemia, including: A Phase I/II Study of Active Immunotherapy with GRNVAC1, Autologous Mature Dendritic Cells Transfected with mRNA Encoding Human Telomerase Reverse Transcriptase (hTERT), in Patients with Acute Myelogenous Leukemia (AML) in Complete Remission (Protocol No. CP06-151) (the Liabilities described in clauses “(i)” through “(v)” of this sentence being collectively referred to as the “Assumed Geron Liabilities”).  For the avoidance of doubt (and notwithstanding the foregoing provisions of this Section 1.7(a)), BAC shall not assume the following Liabilities of Geron or its Affiliates: (1) Liabilities for or relating to Taxes with respect to the Technology and the Contributed Geron Assets for any Pre-Closing Tax Period; (2) Liabilities with respect to employees of Geron or its Affiliates for severance pay, termination pay, redundancy pay, and accrued vacation, paid time off or similar benefits in connection with the Transactions; and (3) expenses incurred by Geron relating to the ViaCyte Contested Matters prior to the Closing Date.

Notwithstanding the foregoing, the parties agree that BAC is not assuming, and the Assumed Geron Liabilities shall not include, any liabilities other than those specifically set forth above in this Section 1.7.

(b)           Assumption Agreement.  At the Closing, BAC shall assume the Assumed Geron Liabilities by delivery to Geron of an assumption agreement, substantially in the form of Exhibit G (the “Assumption Agreement”).

1.8           Contribution Expenses; Taxes.  Notwithstanding any other provision in this Agreement to the contrary, BAC shall bear and pay, and shall reimburse Geron and its Affiliates for any:  (a) reasonable fees and expenses (including fees and expenses of counsel, filing fees, recordation fees and certification fees) relating to and that may be payable in connection with the assignment of the Contributed Patents to BAC; and (b) sales Taxes, value added Taxes, use Taxes, transfer Taxes, stamp Taxes, documentary charges, filing or recording fees or similar Taxes, charges or fees (including any penalties, interest and additional thereto) that may become payable in connection with the sale of the Contributed Geron Assets to BAC on in connection with any of the other Transactions.  Schedule 1.8 sets forth the value of the Geron Tangible Assets for sales Tax purposes.

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1.9           Closing.

(a)           Subject to the satisfaction or waiver of the conditions set forth in Section 5 and Section 6, the closing of (A) the contribution by Geron to BAC of the Contributed Geron Assets, the issuance by BAC to Geron of the BAC Series A Shares and the assumption by BAC of the Assumed Geron Liabilities; and (B) the contribution by BioTime of the Contributed BioTime Assets, and the issuance by BAC to BioTime of the BAC Series B Shares and the BAC Warrants, in each case, pursuant to this Agreement (the “Closing”) shall take place at the offices of counsel to Geron in Silicon Valley, California, at a time to be agreed upon by BioTime and Geron, on a date (no later than the second Business Day after the satisfaction or waiver of the last of the conditions set forth in Sections 5 and 6 to be satisfied, other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions) to be agreed upon by BioTime and Geron.  For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing actually takes place.

(b)           On the Closing, BioTime shall issue the BioTime Shares to, and transfer the Contributed OrthoCyte Shares, and the Contributed Cell Cure Neurosciences Shares to, BAC, either by book entry of such shares, in the name of BAC, on the records of the transfer agent of such shares or by a stock certificate in the name of BAC for the number of such shares, at the election of BioTime.  The BioTime Warrants shall be delivered to BAC on the Closing Date along with a copy of the BioTime Warrant Agreement executed by BioTime.

(c)           On the Closing, BAC shall issue the BAC Series A Shares to Geron and the BAC Series B Shares to BioTime either (i) by book entry of such shares or (ii) by a stock certificate, in the name of Geron with respect to the BAC Series A Shares and in the name of BioTime with respect to the BAC Series B Shares, at the respective elections of Geron and BioTime.  The BAC Warrants shall be delivered to BioTime on the Closing, along with a copy of the Warrant Agreement governing the BAC Warrants executed by BAC.

1.10           BioSurplus Equipment.  The closing of the purchase and sale of the BioSurplus Equipment shall take place at the offices of counsel to Geron in Silicon Valley, California, contemporaneously with the execution of this Agreement or within one Business Day thereafter.  At the closing of the purchase and sale of the BioSurplus Equipment, Geron will execute and deliver a bill of sale to BAC transferring to BAC such BioSurplus Equipment, and BAC will pay to Geron, by wire transfer of immediately available funds, $104,013 to purchase such BioSurplus Equipment.  Following the closing of the purchase of the BioSurplus Equipment, BAC shall take possession of such BioSurplus Equipment at the locations where such BioSurplus Equipment is located, and shall promptly (but in any event no later than January 15, 2013) remove or cause to be removed, at BAC’s cost and expense, such purchased BioSurplus Equipment from the locations where it is being held by Geron or on Geron’s behalf.  BAC shall reimburse Geron for one-half of the out-of pocket storage fees incurred by Geron for storing any of such purchased BioSurplus Equipment from and after January 1, 2013.

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2.            Representations and Warranties of Geron.

Geron represents and warrants, subject to such exceptions as are disclosed in the Geron Disclosure Schedule prepared in accordance with Section 10.17, to and for the benefit of  BioTime and BAC, as follows:

2.1           Due Organization.  Geron is a corporation organized, validly existing and in good standing under the laws of the state of Delaware.

2.2           Title to Assets.  Geron owns, and has good and valid title to, all of the Contributed Biological Materials, Contributed Equipment, Contributed Materials and the BioSurplus Equipment, free and clear of any Encumbrances.

2.3           Intellectual Property.

(a)           For purposes of this Agreement:

(i)           “IP Rights” shall mean any and all of the following:  Copyrights, Patent Rights, Trademark Rights, trade secrets and other intellectual property rights; for the avoidance of doubt, any reference in this Agreement to “IP Rights” of Geron shall mean Geron IP Rights and Third Party IP Rights, unless the context expressly provides otherwise.

(ii)           “Copyrights” shall mean all copyrights, copyright registrations and applications therefor and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations.

(iii)          “IP License” shall mean any Geron Contract identified on Schedule 1.1(f) to which Geron is a party and pursuant to which Geron has expressly obtained or granted rights under any IP Rights, including license or sublicense agreements:  (A) granting Geron rights to use IP Rights owned or held by any other Person; or (B) pursuant to which Geron expressly grants rights to any other Person to use any Geron IP Rights or Third Party IP Rights, but in all cases excluding:  (1) any Geron Contract identified on Schedule 1.1(f) concerning IP Rights that are generally available on commercially reasonable terms; (2) standard non-disclosure, confidentiality, service, material transfer and consulting contracts; and (3) Geron Contracts identified on Schedule 1.1(f) with third parties for the provision of clinical research services relating to the collection and processing of data and samples from the clinical trial sites of Geron.

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(iv)          “Patent Rights” shall mean all issued patents and pending patent applications in any country or patent-granting region, including all provisional applications, international (PCT) applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

(v)          “Geron IP Rights” shall mean all IP Rights constituting Contributed Geron Assets and owned exclusively by Geron or jointly owned by Geron and another Person or other Persons.

(vi)         “Third Party IP Rights” shall mean any IP Right licensed to Geron by a third party pursuant to any IP License and constituting a Contributed Geron  Asset.

(vii)        “Trademark Rights” shall mean all registered trademarks, unregistered trademarks, applications for registration of trademarks, registered service marks, unregistered service marks, applications for registration of service marks, registered trade names, unregistered trade names and applications for registration of trade names.

(b)           Schedule 1.1(a) lists all of the Patent Rights, and Part 2.3(b) of the Geron Disclosure Schedule lists all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed), all registered Copyrights (or Copyrights for which applications for registration have been filed), and all domain name registrations, in each case that exist as of the date of this Agreement and that constitute Contributed IP (collectively, “Registered IP Rights”), in each case, setting forth in each case the jurisdictions in which such Registered IP rights have been issued, or applications have been filed.

(c)           Geron has not received any written notice from any third party claiming any rights in, to or under, or otherwise challenging or threatening to challenge the right, title or interest of Geron in, to or under, the Geron IP Rights, or the validity, enforceability or claim construction of any material Patent Rights that constitute Contributed IP.

(d)           Schedule 1.1(f) includes all IP Licenses that constitute a Contributed Geron Asset.

(e)           Geron has not received any written notice from any third party asserting a claim or threatening to assert a claim which would materially and adversely affect the rights of Geron under any IP License that constitutes a Contributed Geron Asset.

(f)           To the Knowledge of Geron, all necessary and material registration, necessary and material maintenance and necessary and material renewal fees for each item of Registered IP Rights have been made, and all necessary and material documents, necessary and material recordations and necessary and material certificates in connection with such Registered IP Rights have been filed with the relevant Governmental Body for the purposes of prosecuting, obtaining, maintaining or perfecting such Registered IP Rights.  To the Knowledge of Geron, all material registrations for Registered IP Rights are in good standing and subsisting.

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(g)           Geron is not subject to any Contract that materially restricts the use, transfer, delivery or licensing by Geron of Geron IP Rights or Third Party IP Rights, other than as set forth in the IP Licenses identified on Schedule 1.1(f).

(h)           Geron owns all right, title and interest to and in the material Geron IP Rights free and clear of any material Encumbrances (other than (i) IP Licenses granted pursuant to the Geron Contracts identified on Schedule 1.1(f), (ii) non-exclusive licenses entered into in the ordinary course of business prior to the date of this Agreement, or (iii) jointly owned Geron IP Rights identified as such on Schedule 1.1(f)).

(i)           To the Knowledge of Geron, all Registered IP Rights are valid, subsisting and enforceable.

(j)           No Proceeding is pending, and, since January 1, 2011, Geron has not received any written notice from any Person threatening to initiate a Proceeding, alleging that the practice of the Technology covered by the Contributed Patents by Geron infringes the IP Rights of such Person.  Geron has no Knowledge that the Technology covered by the Contributed IP could not be practiced without infringing the IP Rights of any other Person.  Notwithstanding the foregoing, no representation or warranty regarding infringement is made with respect to any patents held by ViaCyte.

(k)           Geron has taken reasonable steps to protect the trade secrets included in the Contributed IP.  To the Knowledge of Geron, there has been no unauthorized disclosure of any such trade secrets, except as would not materially reduce the value of the Contributed Geron Assets to BAC.

(l)           All current and former officers and employees of Geron who are or have been involved in the creation or development of Geron IP Rights used in and directly related to the Technology have executed and delivered to Geron an agreement regarding the protection of proprietary information and providing for the assignment to Geron of any such IP Rights made in the course of the services performed by such officer or employee for Geron by such Persons, the current form of which has been made available to BioTime or its advisors.  All current and former consultants and independent contractors to Geron who are or have been involved in the creation and development of Geron IP Rights used in and directly related to the Technology have executed and delivered to Geron an agreement in substantially the form provided to BioTime  or its counsel regarding the protection of such proprietary information and the assignment to Geron of any such Geron IP Rights made by such consultant or independent contractor in the course of services performed for Geron by such Persons.

(m)           Neither the execution, delivery or performance of this Agreement by  Geron nor the consummation by Geron of the Transactions will contravene, conflict with or result in any limitation on the right, title or interest of Geron in, to or under any material Third Party IP Rights used in and directly related to the Technology pursuant to the terms of any IP License.

(n)           Schedule 1.1(f) lists all Geron Contracts in effect as of the date of this Agreement that license or otherwise entitle any third Person to use any of the Geron IP Rights.  All material Geron Contracts in effect as of the date of this Agreement that relate to the Geron IP Rights are listed on Schedule 1.1(f).

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2.4           Regulatory Matters.

(a)           All Products which have been developed by Geron as of the date hereof (the “Geron Products”) that are subject to the jurisdiction of the FDA have been developed in compliance in all material respects with all applicable requirements, if any, under the Food and Drug and Cosmetic Act (“FDCA”), the Public Health Service Act and their applicable implementing regulations.

(b)           To the Knowledge of Geron, all preclinical studies and clinical trials and all preclinical research, clinical development and manufacturing activities conducted by or on behalf of Geron with respect to the Technology have been conducted in all material respects with applicable Legal Requirements, including those relating to protection of human subjects.

(c)           All manufacturing operations conducted by Geron with respect to Geron Products being used in human clinical trials have been conducted in accordance, in all material respects, with the FDA’s cGMP regulations.  To the Knowledge of Geron, all manufacturing operations conducted for the benefit of Geron with respect to the Geron Products being used in human clinical trials have been conducted in accordance, in all material respects, with the FDA’s cGMP regulations.

(d)           As of the date of this Agreement, Geron has not received any written notice that the FDA or any other Regulatory Authority has initiated, or threatened in writing to initiate, any action to suspend any clinical trial relating to the Technology.

(e)           Neither Geron nor, to the Knowledge of Geron, any Representatives acting for Geron, has committed any act, made any statement in writing or failed to make any statement in writing that would reasonably be expected to provide a valid basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg 46191 (September 10, 1991) and any amendments thereto.

(f)           As of the date hereof, there are no Proceedings pending with respect to a violation by Geron of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other Legal Requirement promulgated by a Governmental Body with respect to the Geron Products.

(g)           To the Knowledge of Geron, there have been no reports of any serious adverse events affecting any patients participating in the GRNOPC1 clinical trials for spinal cord injury that, prior to the Closing, have been determined to be product-related.

(h)           The Regulatory Filings identified in Schedule 1.1(h) include all material documents filed with the FDA by or on behalf of Geron relating to the Technology of the type contemplated by the definition of Regulatory Filings.

2.5           Contracts.  With respect to each of the Geron Contracts that constitutes a Contributed Geron Asset, as set forth on Schedule 1.1(f):

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(a)           each such Geron Contract is a valid and enforceable agreement of Geron and is in full force and effect in all material respects, subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity;

(b)           Geron has not (and, to the Knowledge of Geron, no other Person has) violated in any material respect or breached in any material respect, or committed any default in any material respect under, any such Geron Contract; and

(c)           No act or omission has occurred that, with or without the giving of notice or passage of time or both, would constitute a breach in any material respect or default in any material respect by Geron under a Geron Contract, or would otherwise entitle a third party under a Geron Contract to terminate a Geron Contract or any material rights or material obligations thereunder as a result of such breach in any material respect or default in any material respect by Geron under a Geron Contract.

2.6           Governmental Authorizations.  Part 2.6 of the Geron Disclosure Schedule identifies each Governmental Authorization that is, to the Knowledge of Geron, held by Geron and is material to the Technology.  Each Governmental Authorization identified in Part 2.6 of the Geron Disclosure Schedule is valid and in full force and effect (it is understood that, without any implication with respect to any other provision of this Agreement, the representations and warranties contained in this Section 2.6 shall not mean that any item identified in Part 2.6 of the Geron Disclosure Schedule is a Contributed Geron Asset, with the only Contributed Geron Assets being those specifically identified as such in Section 1.1).

2.7           Proceedings; Orders.  There is no pending Proceeding against or involving Geron, and, to the Knowledge of Geron, no Person has threatened to commence any Proceeding against or involving Geron that:  (a) would reasonably be expected to have an adverse effect in any material respect on BAC’s right, title or interest in or use of the Contributed Geron Assets; or (b) challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Transactions.  To the Knowledge of Geron, there is no Order against or involving Geron that would reasonably be expected to have:  (i) an adverse effect in any material respect on BAC’s right, title or interest in or use of the Contributed Geron Assets; or (ii) the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions.  Geron has utilized its reasonable efforts to maintain the United States District Court Civil Action No. C12-04813 listed in the ViaCyte Contested Matters (the “ViaCyte Appeal”).

2.8           Environmental Matters.  Except as would not have a Geron Material Adverse Effect, to the Knowledge of Geron, Geron is using the biological materials identified on Schedule 1.1(c) and the Equipment in compliance with all Legal Requirements applicable to Hazardous Materials.  The Equipment is free of contamination caused by biological materials or Hazardous Material in an amount that would violate Legal Requirements, except for such violations that would not constitute a Geron Material Adverse Effect.

2.9           Tax Matters.  All Taxes required to be paid by Geron that relate in whole or in part to the Technology or the Contributed Geron Assets that are due and payable have been (or will prior to the Closing be) paid in full.  There are no liens for Taxes on the Contributed Geron  Assets other than any such lien described in clause “(a)” of the definition of Encumbrance.

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2.10        Authority; Binding Nature of Agreements.  Geron has all requisite right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party, and the execution, delivery and performance by Geron of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of Geron (including the approval of the board of directors of Geron).  Geron is not required to obtain the approval of its stockholders in connection with the execution, delivery and performance of any of the Transactional Agreements or the Transactions.  This Agreement has been duly executed and delivered by Geron and constitutes the legal, valid and binding obligation of Geron, enforceable against Geron in accordance with its terms, subject to:  (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) general principles of equity.  Upon the execution by Geron of each other Transactional Agreement to which Geron is a party, and assuming due authorization, execution and delivery by the other parties thereto, such Transactional Agreement will constitute the legal, valid and binding obligation of Geron, and will be enforceable against Geron in accordance with its terms, subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.

2.11           Non-Contravention; Consents.

(a)           Neither the execution and delivery by Geron of any of the Transactional Agreements, nor the consummation or performance by Geron of any of the Transactions, will (with or without notice or lapse of time):

(i)             result in a violation of:  (A) any of the provisions of the certificate of incorporation, bylaws or similar documents of Geron; or (B) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of Geron;

(ii)            result in a material violation of any Legal Requirement or any Order to which Geron, or any of the Contributed Geron Assets, is subject; or

(iii)           result in a material violation or material breach of, or result in a material default under, any provision of any Geron Contract set forth on Schedule 1.1(f).

(b)           Geron is not required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution and delivery by Geron of any of the Transactional Agreements or the consummation or performance by Geron of any of the Transactions, except in each such case where the failure to make such filing, give such notice or obtain such Consent would not result in a material liability to BioTime or BAC.

2.12           Biological Materials.  Part 2.12 of the Geron Disclosure Schedule identifies certain cells included in the Contributed Biological Materials that have been produced, manufactured, maintained and cryopreserved in accordance, in all material respects, with cGMP.

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2.13           Disclaimer of Geron.  The Contributed Geron Assets are being sold on an “as is,” “where is” basis as of the Closing and in their condition as of the Closing “with all faults” and, except as set forth in this Section 2, none of Geron, any Affiliate of Geron or any of their respective Representatives makes or has made any other representations or warranties, express or implied, at law or in equity, in respect of the Technology, any Contributed Geron Assets or any Assumed Geron Liabilities, including with respect to:  (a) merchantability or fitness for any particular purpose; (b) the operation of the Technology by BAC or any Affiliate of BAC; (c) the probable success or profitability of the Technology after the Closing; or (d) any projections, reports or other documents or information relating to the Technology or the Contributed Geron Assets.  Without limiting the generality of the foregoing, Geron makes no representation or warranty with respect to the Abandoned Patents, and the Abandoned Patents are being sold on an “as is,” “where is” basis and in their condition “with all faults.”

2.14           Registration Statements and Prospectuses.  The information supplied or to be supplied in writing by Geron for inclusion in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus (the “Geron Information”) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, with respect to such Geron Information, in order to make the statements therein (in the case of statements in the BAC Prospectus or the BioTime Prospectus, in light of the circumstances under which they were made), with respect to Geron Information, not misleading at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement to such registration statement, at the time such post-effective amendment or supplement is filed with the SEC and at the time it becomes effective) or, in the case of the BAC Prospectus or the BioTime Prospectus, as of its date (or the date of any supplement thereto) and at any time during which such prospectus (assuming the absence of Rule 172 under the Securities Act) relating to the securities registered under such registration statement is required to be delivered under the Securities Act by BAC, BioTime or Geron (the “Prospectus Delivery Period”).  No representation or warranty is made by Geron with respect to statements made or incorporated by reference in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus, including any information supplied by BioTime or BAC for inclusion or incorporation by reference in the BAC Registration Statement, the BAC Prospectus, the BioTime Registration Statement, or the BioTime Prospectus, other than Geron Information.

3.            Representations and Warranties of BioTime and BAC.

BioTime and BAC each represents and warrants, subject to such exceptions as are disclosed in the BioTime and BAC Disclosure Schedule prepared in accordance with Section 10.17, to and for the benefit of Geron, as follows:

3.1           Due Organization.  Each of BioTime, BAC, OrthoCyte and Cell Cure Neurosciences is a corporation organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization.

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3.2           Authority.  Each of BioTime and BAC has all requisite right, power and authority to enter into and to perform their respective obligations under each of the Transactional Agreements to which it is or may become a party (subject to, in the case of this Agreement, the receipt of the Required BioTime Stockholder Vote), and the execution, delivery and performance by BioTime and BAC of the Transactional Agreements to which any of them is or may become a party have been duly authorized by all necessary action on the part of BioTime and BAC, respectively (including, in each case, the unanimous approval of the board of directors of BioTime (the “BioTime Board”) and the board of directors of BAC), and no other corporate proceedings are necessary except to obtain (a) the affirmative vote by the holders of a majority of the shares of BioTime Common Stock present (in person or by proxy) at the BioTime Stockholder’s Meeting, where a quorum is present, in favor of the BioTime Voting Proposal and (b) the affirmative vote of the holders of a majority of the then outstanding shares of BioTime Common Stock, in favor of the Additional Voting Proposal (together, clauses “(a)” and “(b),” the “Required BioTime Stockholder Vote”).  This Agreement has been duly executed and delivered by each of BioTime and BAC and constitutes the legal, valid and binding obligation of each of BioTime and BAC, enforceable against each of BioTime and BAC in accordance with its terms, subject to:  (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity.  Upon the execution by BioTime or BAC of each other Transactional Agreement to which BioTime or BAC is a party, and assuming the due authorization, execution and delivery of the parties (other than BioTime and BAC) thereto, such Transactional Agreement will constitute the legal, valid and binding obligation of BioTime and BAC (or such Affiliate), and will be enforceable against BioTime and/or BAC, as applicable, in accordance with its terms, subject to:  (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) general principles of equity.

3.3           Non-Contravention; Consents.

(a)           Neither the execution and delivery by BioTime or BAC of any of the Transactional Agreements, nor the consummation or performance by BioTime or BAC of any of the Transactions, will (with or without notice or lapse of time):

(i)            result in a violation of:  (A) any of the provisions of the certificate of incorporation or bylaws of BioTime or BAC; or (B) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of BioTime or BAC;

(ii)           result in a material violation of any Legal Requirement or any Order to which BioTime or BAC is subject; or

(iii)          result in a material violation or material breach of, or result in a material default under, any provision of any Contract to which BioTime or BAC is a party or by which BioTime or BAC is bound.

(b)           Neither BioTime nor BAC nor any of their Affiliates is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with the execution and delivery by BioTime or BAC of any of the Transactional Agreements or the consummation or performance by BioTime or BAC of any of the Transactions, except for:  (i) compliance with the applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” Legal Requirements (“Blue Sky Laws”); (ii) compliance with any applicable requirements of the HSR Act; (iii) filing of the Amended BAC Certificate of Incorporation; (iv) filing of the Amended BioTime Articles of Incorporation; and (v) any other filing, notice or Consent where the failure to obtain or make the same would not have a material adverse effect on the ability of BioTime or BAC to timely comply with or perform any covenant or obligation under any of the Transactional Agreements.

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3.4           Articles of Incorporation and Bylaws.  Part 3.4(a) of the BioTime and BAC Disclosure Schedule sets forth an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of each of BioTime and BAC, including all amendments thereto (other than the BioTime Articles of Incorporation and the Amended BAC Certificate of Incorporation each of which is to be filed at or prior to the Closing).  Neither BioTime nor BAC is in violation of their respective articles of incorporation.  Part 3.4(b) of the BioTime and BAC Disclosure Schedule sets forth an accurate and complete copy of the Amended BioTime Articles of Incorporation (which will constitute the articles of incorporation of BioTime at the Closing) and the Amended BAC Certificate of Incorporation (which will constitute the certificate of incorporation of BAC at the Closing).

3.5           Proceedings; Orders.  There is no pending Proceeding against or involving BioTime or BAC, and, to the Knowledge of BioTime, no Person has threatened to commence any Proceeding against or involving BioTime or BAC that challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, any of the Transactions.  To the Knowledge of BioTime, there is no Order that would reasonably be expected to have:  (a) an adverse effect in any material respect on the ability of BioTime or BAC to timely comply with or perform any covenant or obligation under any of the Transactional Agreements; or (b) the effect of preventing, materially delaying, making illegal or otherwise materially interfering with any of the Transactions.

3.6           Capitalization; Validity.

(a)           Capitalization of BioTime.  As of the date hereof, the authorized shares of capital stock of BioTime consist of (i) 75,000,000 shares of BioTime Common Stock and (ii) 1,000,000 preferred shares, no par value.  As of the close of business on January 3, 2013 (the “BioTime Capitalization Date”), there were:  (i) 51,195,387 shares of BioTime Common Stock issued and outstanding  and (ii) no preferred shares issued or outstanding.  Since the BioTime Capitalization Date and prior to the date of this Agreement, no equity securities of BioTime have been issued, and no securities convertible into or exchangeable for stock or other equity securities of BioTime have been issued, other than shares of BioTime Common Stock issued upon the exercise of BioTime Options.  Except for the outstanding shares of BioTime Common Stock on the BioTime Capitalization Date, BioTime Shares and BioTime Warrants  issuable pursuant to this Agreement, the Investor BioTime Shares and the Investor BioTime Warrants, the  3,681,301 shares of BioTime Common Stock issuable upon exercise of outstanding options, 556,613 shares of BioTime Common Stock issuable upon exercise of outstanding warrants, 3,745,000 shares reserved for issuance under the BioTime, Inc. 2012 Equity Incentive Plan, up to 1,205,957 shares of BioTime Common Stock issuable to Cell Cure Neurosciences under a Stock Purchase Agreement, as of the date of this Agreement, and the number of shares of BioTime Common Stock set forth on Schedule 3.6(a) to be issued pursuant to a lease for certain real property, there are no issued or outstanding shares or other equity securities of BioTime (or shares or other equity securities of BioTime reserved for issuance), and there

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are no securities of BioTime convertible into or exchangeable for stock or other equity securities of BioTime, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which BioTime is a party or by which it is bound in any case obligating BioTime to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of BioTime, or obligating BioTime to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of BioTime.  All outstanding shares of capital stock of BioTime are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, and subject to the approval of the Additional Voting Proposal and the filing of the Amended BioTime Articles of Incorporation, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.  The BioTime Warrants, when delivered at a Closing, will be the duly authorized and valid obligations of BioTime, enforceable in accordance with the terms of the BioTime Warrant Agreement.

(b)           Capitalization of BAC.  As of the date hereof, the authorized shares of capital stock of BAC consist of 2,000,000 shares of BAC Common Stock.  As of the date hereof, and immediately prior to the Closing there will be:  (i) 51,700 shares of BAC Common Stock issued and outstanding, (ii) no shares of BAC Common Stock in treasury and (iii) no shares of preferred stock issued or outstanding.  Upon the Closing, there shall be:  (A) 30,498,819 shares of BAC Common Stock issued and outstanding, 6,537,779 of which shall be designated Series A Common Stock and 23,961,040 of which shall be designated Series B Common Stock; (B) no shares of BAC Common Stock in treasury; and (C) no shares of preferred stock issued or outstanding.  BAC has no Subsidiaries.  Except for the issuances by BAC of the BAC Series A Shares to Geron, and the issuance of the BAC Series B Shares and the BAC Warrants to BioTime, in each case, pursuant to this Agreement, the Investor BAC Series B Shares and Investor BAC Warrants to be issued pursuant to the Investor Contribution Agreement, and as set forth in this Section 3.5(b), there are no, and at the Closing there shall be no, issued or outstanding shares or other equity securities of BAC (or shares or other equity securities of BAC reserved for issuance), and there are no and at the Closing there shall be no, securities of BAC convertible into or exchangeable for stock or other equity securities of BAC, or other subscriptions, options, warrants, conversion rights, stock appreciation rights, “phantom” stock, stock units, calls, claims, rights of first refusal, rights (including preemptive rights), commitments, arrangements or agreements to which BAC is a party or by which it is bound in any case obligating BAC to issue, deliver, sell, purchase, redeem, acquire or vote, or cause to be issued, delivered, sold, purchased, redeemed, acquired or voted, stock or other equity securities of BAC, or obligating BAC to grant, extend or enter into any subscription, option, warrant, conversion right, stock appreciation right, call, right, commitment, arrangement or agreement to issue, deliver, sell, purchase, redeem, acquire or vote stock or equity securities of BAC.  The BAC Series A Shares, the BAC Series B Shares, and the shares of BAC Series B Common Stock issuable upon exercise of the BAC Warrants, will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable, issued in compliance with federal and state securities laws,  and not subject to or issued in violation of, any preemptive right, purchase option, call option, right of first refusal, subscription or any other similar right.

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3.7           Contributed OrthoCyte Shares.  As of the date hereof there are: (a) 21,000,000 shares of OrthoCyte common stock, no par value issued and outstanding; (b) no shares of OrthoCyte common stock in treasury; and (c) no shares of preferred stock issued or outstanding.  BioTime owns, and has good and valid title to, the Contributed OrthoCyte Shares, free and clear of any Encumbrances.  Part 3.7 of the BioTime and BAC Disclosure Schedule sets forth (i) BioTime’s aggregate legal and beneficial ownership of OrthoCyte capital stock (or securities convertible into OrthoCyte capital stock) as of the date hereof and (ii) an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of OrthoCyte, including all amendments thereto.

3.8           Contributed Cell Cure Neurosciences Shares.  As of the date hereof there are: (a) 365,427 ordinary shares of Cell Cure Neurosciences issued and outstanding; (b) no shares of Cell Cure Neurosciences common stock in treasury; (c) no shares of preferred stock issued or outstanding; and (d) up to 116,317 ordinary shares subject to acquisition by BioTime and 137 shares subject to acquisition by an individual investor under the terms of a share purchase agreement.  BioTime owns, and has good and valid title to, the Contributed Cell Cure Neurosciences Shares, free and clear of any Encumbrances.  Part 3.8 of the BioTime and BAC Disclosure Schedule sets forth (i) BioTime’s aggregate legal and beneficial ownership of Cell Cure Neurosciences capital stock (or securities convertible into Cell Cure Neurosciences capital stock) as of the date hereof and (ii) an accurate and complete copy of the articles of incorporation, bylaws and other charter and organizational documents of Cell Cure Neurosciences, including all amendments thereto.

3.9           BioTime SEC Documents; Financial Statements; Registration Statements.

(a)           BioTime SEC Documents.  BioTime has made available to Geron (by public filing with the SEC or otherwise) accurate and complete copies of each report, schedule, registration statement, proxy, form, other statement and other documents (including all exhibits, schedules and annexes thereto) (together, the “SEC Documents”) filed or furnished by BioTime with the Securities and Exchange Commission (“SEC”) since January 1, 2011 (the “Applicable Date”) (the SEC Documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “BioTime SEC Documents”).  All SEC Documents required to be filed by BioTime or its officers under applicable Legal Requirements with the SEC since the Applicable Date have been so filed on a timely basis, including any certification or statement required by:  (i) Rule 13a-14 or Rule 15d-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Section 302 of the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated under the act and the Exchange Act, “Sarbanes-Oxley”); (ii) Section 906 of the Sarbanes-Oxley Act; and (iii) any other Legal Requirement promulgated by the SEC or applicable to SEC Documents filed on or after the Applicable Date (collectively, the “Certifications”).  Each of the Certifications are accurate and complete, and comply in all material respects as to form and content with all applicable Legal Requirements.  None of the Subsidiaries of BioTime is required to file any documents with the SEC.

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As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):  (A) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (B) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be construed to include any manner in which a document or information is properly filed or furnished with the SEC and made publicly available on EDGAR in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

(b)           BioTime Internal Controls.  BioTime maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that is designed to provide reasonable assurances:  (i) that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles; (ii) that receipts and expenditures are being made only in accordance with the authorizations of management and directors; and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the assets of BioTime and its Subsidiaries that could have a material effect on the financial statements.  BioTime maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that is designed to provide reasonable assurances that all material information required to be disclosed by BioTime in the reports that it files or submits under the Exchange Act is accumulated and communicated to BioTime’s management, as appropriate, to allow timely decisions regarding required disclosure, and otherwise to ensure that information required to be disclosed by BioTime in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules.

(c)           BioTime Financial Statements.  The financial statements (including any related notes) contained in the SEC Documents filed on or after the Applicable Date:  (i) comply as to form in all material respects with the Legal Requirements of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of BioTime and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of BioTime and its Subsidiaries for the periods covered thereby.  Since the Applicable Date, there has been no change in any of BioTime’s methods, principles or practices of financial and Tax accounting, other than as required by GAAP or regulatory guidelines or as disclosed in the BioTime SEC Documents.

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(d)           Registration Statements and Prospectuses.  None of the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement, or the BAC Prospectus will, at the time each such registration statement or prospectus is filed with the SEC and at the time such registration statement is filed with the SEC and at the time it becomes effective under the Securities Act (or, with respect to any post-effective amendment or supplement to such registration statement, at the time such post-effective amendment or supplement is filed with the SEC and at the time becomes effective) or, in the case of the BioTime Prospectus or BAC Prospectus, as of the its date (or the date of any supplement thereto) and during any Prospectus Delivery Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus or the BAC Prospectus, in light of the circumstances under which they are made), not misleading.  Each of the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.  No representation or warranty is made by BioTime or BAC with respect to the Geron Information.

(e)           Proxy Statement.  The Proxy Statement will not, at the time the Proxy Statement is first mailed to the stockholders of BioTime and at the time of the BioTime Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder.  No representation or warranty is made by BioTime with respect to information supplied in writing by Geron for inclusion in the Proxy Statement.

3.10        BioTime Stem Cell Lines.  BioTime owns, and has good and valid title to, the BioTime Stem Cell Lines free and clear of any Encumbrances.

3.11        Absence of Changes.  Since September 30, 2012, there has not been any BioTime Material Adverse Effect, and no event has occurred or circumstance has arisen that would reasonably be expected to have or result in a BioTime Material Adverse Effect.

3.12        No Prior Activities.  As of the date hereof, BAC has not incurred, directly or indirectly, through any Subsidiary or otherwise, any material obligations or material liabilities or engaged in any other business activities not related to the Transactions.  Except as set forth in Part 3.12 of the BioTime and BAC Disclosure Schedule, BAC will not prior to the Closing incur, directly or indirectly, through any Subsidiary or otherwise, any material obligations or material liabilities or engage in any other business activities not related to the Transactions.

3.13        Disclaimer of BioTime.  The Contributed BioTime Assets are being sold on an “as is,” “where is” basis as of the Closing and in their condition as of the Closing “with all faults” and, except as set forth in this Section 3, none of BioTime, any Affiliate of BioTime or any of their respective Representatives makes or has made any other representations or warranties, express or implied, at law or in equity, in respect of any such Contributed BioTime  Asset including with respect to:  (a) merchantability or fitness for any particular purpose; (b) the operation of the Contributed BioTime Assets by BAC or any Affiliate of BAC; (c) the probable success or profitability of the Contributed BioTime Assets to BAC after the Closing; or (d) any projections, reports or other documents or information relating to the Contributed BioTime Assets.

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4.             Pre-Closing Covenants.

4.1           Access and Investigation.

(a)           During the Pre-Closing Period, upon reasonable notice (i) Geron shall afford BioTime’s and BAC’s officers and other authorized Representatives reasonable access, during normal business hours, to Geron’s books and records (or portions thereof) pertaining solely to the Contributed Geron Assets and the Assumed Geron Liabilities (provided that such access does not unreasonably interfere with the ongoing business or operations of Geron) and (ii) Geron shall furnish to BioTime and BAC such readily available information concerning the Contributed Geron Assets and the Assumed Geron Liabilities as BioTime or BAC may reasonably request and as is necessary or required for inclusion in (and Geron shall use commercially reasonable efforts to provide reasonable access to Geron’s independent registered accountants with respect to the Contributed Geron Assets and the Assumed Geron Liabilities to facilitate the preparation of) the Proxy Statement, the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus pursuant to Section 4.7 of this Agreement and to comply with the reporting obligations of BioTime under the Exchange Act; provided, however, that (i) such access to Geron’s independent registered accountants will be subject to customary exceptions to be negotiated with such accountants, and BioTime shall reimburse Geron for the reasonable fees and expenses of Geron’s independent registered accountants, if any, in connection therewith, and (ii) Geron shall not be required pursuant to this Agreement to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of Geron could (A) result in the disclosure of any trade secrets, (B) jeopardize protections afforded Geron under the attorney-client privilege or the attorney work product doctrine, or (C) violate or breach, or result in a violation or breach of, any Legal Requirement, Order or any Contract; provided, however, that in the case of information as to which Geron is bound by a contractual obligation of non-disclosure, Geron shall use commercially reasonable efforts to obtain permission to disclose the information to BioTime, provided that BioTime agrees to enter into a confidentiality agreement acceptable to the applicable third party.  Geron shall use its commercially reasonable efforts to preserve intact, and maintain access to, the Data Room for BioTime’s and BAC’s respective officers and other authorized Representatives and shall provide reasonable access, upon reasonable notice and during normal business hours, to Geron personnel who have knowledge about the Contributed Geron Assets.  Geron shall provide BioTime and BAC with electronic copies of all of the contents of the Data Room as of the date hereof.  BioTime hereby agrees that any information or knowledge obtained pursuant to this Section 4.1(a) shall be subject to the terms of that certain Mutual Confidential Disclosure Agreement, dated as of February 22, 2012, by and between Geron and BioTime (the “CDA”).  BioTime’s and BAC’s officers and other Representatives shall have the right to make copies of the books and records and other documents and information provided under this Section 4.1(a).

(b)           Notwithstanding Section 4.1(a), Geron shall not be required to (i) take any action that would or could reasonably be expected to subject it or any of its directors or officers to actual or potential Liability, or (ii) bear any cost or expense relating to the matters contemplated by Section 4.1(a).

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(c)           BioTime and BAC shall provide during the Pre-Closing Period, on reasonable notice, Geron and its Representatives with reasonable access to the Representatives  of BioTime and BAC; provided, however, that if in BioTime’s reasonable judgment and belief the provision of such information or access is reasonably likely to violate any Legal Requirement or Contract or could waive any legal privilege (including the attorney-client privilege), BioTime may prohibit or restrict such access as determined by BioTime; provided, however, that in the case of information as to which BioTime or BAC is bound by a contractual obligation of non-disclosure, BioTime and BAC shall use commercially reasonable efforts to obtain permission to disclose the information to Geron and its Representatives, provided that Geron agrees to enter into a confidentiality agreement acceptable to the applicable third party.  Geron hereby agrees that any information or knowledge obtained pursuant to this Section 4.1(c) shall be subject to the terms of the CDA.

4.2           Maintenance of Contributed Geron Assets.

(a)           Unless Geron shall receive the prior written consent of BioTime (in its sole discretion), and except as required by any Legal Requirement or as provided in Section 4.2(b), Geron: (i) shall use (A) reasonable best efforts to preserve intact and maintain the Contributed Geron Assets (other than the Contributed Biological Materials, the Contributed Materials and the Abandoned Patents) in the state in which they are maintained as of the date hereof (subject to ordinary wear and tear) and (B) commercially reasonable efforts to preserve intact and maintain the Contributed Biological Materials and the Contributed Materials in the state in which they are maintained as of the date hereof (subject to ordinary wear and tear); and (ii) shall not (A) sell, pledge, mortgage, encumber, sell and leaseback, transfer, assign, convey, lease (as lessor), license (as licensor) or intentionally abandon, or authorize the sale, pledge, mortgage, Encumbrance, sale and leaseback, transfer, assignment, conveyance, lease (as lessor), license (as licensor), intentional abandonment of, any of the Contributed Geron Assets, (B) fail to maintain the Contributed Patents identified on Schedule 1.1(a) under the heading “Geron-Owned Stem Cell Status Report - Active Cases” or (C) enter into, amend, modify or terminate any Geron Contract (except with respect to (1) expirations of Geron Contracts pursuant to their terms, (2) immaterial amendments of Geron Contracts not adverse to the interests of BAC or BioTime post-Closing, or (3) as otherwise required to comply with this Section 4.2(a)).  The parties acknowledge that this Section 4.2(a) shall not apply to the ViaCyte Contested Matters, provided that Geron shall not abandon or fail to maintain the Contributed Patents identified on Schedule 1.1(a) under the heading “Geron-Owned Stem Cell Status Report - Active Cases” which are the subject of the ViaCyte Appeal without the prior written consent of BioTime.

(b)           Geron shall (i) maintain the ViaCyte Appeal, and shall not discharge, settle, compromise, release or waive any material claims relating to or impair Geron’s rights to continue, appeal, settle or compromise, the ViaCyte Appeal, without BioTime’s consent (which shall not be unreasonably withheld, conditioned or delayed) and (ii) reasonably consult with BioTime (to the extent permitted by ViaCyte) with respect to any licenses being negotiated with respect to patents which are the subject of the ViaCyte Contested Matters and shall not license any such patents without BioTime’s consent (which shall not be unreasonably withheld, conditioned or delayed).

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4.3           Maintenance of Contributed BioTime Assets.  During the Pre-Closing Period, unless BioTime shall receive the prior written consent of Geron (which consent shall not be unreasonably withheld, conditioned or delayed), and except as required by any Legal Requirement, BioTime shall use its reasonable best efforts to preserve intact the BioTime Stem Cell Assets and shall not:

(a)           sell, pledge, mortgage, encumber, sell and leaseback, transfer, assign, convey, lease (as lessor) or license (as licensor), or authorize the sale, pledge, mortgage, Encumbrance, sale and leaseback, transfer, assignment, conveyance, lease (as lessor) or license (as licensor) any of the BioTime Stem Cell Assets (except for inventory of BioTime Stem Cell Lines that would not prevent BioTime from performing its obligations under Section 1.2(e)(iii)); or

(b)           amend or permit the adoption of any amendment to its articles of incorporation or bylaws (other than the Amended BioTime Articles of Incorporation).

4.4           No Solicitation.

(a)           Until the earlier of the Closing and the termination of this Agreement in accordance with its terms, Geron shall not, and will instruct its Representatives not to:  (i) initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information) the submission to Geron of any inquiries from any Person or Persons relating to, or any proposal or offer from any Person or group of Persons that constitutes, or would reasonably be expected to lead to, a Stem Cell Assets Acquisition Proposal; (ii) engage in any discussions or negotiations with a Person or Persons (or their respective Representatives) who have made, or to the Knowledge of Geron have indicated that they may make, a Stem Cell Assets Acquisition Proposal with respect to such Stem Cell Assets Acquisition Proposal; (iii) approve or adopt a Stem Cell Assets Acquisition Proposal or cause or permit Geron to enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, confidentiality agreement or other similar agreement in connection with or providing for a Stem Cell Assets Acquisition Proposal or negotiations in respect of the same; or (iv) agree or publicly announce any intention to take any of the foregoing actions.  Geron shall, and shall instruct Geron’s Representatives to, cease immediately and terminate any and all existing discussions and negotiations with any Persons conducted heretofore with respect to, or that would reasonably be expected to lead to, a Stem Cell Assets Acquisition Proposal, and Geron shall promptly terminate or cause to be terminated any information access by any such Persons (including by way of a datasite or similar medium) and promptly request that all confidential information furnished be returned or destroyed in accordance with any written agreement with such Persons, to the extent applicable.  A “Stem Cell Assets Acquisition Proposal” shall mean any offer or proposal, whether written or oral, to acquire more than an immaterial portion of the Contributed Geron Assets (other than (A) any offer proposed by BioTime or any of its Affiliates and (B) any offer or proposal by any Person with respect to a Change of Control of Geron that would not reasonably be expected to adversely affect, materially delay or prevent the consummation of the Transactions).

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(b)           Until the earlier of the Closing and the termination of this Agreement in accordance with its terms, BioTime and BAC shall not, and BioTime and BAC shall cause each of their respective Subsidiaries and will instruct their respective Representatives not to:  (i) initiate, solicit or knowingly encourage (including by way of furnishing nonpublic information) the submission to BioTime or BAC of any inquiries from any Person or Persons relating to, or any proposal or offer from any Person or group of Persons for, a transaction that could reasonably be expected to  materially delay or prevent the consummation of the Transactions (a “BioTime Prohibited Proposal”); (ii) engage in any discussions or negotiations with a Person or Persons (or their respective Representatives) who have made a BioTime Prohibited Proposal with respect to such BioTime Prohibited Proposal; (iii) approve or adopt a BioTime Prohibited Proposal or cause or permit BioTime or BAC to enter into with any Person that makes a BioTime Prohibited Proposal any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, confidentiality agreement or other similar agreement in connection with or providing for a BioTime Prohibited Proposal or negotiations in respect of the same; or (iv) agree or publicly announce any intention to take any of the foregoing actions.   If the BioTime Board (or any committee thereof) receives a bona fide written unsolicited BioTime Prohibited Proposal (that is not withdrawn) from any Person, BioTime or its Representatives may (A) furnish information with respect to BioTime and its Subsidiaries to such Person making such BioTime Prohibited Proposal and (B) engage or participate in discussions or negotiations regarding such BioTime Prohibited Proposal with such Person if, in the case of either of the immediately preceding clauses (A) or (B): (1) neither BioTime nor BAC shall have breached the provisions of this Section 4.4(b) and no Representative of BioTime or BAC shall have taken any action that would constitute a breach of the provisions of this Section 4.4(b) if such action had been taken by BioTime or BAC; (2) the BioTime Board shall have determined in good faith, after having taken into account the advice of BioTime’s outside legal counsel, that the failure to take such action would be materially inconsistent with the directors’ fiduciary duties under applicable Legal Requirements; and (3) concurrently with or prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, BioTime: (x) gives Geron written notice of BioTime’s intention to furnish information to, or enter into discussions or negotiations with, a Person; and (y) receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of BioTime no less favorable to BioTime than the similar provisions of the CDA.  BioTime and BAC shall each, and shall cause each of their respective Subsidiaries and instruct each of their respective Representatives to, cease immediately and terminate any and all existing discussions and negotiations with any Persons conducted heretofore with respect to, or that would reasonably be expected to lead to, a BioTime Prohibited Proposal, and BioTime and BAC shall promptly terminate or cause to be terminated any information access by any such Persons (including by way of a datasite or similar medium) and promptly request that all confidential information furnished be returned or destroyed in accordance with any written agreement with such Persons.

4.5           Reasonable Efforts; HSR Act.

(a)           Each of the Geron, BioTime and BAC shall:  (i) promptly make and effect all registrations, filings and submissions required to be made or effected by it pursuant to the HSR Act, the Exchange Act and other applicable Legal Requirements with respect to the Transactions; and (ii) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Transactions.  Without limiting the generality of the foregoing, each of Geron, BioTime and BAC shall use reasonable best efforts to: (A) promptly take, or cause to be taken, all actions, and do, or cause to be done, all things necessary to cause the conditions set forth in Section 5 and Section 6 to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation needed to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; (B) promptly provide any information requested by any Governmental Body in connection with the Transactions; and (C) in the event any administrative or judicial action or Proceeding is instituted (or threatened to be instituted) by a Governmental Body or private party challenging any of the transactions contemplated by this Agreement, to contest and resist any Legal Proceeding, including defending through litigation on the merits any claim asserted in any court by any Person.

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(b)           Without limiting the generality of anything contained in Section 4.5(a) or Section 4.5(c), each party hereto shall:  (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation or Proceeding by or before any court or Governmental Body with respect to the Transactions or any of the other transactions contemplated by this Agreement; (ii) keep the other parties informed as to the status of any such request, inquiry, investigation, action or Proceeding; and (iii) promptly inform the other parties of any communication sent or received by such party to or from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Body regarding the Transactions or any of the other transactions contemplated by this Agreement.  Each party hereto shall consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation or Legal Proceeding.  In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation or Proceeding, each party hereto shall permit the Representatives of the other parties (1) to be present at each meeting or conference with a representative of a Governmental Body relating to such request, inquiry, investigation or Proceeding and (2) to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such request, inquiry, investigation or Proceeding.

(c)           Notwithstanding anything to the contrary set forth in this Agreement, to the extent necessary in order to: (i) obtain any needed antitrust consent, approval or clearance from the U.S. Federal Trade Commission or the U.S. Department of Justice; (ii) avoid any challenge or action by the U.S. Federal Trade Commission or the U.S. Department of Justice which would prevent the consummation of the Transactions, BioTime and BAC shall irrevocably agree and commit to (in each case, conditioned on the consummation of the Transactions):  (A) cause an immaterial asset or business, or an immaterial portion of any asset or business, of BioTime, any of BioTime’s Affiliates, or the Contributed Geron Assets to be sold, divested or otherwise disposed of; (B) enter into or cause any of its Affiliates to enter into any voting trust agreement, proxy arrangement, “hold separate” arrangement or other similar agreement or arrangement with respect to an immaterial asset or business or an immaterial portion of any asset or business; (C) cause an immaterial intellectual property rights of BioTime or BAC, or any Affiliate of BioTime or BAC, or an immaterial portion of the Contributed Geron Assets to be licensed or made available to other Persons; or (D) cause an immaterial contractual or business relationship between BioTime or BAC, or any Affiliate of BioTime or BAC, and any other Person to be terminated or modified; provided that neither BAC nor BioTime shall be required to take, or to cause any person to take, any actions pursuant to the foregoing clauses “(A)” through “(D)” which, when taken together, would have an adverse impact in any material respect on the assets or business of BAC, BioTime, or any Affiliate of BAC or BioTime or on the Contributed Geron Assets.

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(d)           No actions taken pursuant to or otherwise contemplated by this Section 4.5 shall be considered for purposes of determining whether a Geron Material Adverse Effect has occurred or would occur.

4.6           Preparation of Proxy Statement; BioTime Stockholder Meeting.

(a)           As promptly as practicable following the date of this Agreement, BioTime shall prepare and cause to be filed with the SEC (and BioTime shall use its reasonable best efforts to cause such filing to be made not later than 60 days after the date of this Agreement) a proxy statement (the “Proxy Statement”) relating to the meeting of BioTime’s stockholders (the “BioTime Stockholder Meeting”) to be held to consider approval of (i) the issuance of the BioTime Shares, the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants, any Expense Reimbursement Shares, the Investor BioTime Shares and  the Investor BioTime Warrants (other than the Investor BioTime Shares and Investor BioTime Warrants issued to Investor prior to the date of the BioTime Stockholder Meeting)(the “BioTime Voting Proposal”) and (ii) the increase of the authorized common and preferred stock of BioTime by 50 million shares and 1 million shares, respectively, as set forth in the Amended BioTime Articles of Incorporation (the “Additional Voting Proposal”).  Geron shall reasonably cooperate with BioTime in the preparation of the Proxy Statement.  BioTime shall cause the Proxy Statement to comply with all applicable rules and regulations of the SEC and all other applicable Legal Requirements.  BioTime shall, as promptly as practicable after receipt thereof, provide BAC and Geron with copies of any written comments, and advise Geron of any oral comments, with respect to the Proxy Statement received from the SEC, and respond promptly to any such comments.  BioTime shall provide Geron and its counsel with a reasonable opportunity to review and comment on the Proxy Statement (including all amendments and supplements thereto), and to review and comment on any response to any comments of the SEC or its staff on the Proxy Statement or any amendments or supplements thereto, prior to such documents being filed with the SEC or disseminated to stockholders of BioTime and shall consider in good faith any such comments provided by Geron.

(b)           BioTime shall cause the Proxy Statement to be mailed to BioTime’s stockholders as promptly as practicable after the earlier of:  (i) receiving notification that the SEC or its staff is not reviewing the Proxy Statement; or (ii) the conclusion of any SEC or staff review of the Proxy Statement.  If any event relating to BioTime occurs, or if BioTime becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then BioTime shall promptly inform Geron thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of BioTime.

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(c)           BioTime shall (i) take all lawful action (including under the BioTime Articles of Incorporation and BioTime Bylaws) necessary to establish a record date for, duly call, give notice of, convene and hold the BioTime Stockholder Meeting for the purpose of considering and voting upon the BioTime Voting Proposal in accordance with applicable Legal Requirements as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared for mailing to the BioTime stockholders (which, if reasonably practicable, shall be held within 40 days following the commencement of the mailing of the Proxy Statement to BioTime’s stockholders); (ii) use its reasonable best efforts to solicit the approval by stockholders of BioTime of the BioTime Voting Proposal and the Additional Voting Proposal and to take all lawful action necessary or advisable to obtain the Required BioTime Stockholder Vote; and (iii) subject to Section 4.6(e), include in the Proxy Statement the recommendation of the BioTime Board that the BioTime stockholders approve the BioTime Voting Proposal and the Additional Voting Proposal (the “Recommendation”).  Except as expressly permitted in Section 4.6(d), neither the BioTime Board nor any committee thereof shall withdraw or modify in a manner adverse to Geron, permit the withdrawal or modification in a manner adverse to Geron, or publicly propose to withdraw or modify in a manner adverse to Geron, the Recommendation or resolve, agree or propose to take any of the actions contemplated by this sentence in each case in a manner adverse to Geron (any action described in this sentence being referred to as a “Recommendation Withdrawal”).  BioTime shall file with the Secretary of State of the State of California the Amended and Restated Articles of Incorporation promptly following the approval of the Additional Voting Proposal at the BioTime Stockholder Meeting.

(d)           Notwithstanding anything to the contrary contained in this Agreement, the BioTime Board may, at any time prior to the receipt of the Required BioTime Stockholder Vote, make a Recommendation Withdrawal, if:  (i) there shall occur or arise after the date of this Agreement a material event, material development or material change in circumstances that was not known by the BioTime Board on the date of this Agreement, which event, development or change in circumstance becomes known to the BioTime Board prior to the receipt of the Required BioTime Stockholder Vote (any such material event, material development or material change in circumstances being referred to as an “Intervening Event”); (ii) the BioTime Board determines in good faith, after having taken into account the advice of BioTime’s outside legal counsel, that, in light of such Intervening Event, failure to make a Recommendation Withdrawal would be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements; (iii) no Recommendation Withdrawal has been made for four Business Days after receipt by Geron of a written notice from BioTime confirming that the BioTime Board has determined that the failure to make such a Recommendation Withdrawal in light of such Intervening Event would be materially inconsistent with the  fiduciary duties of the BioTime Board under applicable Legal Requirements; (iv) during such four Business Day notice period, BioTime engages (to the extent requested by Geron) in good faith negotiations with Geron to amend this Agreement in such a manner that failure to make a Recommendation Withdrawal as a result of such Intervening Event would no longer be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements; and (v) at the time of any Recommendation Withdrawal, the BioTime Board determines in good faith, after taking into account the advice of BioTime’s outside legal counsel, that the failure to make a Recommendation Withdrawal would still be materially inconsistent with the fiduciary duties of the BioTime Board under applicable Legal Requirements in light of such Intervening Event (taking into account any changes to the terms of this Agreement proposed by Geron as a result of the negotiations required by clause “(iv)” or otherwise).

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4.7           Registration of BioTime and BAC Securities.

(a)           BioTime Registration Statement and BioTime Prospectus.  As soon as practicable following the date of this Agreement , BioTime shall file with the SEC (and BioTime shall use its reasonable best efforts to cause such filing to be made not later than 75 days after the date of this Agreement) a registration statement on Form S-3 (or, if Form S-3 is not available, on Form S-1) registering (i) the distribution of the BioTime Warrants by BAC to the holders of the BAC Series A Shares distributed by Geron pursuant to Section 7.2, and (ii) the issuance of the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants, in each case, such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime) (together with any amendment or supplement thereto, the “BioTime Registration Statement”) and use its reasonable best efforts to cause the BioTime Registration Statement to be declared effective by the SEC within 120 days after the date on which the BioTime Registration Statement is filed with the SEC.  Geron shall reasonably cooperate with BioTime in the preparation of the BioTime Registration Statement and any prospectus included in or related to the BioTime Registration Statement (together with any amendment or supplement thereto, the “BioTime Prospectus”).  BioTime shall provide Geron and its counsel with reasonable opportunity to review and comment on the BioTime Registration Statement and the BioTime Prospectus (including, in each case, all amendments and supplements thereto) prior to such documents being filed with the SEC and shall consider in good faith any such comments provided by Geron.  BioTime shall advise Geron promptly after it receives notice of the time when the BioTime Registration Statement has become effective.  The BioTime Registration Statement and the BioTime Prospectus shall comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, the rules and regulations thereunder and the rules of the NYSE MKT.  If, at any time prior to the Closing or during any Prospectus Delivery Period, any information relating to BioTime, BAC or Geron or any of their respective Affiliates is discovered by BioTime, BAC or Geron that should be set forth in an amendment or supplement to the BioTime Registration Statement or the BioTime Prospectus so that such registration statement or prospectus would not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein (in the case of statements in the BioTime Prospectus, in light of the circumstances under which they were made), not misleading, the party discovering this information shall promptly notify the other parties and, to the extent required by Legal Requirement, BioTime shall cause an appropriate amendment or supplement to the BioTime Registration Statement and/or the BioTime Prospectus, describing this information to be promptly filed with the SEC.

(b)           BAC Registration Statement.  As soon as practicable following the date of this Agreement, BAC shall file with the SEC (and BAC shall use its reasonable best efforts to cause such filing to be made not later than 75 days after the date of this Agreement) a registration statement on Form S-1 with respect to the distribution of the BAC Series A Shares pursuant to Section 7.2 such that the BAC Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC) (together with any amendment or supplement thereto, the “BAC Registration Statement”)  and use its reasonable best efforts to cause the BAC Registration Statement to be declared effective by the SEC within 120 days after the date on which the BAC Registration Statement is filed with the SEC.  Geron shall reasonably cooperate with BAC in the preparation of the BAC Registration Statement and any prospectus included in or related to the BAC Registration Statement (together with any amendment or supplement thereto, the “BAC Prospectus”). BAC shall provide Geron and its counsel with reasonable opportunity to review and comment on the BAC Registration Statement and the BAC Prospectus (including, in each case, all amendments and supplements thereto) prior to such documents being filed with the SEC and shall consider in good faith any such comments provided by Geron. BAC shall advise Geron promptly after it receives notice, of the time when the BAC Registration Statement has become effective. The BAC Registration Statement and the BAC Prospectus shall comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, as applicable, the rules and regulations thereunder and the rules of the NYSE MKT. If, at any time prior to the Closing or during any Prospectus Delivery Period, any information relating to BioTime, BAC or Geron or any of their respective Affiliates is discovered by BioTime, BAC or Geron that should be set forth in an amendment or supplement to the BAC Registration Statement or the BAC Prospectus so that such registration statement or prospectus would not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BAC Prospectus, in light of the circumstances under which they were made), not misleading, the party discovering this information shall promptly notify the other parties and, to the extent required by Legal Requirement, BAC shall cause an appropriate amendment or supplement to the BAC Registration Statement and/or the BAC Prospectus, describing this information to be promptly filed with the SEC.

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(c)           Other Registrations.

(i)           BioTime shall not effect (and shall promptly withdraw) any registration of its securities (except registrations made pursuant to Form S-8 or any successor form to such Form S-8 or pursuant to Registration Statement No. 333-183557), whether on its own behalf or at the request of any holder or holders of such securities, from the date of this Agreement until the Closing, if such registration results in a delay to the BioTime Registration Statement or BAC Registration Statement being declared effective in accordance with the time periods set forth in Sections 4.7(a) and 4.7(b), provided that the foregoing shall not prohibit BioTime from filing a registration statement covering any of its securities with the SEC.

(ii)           BAC shall not effect any registration of its securities, or any offering pursuant to Regulation D under the Securities Act (other than with respect to the Investor BAC Shares and Investor BAC Warrants), whether on its own behalf or at the request of any holder or holders of such securities, from the date of this Agreement until the Closing.

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(d)           Qualifications.  To the extent required by applicable Legal Requirements, in connection with the effectiveness of the BioTime Registration Statement and the BAC Registration Statement, BioTime and BAC shall use reasonable best efforts to register or qualify (or obtain an exemption from such registration or qualification) the securities underlying the BioTime Registration Statement and the BAC Registration Statement for offer and sale under the securities laws and Blue Sky Laws of each of the jurisdictions for which such securities will be sold and/or distributed; provided, however, that BioTime and BAC will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified,(ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (iii) register or qualify such securities in the Exempt Jurisdictions.

(e)           Investigation.  Without limiting or otherwise modifying Section 4.1(c), in connection with the preparation of the BioTime Registration Statement and the BAC Registration Statement, if requested by Geron, BioTime and BAC shall: (i) make available at reasonable times for inspection by Representatives of Geron and any attorney and accountant retained by Geron at Geron’s expense, all financial and other records, pertinent corporate documents and properties of BioTime and BAC as shall reasonably be necessary to enable Geron to establish certain defenses under applicable Legal Requirements and; (ii) cause the officers, directors and employees of BioTime and BAC, and their respective Subsidiaries, to supply all information reasonably requested by any such attorney, accountant or any other Representative of Geron, in connection with the BioTime Registration Statement and the BAC Registration Statement; provided, however, that if in BioTime’s or BAC’s, as the case may be, reasonable judgment and belief the provision of such information or access is reasonably likely to violate any Legal Requirement or Contract or could waive any legal privilege (including the attorney-client privilege), BioTime or BAC, as the case may be, may prohibit or restrict such information or access as determined by BioTime or BAC; provided, however, that in the case of information as to which BioTime or BAC is bound by a contractual obligation of non-disclosure, BioTime and BAC shall use commercially reasonable efforts to obtain permission to disclose the information to Geron and its Representatives, provided that Geron agrees to enter into a confidentiality agreement acceptable to the applicable third party.  Geron hereby agrees that any information or knowledge obtained pursuant to this Section 4.7(e) shall be subject to the terms of the CDA.

4.8           Telomerase Exclusive Sublicense Agreement.

  On the Closing, Geron shall execute and deliver to BAC an Exclusive Sublicense Agreement covering the University of Colorado telomerase patents (the “Telomerase Exclusive Sublicense Agreement”), in substantially the form of Exhibit K.

4.9           Indemnity Insurance.   As promptly as practicable following the date of this Agreement, BioTime shall use its reasonable best efforts to procure at BioTime’s cost and expense, a prospective liability insurance policy maintained by BioTime, on terms reasonably acceptable to Geron and entered into prior to the Closing:  (a) naming Geron as an additional insured under such policy; and (b) providing liability insurance coverage with respect to the indemnification obligations of BioTime and BAC under Section 7.5 of this Agreement (i) in an aggregate amount of $10 million, and (ii) for the period beginning on the earliest effective date of the BioTime Registration Statement and/or the BAC Registration Statement, and ending on the fifth anniversary of such effective date (such date, the “Insurance End Date”) (together, the “Insurance Policy”).   BioTime and Geron shall reasonably consult and cooperate with each other and will consider the good faith views of each other in connection with obtaining the Insurance Policy.  Geron shall have the right to review the proposals received by BioTime for the provision of such Insurance Policy and to consult with BioTime in connection with BioTime’s negotiations with the providers of such insurance regarding the terms and conditions of such Insurance Policy, including the insurance coverage.

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4.10           WARF License. From and after the date of this Agreement and including periods following the Closing, Geron shall not transfer, assign, or sublicense the WARF License or any rights thereunder to any third party, by operation of law or otherwise, or exercise or assert any rights under the WARF License against BioTime or BAC other than with respect to periods prior to Closing.  Geron shall promptly terminate the WARF License upon the receipt by Geron of a written request of BioTime concurrently with the execution by BAC of a license with WARF, or if earlier, upon (a) a Change of Control of Geron, or (b) the Closing.

5.             Conditions Precedent to Biotime’s and BAC’s Obligation to Close.

BioTime’s obligation to contribute the Contributed BioTime Assets and to take the other actions required to be taken by BioTime at the Closing, and BAC’s obligation to issue the BAC Series A Shares to Geron and assume the Assumed Geron Liabilities, and to take the other actions required to be taken by BAC at the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by BioTime, in whole or in part, in writing):

5.1           Accuracy of Representations.  Each of the representations and warranties made by Geron in this Agreement shall have been accurate in all respects as of the Closing Date as if made on the Closing Date (except for such representations or warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties shall be disregarded if the circumstances giving rise to such inaccuracies (considered collectively) do not constitute a Geron Material Adverse Effect.

5.2           Performance of Obligations.  The covenants and obligations that Geron is required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

5.3           BioTime and BAC Documents.  BioTime shall have received the following documents, either for its own account, or on behalf of BAC, as the case may be, each of which shall be in full force and effect:

(a)           the Royalty Agreement, duly executed by Geron;

(b)           the Confidential Disclosure and IP Protection Agreement in substantially the form of Exhibit H (the “Confidential Disclosure Agreement”), duly executed by the parties thereto (other than BioTime and BAC);

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(c)           a certificate, executed by an executive officer of Geron solely in his or her capacity as an executive officer of Geron, certifying that the conditions set forth in Section 5.1 and Section 5.2 have been satisfied;

(d)           notice of assignment of the U.S. patents included in the Contributed Patents;

(e)           such bills of sale, endorsements, assignments, business transfer agreements and other documents as BioTime and BAC may, acting reasonably and in good faith, determine to be necessary or appropriate to assign, convey, transfer and deliver to BAC good and valid title to the Contributed Geron Assets;

(f)           the third party consents set forth on Schedule 5.3(f) (the “Third Party Consents”);  and

(g)           the Telomerase Exclusive Sublicense Agreement, duly executed by Geron.

5.4           Required BioTime Stockholder Vote.  The Required BioTime Stockholder Vote shall have been obtained.

5.5           Contributed Geron Assets.  Geron shall have contributed the Contributed Geron Assets to BAC.

5.6           HSR Act.  Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

5.7           Absence of Geron Material Adverse Effect.  Since the date of the Agreement, no Geron Material Adverse Effect shall have occurred.

5.8           No Litigation.  No litigation or other Proceeding of any Governmental Body shall be pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the Transactions.

5.9           No Orders.  No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Transactions shall be in effect; provided, that, prior to asserting this condition, the party asserting this condition shall have complied with its obligations under Section 4.5.

5.10           Effectiveness of Registration Statements.  Each of the BioTime Registration Statement and the BAC Registration Statement shall have been declared effective and no stop order suspending the effectiveness of such BioTime Registration Statement or BAC Registration Statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

6.           Conditions Precedent to Geron’s Obligation to Close.

Geron’s obligation to contribute the Contributed Geron Assets and to take the other actions required to be taken by Geron at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Geron, in whole or in part, in writing):

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6.1           Accuracy of Representations.

(a)           Each of the representations and warranties made by BioTime and BAC in this Agreement (other than the representations and warranties set forth in the third sentence of Section 3.4, Section 3.6, the first sentence of Section 3.7, the first sentence of Section 3.8, and Section 3.11) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for such representations or warranties which address matters only as of a particular time, which shall have been accurate in all respects as of such particular time), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a BioTime Material Adverse Effect.

(b)           Each of the representations and warranties made by BioTime and BAC in Section 3.6, the first sentence of Section 3.7 and the first sentence of Section 3.8 shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties that are de minimis in nature will be disregarded.

(c)           The representation and warranty made by BioTime and BAC in Section 3.11 shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

(d)           The representation and warranty in the third sentence of Section 3.4 shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date.

6.2           Performance of Obligations.  The covenants and obligations that BioTime and BAC are required to comply with or to perform at or prior to the Closing pursuant to this Agreement shall have been complied with and performed in all material respects.

6.3           Documents.  Geron shall have received the following documents, each of which shall be in full force and effect:

(a)           the Assumption Agreement, duly executed by BAC;

(b)           the Royalty Agreement, duly executed by BAC;

(c)           a certificate, duly executed by an executive officer of each of BioTime and BAC solely in his or her capacity as an executive officer of BioTime or BAC, certifying that the conditions set forth in Section 6.1 and Section 6.2 (with respect to BioTime and BAC, respectively) have been satisfied;

(d)           share certificates evidencing the BAC Series A Shares;

(e)           the Insurance Policy, in full force and effect; and

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(f)            such assignments, assumption agreements and other documents as Geron may, acting reasonably and in good faith, determine to be necessary or appropriate to effect the assumption by BAC of the Assumed Geron Liabilities.

6.4           Required BioTime Stockholder Vote.  The Required BioTime Stockholder Vote shall have been obtained.

6.5           Contributed BioTime Assets.  BioTime shall have contributed to BAC the Contributed BioTime Assets.

6.6           HSR Act.  Any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated.

6.7           No Litigation.  No litigation or other Proceeding of any Governmental Body shall be pending or threatened in writing to enjoin, delay, prohibit or restrict the consummation of the Transactions.

6.8           No Orders.  No Order issued by any Governmental Body of competent jurisdiction prohibiting the consummation of the Transactions shall be in effect; provided, that, prior to asserting this condition, the party asserting this condition shall have complied with their obligations pursuant to Section 4.5.

6.9           Effectiveness of Registration Statements.  Each of the BioTime Registration Statement and the BAC Registration Statement shall have been declared effective and no stop order suspending the effectiveness of such BioTime Registration Statement and BAC Registration Statement shall be in effect and no proceedings for that purpose shall have been initiated or threatened in writing by the SEC.

7.           Post-Closing Covenants.

7.1           Post Closing Access.

(a)           From the Closing until the first anniversary of the Closing, (i) upon reasonable notice, Geron shall afford BioTime’s and BAC’s officers and other authorized representatives reasonable access, during normal business hours, to Geron’s books and records (or portions thereof) pertaining solely to the Contributed Geron Assets and the Geron Assumed Liabilities (provided that such access does not unreasonably interfere with the ongoing business or operations of Geron)  and (ii) Geron shall furnish to BioTime and BAC such readily available information concerning the Contributed Geron Assets and the Geron Assumed Liabilities as BioTime or BAC may reasonably request, in each case, for the purpose of enabling BioTime and BAC to comply with Legal Requirements with respect to Taxes; provided, however, that Geron shall not be required pursuant to this Agreement to permit any inspection or other access, or to disclose any information, that in the reasonable judgment of Geron could (A) result in the disclosure of any trade secrets, (B) jeopardize protections afforded Geron under the attorney-client privilege or the attorney work product doctrine, (C) violate or breach, or result in a violation or breach of, any Legal Requirement, Order or any Contract, or (D) interfere in any material respect with the conduct of the business of Geron; provided, however, that in the case of information as to which Geron is bound by a contractual obligation of non-disclosure, Geron shall use commercially reasonable efforts to obtain permission to disclose the information to BioTime, provided that BioTime agrees to enter into a confidentiality agreement acceptable to the applicable third party.

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(b)           Notwithstanding the foregoing, Geron shall not be required to (i) take any action that would or could reasonably be expected to subject it or any of its directors or officers to actual or potential Liability, or (ii) bear any cost or expense relating to the matters contemplated by this Section 7.1.  BioTime shall, promptly upon request by Geron, reimburse Geron for all costs, including all fees and expenses of counsel and other advisors, incurred by  Geron in connection with the matters contemplated by this Section 7.1.

7.2           Distribution of BAC Series A Shares to Geron Stockholders.  Subject to Section 7.3 and applicable Legal Requirements, as soon as practicable following the Closing, Geron shall cause the distribution of the BAC Series A Shares on a pro rata basis to Geron’s stockholders (the “Series A Distribution”), provided that, Geron shall not set a record  date (such date, as modified pursuant to Section 7.3(e), the “Earliest Distribution Record Date”) for such distribution earlier than the first to occur of (a) the delivery of a final updated Jurisdiction List pursuant to Section 7.3(e), or (b) the 25th Business Day following the Final Determination Date.  To the extent such distribution would otherwise result in the issuance of fractional shares of the BAC Series A Shares to any stockholders of Geron, in lieu of distributing such fractional shares, Geron shall aggregate such fractional shares, sell such aggregated fractional shares for the benefit of the stockholders entitled to such aggregated fractional shares under this Section 7.2 and distribute the net sale proceeds received by Geron with respect to such sale in cash to such stockholders ratably according to the number of fractional shares each of them would otherwise have received in the Series A Distribution.  If, despite BioTime’s and BAC’s compliance with their obligations under Section 4.7(d), BAC is unable to register or qualify (or obtain an exemption from such registration or qualification of) the Series A Distribution under the securities or Blue Sky Laws of any state, country or other jurisdiction, and as a result the Series A Distribution would be unlawful in such state, country or other jurisdiction (each an “Excluded Jurisdiction”), BAC shall promptly, but in no event later than the Earliest Distribution Record Date, notify Geron that the Series A Distribution is unlawful in such Excluded Jurisdiction, and Geron shall not be required to make the Series A Distribution to its stockholders as contemplated by this Section 7.2 in such Excluded Jurisdiction.  In lieu of distributing BAC Series A Shares to its stockholders who reside in Excluded Jurisdictions, Geron shall as promptly as reasonably practicable following the Closing sell the BAC Series A Shares that otherwise would be distributed to such stockholders pursuant to the Series A Distribution and will distribute the net sales proceeds received by Geron with respect to such sale in cash to such stockholders ratably according to the number of shares of BAC Series A Common Stock that they would otherwise have received in the Series A Distribution.  The BAC Series A Shares (including fractional interests) sold by Geron pursuant to this Section 7.2 shall be sold by Geron on the principal securities exchange or over-the-counter market on which shares of BAC Series A Common Stock then trade.

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7.3           BAC Registration Statement and BioTime Registration Statement – Post-Closing Obligations.

(a)           In connection with the registration obligations of BAC pursuant to Section 4.7(b), BAC shall comply with such Section 4.7(b) obligations with regard to such registration to permit the distribution of the BAC Series A Shares pursuant to Section 7.2 such that the Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC) in accordance with the intended method or methods of distribution thereof, and pursuant thereto BAC shall, and BioTime shall cause BAC to, as expeditiously as reasonably practicable:

(i)           notify Geron and (if requested by Geron) confirm such notice in writing of:  (A) any request by the SEC for amendments or supplements to the BAC Registration Statement or the BAC Prospectus or for additional information; (B) the issuance by the SEC of any stop order suspending the effectiveness of the BAC Registration Statement or the initiation of any Proceeding for that purpose; (C) the receipt by BAC of any notification with respect to the suspension of the qualification or exemption from qualification of any of the BAC Series A Shares for sale or distribution in any jurisdiction or the initiation or threatening of any such Proceeding for such purpose; (D) the happening of any event which makes any statement made in the BAC Registration Statement or the BAC Prospectus or any document incorporated by reference or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the BAC Registration Statement or the BAC Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BAC Prospectus, in light of the circumstances under which they were made) not misleading; and (E) the reasonable determination of BAC that a supplement or amendment to the BAC Prospectus or post-effective amendment to the BAC Registration Statement would be appropriate;

(ii)           use commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of the BAC Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the BAC Series A Shares for sale or distribution in any jurisdiction, as promptly as reasonably practicable;

(iii)           if requested by Geron:  (A) as promptly as reasonably possible incorporate in a supplement or amendment to the BAC Prospectus or post-effective amendment to the BAC Registration Statement such information as Geron requests shall be included therein and as may be required by Legal Requirement; (B) make all required filings of such supplement or amendment to the BAC Prospectus or such post-effective amendment to the BAC Registration Statement as soon as BAC has received notification of the matters to be incorporated in such supplement or amendment to the BAC Prospectus or such post-effective amendment to the BAC Registration Statement; and

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(C) supplement or make supplements or amendments to the BAC Prospectus or BAC Registration Statement; provided, however, that BAC shall not be required to take any of the actions in this Section 7.3(a)(iii) which are not, in the opinion of outside legal counsel to BAC, in compliance with Legal Requirements;

(iv)           deliver to Geron, without charge, as many copies of the BAC Prospectus related to the BAC Series A Shares and as many copies of any amendment or supplement thereto as Geron may reasonably request (and BAC acknowledges, agrees and consents to the use of the BAC Prospectus or any amendment or supplement thereto by Geron in connection with the Series A Distribution covered by the BAC Prospectus or any amendment or supplement thereto);

(v)           use reasonable best efforts to keep or make each registration or qualification (or exemption therefrom) under the securities laws and the Blue Sky Laws (as contemplated by Section 4.7(d)) effective during the period the BAC Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the distribution of the BAC Series A Shares covered by the applicable registration statement in such jurisdictions such that the Series A Shares constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BAC);

(vi)           cooperate with Geron to facilitate the timely preparation and delivery, either by book entry of such shares, or by certificates representing the BAC Series A Shares to be distributed as contemplated by Section 7.2, which certificates shall not bear restrictive legends;

(vii)           use reasonable best efforts to cause the BAC Series A Shares to be registered with or approved by such Governmental Bodies as may be necessary to enable Geron to consummate the distribution and resale of the BAC Series A Shares as contemplated by Section 7.2;

(viii)           upon the occurrence of any event contemplated by Section 7.3(a)(i)(D) or Section 7.3(a)(i)(E) above, prepare a supplement or post-effective amendment to the BAC Registration Statement and/or a supplement or amendment to the BAC Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the BAC Series A Shares being distributed pursuant to Section 7.2, the BAC Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

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(ix)           use commercially reasonable efforts to cause the BAC Series A Shares to be listed on the NYSE MKT or on Nasdaq, and on each securities exchange where securities issued by BAC are then listed;

(x)           comply with all applicable SEC Legal Requirements and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of BAC after the effective date of the BAC Registration Statement, which statements shall cover said 12-month periods;

(xi)            until such time as all securities have been distributed or sold under the BAC Registration Statement and during any applicable Prospectus Delivery Period, keep current and effective the BAC Registration Statement and file such supplements or amendments to the BAC Registration Statement (or file a new registration statement and use its best efforts to have such registration statement declared effective) as may be necessary or appropriate in order to keep the BAC Registration Statement continuously effective and useable for the distribution of the BAC Series A Shares and the resale of such shares by any holder thereof under the Securities Act;

(xii)           obtain for delivery to Geron a negative assurance letter from counsel for BAC and comfort letter from registered public accountants  for BAC dated the effective date of the BAC Registration Statement, in form and substance as is customarily given in an underwritten secondary public offering;

(xiii)           use reasonable best efforts to procure the cooperation of its transfer agent in settling any offering or sale of the securities registered under the BAC Registration Statement, including with respect to the transfer of physical security instruments into book entry form in accordance with any procedures reasonably requested by Geron.

(b)           Geron agrees that, upon receipt of any notice from BAC of the happening of any event of the kind described in Section 7.3(a)(i), Geron will promptly discontinue distribution of the BAC Series A Shares pursuant to Section 7.2 until receipt from BAC of the copies of the supplemented or amended BAC Prospectus contemplated by Section 7.3(a)(iv) hereof, or until it is advised in writing by BAC that the use of the BAC Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in the BAC Prospectus.

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(c)             In connection with the registration obligations of BioTime pursuant to Section 4.7(a), BioTime shall comply with such Section 4.7(a) obligations with regard to  such registration to permit the distribution of the BioTime Warrants by BAC to the holders of the BAC Series A Shares distributed by Geron pursuant to Section 7.2 and the issuance of the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime), in each case, in accordance with the intended method or methods of distribution thereof, and pursuant thereto BioTime shall as expeditiously as reasonably practicable:

(i)           notify Geron and (if requested by Geron) confirm such notice in writing of:  (A) any request by the SEC for amendments or supplements to the BioTime Registration Statement or the BioTime Prospectus or for additional information; (B) the issuance by the SEC of any stop order suspending the effectiveness of the BioTime Registration Statement or the initiation of any Proceeding for that purpose; (C) the receipt by BioTime of any notification with respect to the suspension of the qualification or exemption from qualification of any of the BioTime Warrants for distribution or the issuance of the BioTime Common Stock issuable upon exercise of the BioTime Warrants or the resale of such shares in any jurisdiction or the initiation or threatening of any such Proceeding for such purpose; (D) the happening of any event which makes any statement made in the BioTime Registration Statement or the BioTime Prospectus or any document incorporated by reference or deemed to be incorporated therein by reference untrue or which requires the making of any changes in the BioTime Registration Statement or the BioTime Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus, in light of the circumstances under which they were made) not misleading; and (E) the reasonable determination of BioTime that a supplement or amendment to the BioTime Prospectus or post-effective amendment to the BioTime Registration Statement would be appropriate;

(ii)           use commercially reasonable efforts to obtain the withdrawal of any Order suspending the effectiveness of the BioTime Registration Statement, or the lifting of any suspension of the qualification or exemption from qualification of any of the BioTime Warrants for distribution or the issuance of the BioTime Common Stock issuable upon exercise of the BioTime Warrants or the resale of such shares in any jurisdiction, as promptly as reasonably practicable;

(iii)           if requested by Geron:  (A) as promptly as reasonably possible incorporate in a supplement or amendment to the BioTime Prospectus or post-effective amendment to the BioTime Registration Statement such information as Geron requests shall be included therein and as may be required by Legal Requirement;

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(B) make all required filings of such supplement or amendment to the BioTime Prospectus or such post-effective amendment to the BioTime Registration Statement as soon as BioTime has received notification of the matters to be incorporated in such supplement or amendment to the BioTime Prospectus or such post-effective amendment to the BioTime Registration Statement; and (C) supplement or make supplements or amendments to the BioTime Prospectus or BioTime Registration Statement; provided, however, that BioTime shall not be required to take any of the actions in this Section 7.3(c)(iii) which are not, in the opinion of outside legal counsel to BioTime, in compliance with Legal Requirements;

(iv)           use reasonable best efforts to keep or make each registration or qualification (or exemption therefrom) under the securities laws and the Blue Sky Laws (as contemplated by Section 4.7(d)) effective during the period the BioTime Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the distribution of the BioTime Warrants and the issuance of shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants  covered by the applicable registration statement in such jurisdictions such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime);

(v)           use reasonable best efforts to cause the BioTime Warrants and the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants to be registered with or approved by such Governmental Bodies as may be necessary to enable BAC to consummate the distribution of the BioTime Warrants as contemplated by Section 7.2;

(vi)           upon the occurrence of any event contemplated by Section 7.3(c)(i)(D) or Section 7.3(c)(i)(E) above, prepare a supplement or post-effective amendment to the BioTime Registration Statement and/or a supplement or amendment to the BioTime Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the holders of the BioTime Warrants, the BioTime Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(vii)           use commercially reasonable efforts to cause the BioTime Warrants and the shares of Common Stock of BioTime issuable upon exercise of the BioTime Warrants to be listed on the NYSE MKT or on Nasdaq, and on each securities exchange where securities issued by BioTime are then listed;

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(viii)           comply with all applicable SEC Legal Requirements and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of BioTime after the effective date of the BioTime Registration Statement, which statements shall cover said 12-month periods;

(ix)           until such time as all securities have been distributed or sold under the BioTime Registration Statement and during any applicable Prospectus Delivery Period, keep current and effective the BioTime Registration Statement and file such supplements or amendments to the BioTime Registration Statement (or file a new registration statement and use its best efforts to have such registration statement declared effective) as may be necessary or appropriate in order to keep the BioTime Registration Statement continuously effective and useable for the distribution of the BioTime Warrants and the issuance of shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants such that each of the BioTime Warrants and the shares of BioTime Common Stock issuable thereunder constitute freely tradable securities upon issuance thereof (other than with respect to Affiliates of BioTime) under the Securities Act;

(x)           obtain for delivery to Geron a negative assurance letter from counsel for BioTime and comfort letter from the registered public accountants for BioTime dated the effective date of the BioTime Registration Statement, in form and substance as is customarily given in an underwritten secondary public offering;

(xi)            use reasonable best efforts to procure the cooperation of its transfer agent in settling any offering or sale of the securities registered under the BioTime Registration Statement, including with respect to the transfer of physical security instruments into book entry form in accordance with any procedures reasonably requested by Geron.

(d)           Other than the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus, neither BioTime nor BAC will prepare, use, authorize, approve or refer to any “written communications” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the securities registered under such registration statements (a “free writing prospectus”) or file any such proposed free writing prospectus with the SEC without Geron’s prior written consent not to be unreasonably withheld, conditioned or delayed.

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(e)           Promptly following the execution of this Agreement, Geron shall use its reasonable best efforts to provide BioTime and BAC with a list of the jurisdictions in which Geron stockholders reside and the approximate aggregate number of shares of Geron common stock held in each such jurisdiction (the “Jurisdiction List”) as of a specified date (which date shall not be earlier than the date hereof and shall not be later than ten Business Days following the date hereof) (the “Initial Determination Date”).  Promptly following the BioTime Stockholder Meeting, Geron shall use its reasonable best efforts to provide BioTime and BAC with an updated Jurisdiction List as of a specified date (which date shall not be earlier than the date of the BioTime Stockholder Meeting and shall not be later than the earlier of (i) five Business Days following the BioTime Stockholder Meeting and (ii) the Closing Date) (the “Interim Determination Date”), and Geron shall use its reasonable best efforts to provide BioTime and BAC, within 25 Business Days following the Closing Date, with a final updated Jurisdiction List as of the Closing Date (for this purpose, the  “Final Determination Date”).  Notwithstanding Section 7.3(a)(v), Section 7.3(a)(vii), Section 7.3(c)(iv) and Section 7.3(c)(v), neither BioTime nor BAC shall have any obligation to register or qualify securities in any state or foreign jurisdiction in which the stockholders of Geron hold less than 20,000 shares of Geron common stock in the aggregate, based upon the Jurisdiction List as of the Final Determination Date (the “Exempt Jurisdictions”).  In the event that any jurisdiction that would have been an Exempt Jurisdiction as of the Initial Determination Date or the Interim Determination Date ceases to be an Exempt Jurisdiction based on the Jurisdiction List on the Final Determination Date, notwithstanding Section 7.2 Geron will delay setting a record date for the Series A Distribution until such time as BioTime and BAC notify Geron that BioTime and BAC have satisfied their obligations under Section 7.3(a)(v), Section 7.3(a)(vii), Section 7.3(c)(iv) and Section 7.3(c)(v) with respect to such jurisdictions, including a notification to Geron pursuant to Section 7.2 that one or more jurisdictions is an Excluded Jurisdiction.  In the event Geron does not provide BioTime and BAC with a Jurisdiction List as of the Final Determination Date within 25 Business Days following the Closing Date, then the Exempt Jurisdictions shall be determined based upon the most recent Jurisdiction List provided to BioTime and BAC by Geron.  If Geron does not provide any Jurisdiction List to BioTime and BAC, then any jurisdiction not listed on Schedule 7.3(e) shall be an Exempt Jurisdiction.  In lieu of distributing the BAC Series A Shares to the stockholders of Geron in the Exempt Jurisdictions (other than any Exempt Jurisdiction in which BAC has registered or qualified the BAC Series A Common Stock, as communicated in writing by BAC to Geron within the earlier of (i) 5 Business Days following delivery of the Jurisdiction List as of the Final Determination Date or (ii) 27 Business Days following the Closing Date (each, a “Voluntary Jurisdiction”)) pursuant to the Series A Distribution, Geron shall as promptly as practicable following the final determination of the Exempt Jurisdictions pursuant to this Section 7.3(e) sell the BAC Series A Common Stock that otherwise would have been distributed to stockholders of Geron in the Exempt Jurisdictions other than the Voluntary Jurisdictions, and distribute the net sales proceeds received by Geron with respect to such sale in cash to such stockholders of Geron ratably according to the number of shares of BAC Series A Common Stock that such stockholders of Geron would otherwise have received in the Series A Distribution.  The BAC Series A Shares (including fractional interests) sold by Geron pursuant to this Section 7.3 shall be sold by Geron on the principal securities exchange or over-the-counter market on which shares of BAC Series A Common Stock then trade.

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7.4           Dividend by BAC of BioTime Warrants to holders of BAC Series A Common Stock.  To the extent permitted by applicable Legal Requirements, BAC shall cause the distribution of the BioTime Warrants pro rata to holders of BAC Series A Shares (the “BioTime Warrant Distribution”) as soon as practicable following Geron’s having notified BioTime and BAC of the completion of the Series A Distribution.  To the extent reasonably practicable, BioTime shall use commercially reasonable efforts to cause the BioTime Warrants and the shares of BioTime Common Stock issuable upon exercise of the BioTime Warrants to be listed on each securities exchange where securities issued by BioTime are then listed.

7.5           Indemnification Relating to BioTime Registration Statement, BAC Registration Statement and Certain Distributions.

(a)           BioTime and BAC jointly and severally agree to indemnify and hold harmless Geron Indemnitees from and against, and shall compensate and reimburse each of the Geron Indemnitees for, any and all losses, claims, damages and liabilities (including any legal or other expenses reasonably incurred in connection with defending or investigating any action, claim, inquiry, investigation or other Proceeding), to the extent relating to (i) any third party claim or action, (ii) any regulatory claim, inquiry, or investigation or other regulatory Proceeding, (iii) any derivative claim or action brought by or on behalf of the stockholders of Geron, or (iv) any counter-claim or other action brought in connection with a claim or action brought by BioTime or BAC against any Geron Indemnitee, in each case, arising during the period beginning on the first effective date of the BioTime Registration Statement and/or the BAC Registration Statement and ending on the fifth anniversary of the earliest to occur of the date on which all of the BioTime Warrants have either expired or been exercised, cancelled or  sold (the “End Date”) (together, “Section 7.5 Damages”) and relating to (A) the Series A Distribution, (B) the BioTime Warrant Distribution, or (C) any distribution of securities by BAC to the holders of the BAC Series A Shares within one year following the Closing, in each case, caused by:  (1) any untrue statement or alleged untrue statement of a material fact contained in (aa) the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement, or the BAC Prospectus, or any amendment thereof, or any other registration statement or prospectus or BAC or BioTime information that BAC or BioTime has filed, or is required to file, pursuant to the Securities Act, or any amendment or supplement thereto, (bb) any preliminary prospectus, “time of sale” prospectus or any amendment or supplement thereto, (cc) any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, (dd) any information that BioTime or BAC has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, (ee) any road show as defined in Rule 433(h) under the Securities Act, and (ff) any prospectus or any amendment or supplement thereto; or (2) any omission or alleged omission to state in any of the foregoing items a material fact required to be stated therein or necessary to make the statements therein (in the case of statements in the BioTime Prospectus or the BAC Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such Section 7.5 Damages are caused by the Geron Information; provided, however, that if a Section 7.5 Notice (as defined below) is given to BioTime and BAC on or prior to the End Date, then the claim(s) asserted in such Section 7.5 Notice shall survive the End Date until such time as such claim is (or claims are) fully and finally resolved.  For purposes of this Agreement, a “Section 7.5 Notice” shall be deemed to have been given if any Geron Indemnitee, acting in good faith, delivers to BioTime and BAC a written notice asserting a claim for recovery under this Section 7.5 setting forth in reasonable detail the facts giving rise to the claim for indemnification hereunder to the extent known and (if then known) the amount or the method of computation of the amount of such claim.  The amount of any Section 7.5 Damages for which indemnification is provided under this Section 7.5 to a Geron Indemnitee shall be net of any recovery under the Insurance Policy, and to the extent of recovery under any other insurance policy, shall be net of any such recovery.

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(b)           Promptly after receipt by a Geron Indemnitee of notice of any Proceeding, such Geron Indemnitee shall notify BioTime and BAC of such Proceeding, provided that the failure to so notify BioTime and BAC shall not relieve BioTime and BAC from any liability hereunder except to the extent such failure to notify has actually and materially prejudiced the defense relating to any such Proceeding.  BioTime and BAC agree that the indemnification, reimbursement and commitments set forth in this Section 7.5 shall apply whether or not any Geron Indemnitee is a formal party to any such Proceeding and the rights of the Geron Indemnitees shall be in addition to any other rights that any Geron Indemnitee may otherwise have against BioTime or BAC.  Upon request of the Geron Indemnitee, BioTime and BAC shall retain counsel reasonably satisfactory to the Geron Indemnitee to represent the Geron Indemnitee and any others BioTime and BAC may designate in such Proceeding and BioTime and BAC shall pay the fees and disbursements of such counsel related to such Proceeding.  In any such Proceeding, any Geron Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Geron Indemnitee unless (i) BioTime, BAC and the Geron Indemnitee shall have agreed in writing to the retention of such counsel or (ii) the named parties to any such Proceeding (including any impleaded parties) include both BioTime or BAC and the Geron Indemnitee and, in the reasonable opinion of counsel to Geron, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  Such firm shall be designated in writing by Geron and shall be reasonably acceptable to BioTime.  It is understood that BioTime and BAC shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel) for all such Geron Indemnitees in connection with any Proceeding or related Proceedings in the same jurisdiction.  BioTime and BAC shall not be liable for any settlement of any Proceeding without their written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, BioTime and BAC agrees to indemnify and hold harmless the Geron Indemnitees from and against, and shall compensate and reimburse each of the Geron Indemnitees for, any Section 7.5 Damages by reason of such settlement or judgment to the extent the Geron Indemnitees are otherwise entitled to indemnification hereunder.  BioTime, BAC and Geron each agree that, without the other party’s prior written consent, neither BioTime, BAC nor Geron will agree to any settlement of, compromise or consent to the entry of any judgment in or other termination of any Proceeding (each and collectively, a “Settlement”) in respect of which indemnification could be sought hereunder unless such Settlement includes an unconditional release of the applicable Geron Indemnitee from any Section 7.5 Damages arising out of such Proceeding and does not include any findings of fact or admissions of culpability as to the Geron Indemnitees, BioTime or BAC.

(c)           To the extent the indemnification provided for in this Section 7.5 is unavailable to a Geron Indemnitee or insufficient in respect to any Section 7.5 Damages, then BioTime and BAC, in lieu of indemnifying such Geron Indemnitee, shall contribute to the amount paid or payable by such Geron Indemnitee as a result of such Section 7.5 Damages (i) in such proportion as is appropriate to reflect the relative benefits received by BioTime and BAC on the one hand and the Geron Indemnitee on the other hand from the Series A Distribution,  the BioTime Warrant Distribution or any Additional Distribution, as the case may be, or (ii) if the allocation provided by clause 7.5(c)(i) above is not permitted by applicable Legal Requirement, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7.5(c)(i) above but also the relative fault of BioTime and BAC on the one hand and of the Geron Indemnitee on the other hand in connection with the statements or omissions that resulted in such Section 7.5 Damages, as well as any other relevant equitable considerations. The relative fault of BioTime and BAC on the one hand and the Geron Indemnitee on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by BioTime or BAC on the one hand, or by the Geron Indemnitee in writing, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(d)           BioTime, BAC and Geron agree that it would not be just or equitable if contribution pursuant to Section 7.5(c) were determined by any other method of allocation that does not take account of the equitable considerations referred to in Section 7.5(c).  Notwithstanding the provisions of this Section 7.5, Geron shall not be required to contribute any amount in excess of the value of the BAC Series A Shares not distributed to the stockholders of Geron pursuant to Section 7.2 as a result of the rounding down of fractional shares.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent representation.  The remedies provided for in this Section 7.5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Geron Indemnitee at law or in equity.  Section 9 of this Agreement shall not be applicable to Section 7.5 Damages or the matters contemplated by this Section 7.5.

(e)           The indemnity and contribution provisions contained in this Section 7.5 shall remain operative and in full force and effect regardless of:  (i) any investigation made by or on behalf of Geron, any person controlling Geron or any Affiliate of Geron or by or on behalf of Geron, its officers or directors or Persons controlling Geron; and (ii) the Series A Distribution, the BioTime Warrant Distribution or any Additional Distribution.

7.6           ViaCyte Contested Matter.  BAC shall be substituted for Geron as a party in interest as promptly as practicable upon Closing.

8.            Termination.

8.1           Termination Events.  This Agreement may be terminated prior to the Closing:

(a)           by the mutual written consent of BioTime and Geron;

(b)           by BioTime if the Closing has not taken place on or before September 30, 2013 (other than as a result of any failure on the part of BioTime or BAC to comply with or perform its covenants and obligations under this Agreement);

(c)           by Geron if the Closing has not taken place on or before September 30, 2013 (other than as a result of any failure on the part of Geron to comply with or perform any covenant or obligation set forth in this Agreement);

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(d)           by either BioTime or Geron, if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Transactions; provided, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the issuance of such Order or the taking of such action is attributable to the failure of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing;

(e)           by BioTime, if any of Geron’s representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate, or if any of Geron’s covenants contained in this Agreement shall have been breached in any respect, in either case if (i) such inaccuracy or breach would cause the conditions in Section 5.1 or Section 5.2 not to be satisfied; and (ii) such inaccuracy or breach (if curable) is not cured by Geron within 30 calendar days after receiving written notice from BioTime of such inaccuracy or breach;

(f)           by Geron if any of BioTime’s and BAC’s representations and warranties contained in this Agreement shall have been inaccurate as of the date of this Agreement or shall have become inaccurate, or if any of BioTime’s covenants contained in this Agreement shall have been breached in any respect, in either case if (i) such inaccuracy or breach would cause the conditions in Section 6.1 or Section 6.2 not to be satisfied; and (ii) such inaccuracy or breach (if curable) is not cured by BioTime or BAC within 30 calendar days after receiving written notice from Geron of such inaccuracy or breach;

(g)           by BioTime or Geron if:  (i) the BioTime Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and the stockholders of BioTime shall have taken a final vote on the BioTime Voting Proposal and the Additional Voting Proposal; and (ii) the BioTime Voting Proposal and the Additional Voting Proposal shall not have obtained the Required BioTime Stockholder Vote; provided, however, that (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(g) if the failure of the BioTime Voting Proposal and the Additional Voting Proposal to be approved by the Required BioTime Stockholder Vote is attributable to a failure on the part of such party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing; and (B) BioTime shall not be permitted to terminate this Agreement pursuant to this Section 8.1(g) if the failure of the BioTime Voting Proposal and the Additional Voting Proposal to be approved by the Required BioTime Stockholder Vote is attributable to a breach of any of the Support Agreements;

(h)           by Geron if (i) the BioTime Board or any committee thereof shall have made a Recommendation Withdrawal, or (ii) any of Alfred Kingsley, Neal Bradsher and Michael West, as the case may be, shall have materially breached the Support Agreement applicable to him, unless in either case the Required BioTime Stockholder Vote shall have been obtained for the BioTime Voting Proposal and the Additional Voting Proposal prior to such termination;

(i)            by BioTime if there shall have occurred a Geron Material Adverse Effect and such Geron Material Adverse Effect, if curable, is not cured by Geron within 30 calendar days after receiving written notice from BioTime of its intent to terminate this Agreement pursuant to this Section 8.1(i); or

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(j)            by Geron if there shall have occurred a BioTime Material Adverse Effect and such BioTime Material Adverse Effect, if curable, is not cured by BioTime within 30 calendar days after receiving written notice from Geron of its intent to terminate this Agreement pursuant to this Section 8.1(j).

8.2           Termination Procedures.  If BioTime wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d), Section 8.1(e), Section 8.1(g) or Section 8.1(i), BioTime shall deliver to Geron a written notice stating that BioTime is terminating this Agreement and setting forth a description of the basis on which BioTime is terminating this Agreement.  If Geron wishes to terminate this Agreement pursuant to Section 8.1(c), Section 8.1(d), Section 8.1(f), Section 8.1(g), Section 8.1(h) or Section 8.1(j), Geron shall deliver to BioTime a written notice stating that Geron is terminating this Agreement and setting forth a description of the basis on which Geron is terminating this Agreement.

8.3           Effect of Termination.  Subject to Section 8.4(b), if this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:  (a) the provisions of the CDA shall not terminate and shall remain in full force and effect; (b) no party shall be relieved of any obligation or other Liability arising from any intentional breach by such party of any representation or warranty contained in this Agreement or any intentional, knowing and material breach by such party of any covenant contained in this Agreement (provided that for purposes of this Agreement, an “intentional, knowing and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement); and (c) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.3, Section 10.4, Section 10.5, Section 10.6, Section 10.7, Section 10.8, Section 10.9, Section 10.10, Section 10.11, Section 10.12, Section 10.13, Section 10.14, Section 10.15, Section 10.16, Section 10.17, and Section 10.18.

8.4            Termination Fee.

(a)           If this Agreement is terminated by BioTime or Geron pursuant to Section 8.1(g) or 8.1(h), or if this Agreement is terminated by BioTime or Geron pursuant to any other provision of Section 8 either (i) at any time after the occurrence of any of the events described in Section 8.1(h), or (ii) at any time when Geron is permitted to terminate this Agreement pursuant to Section 8.1(g), then BioTime shall pay to Geron, in cash within two Business Days after such termination, a non-refundable fee in the amount of $1,800,000 (the “Termination Fee”).

(b)           Notwithstanding anything to the contrary in this Agreement in no event shall BioTime be required to pay the Termination Fee on more than one occasion.

9.           Indemnification and Survival of Representations.

9.1           Survival.

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(a)           The representations and warranties of each party to this Agreement shall survive the Closing.

(b)           The representations and warranties:

(i)            made by Geron in this Agreement (other than the representations and warranties set forth in Section 2.2, Section 2.3, Section 2.4 and Section 2.10 (collectively, the “Geron Specified Representations”) shall expire on the first anniversary of the Closing Date (the “Initial Representation Termination Date”);

(ii)            made by Geron in Section 2.2, Section 2.3, Section 2.4 and Section 2.10 of this Agreement shall expire on the third anniversary of the Closing Date (the “Final Representation Termination Date”);

(iii)           made by BioTime and BAC in this Agreement (other than the representations and warranties set forth in Section 3.2, Section 3.6, Section 3.7 and Section 3.8 (collectively, the “BioTime Specified Representations”) shall expire on the Initial Representation Termination Date; and

(iv)           made by BioTime and BAC in Section 3.2, Section 3.6, Section 3.7 and Section 3.8 shall expire on the Final Representation Termination Date provided, however, that if a Claim Notice relating to a representation or warranty of Geron, on the one hand, or BioTime and BAC, on the other hand, in this Agreement is given to Geron, or BioTime and BAC, on or prior to the Initial Representation Termination Date (or, with respect to a Claim Notice relating to a Geron Specified Representation or a BioTime Specified Representation, on or prior to the Final Representation Termination Date), as applicable, then the claim(s) asserted in such Claim Notice shall survive the Initial Representation Termination Date or the Final Representation Termination Date, as applicable, until such time as such claim is (or claims are) fully and finally resolved.

(c)           The limitations set forth in Section 9.1 shall not apply in the case of fraud.

(d)           The parties acknowledge and agree that the survival periods set forth in Section 9.1 are intended to modify and replace the applicable statute of limitations with respect to the parties’ ability to assert claims for inaccuracies or breaches of such representations and warranties under applicable law.

9.2           Indemnification by Geron.

(a)           From and after the Closing Date (but subject to the limitations set forth in this Section 9), Geron shall hold harmless and indemnify each of the BioTime Indemnitees and BAC Indemnitees against, and shall compensate and reimburse each of the BioTime Indemnitees and the BAC Indemnities for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the BioTime Indemnitees or BAC Indemnitees and that arise from:

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(i)            any inaccuracy in or breach of any of the representations or warranties made by Geron in this Agreement;

(ii)           any breach of any covenant or obligation of Geron contained in this Agreement; or

(iii)          Liabilities to the extent related to, and Encumbrances upon, the Contributed Geron Assets, other than the Assumed Geron Liabilities.

(b)           Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by Geron if BioTime, BAC or any of their respective Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

9.3           Indemnification by BioTime.

(a)           From and after the Closing Date (but subject to the limitations set forth in this Section 9), BioTime shall hold harmless and indemnify each of the Geron Indemnitees against, and shall compensate and reimburse each of the Geron Indemnitees for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the Geron Indemnitees and that arise from:

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(i)            any inaccuracy in or breach of any of the representations or warranties made by BioTime in this Agreement; or

(ii)           any breach of any covenant or obligation of BioTime contained in this Agreement.

(b)           Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by BioTime if Geron or its Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

9.4           Indemnification by BAC.

(a)           From and after the Closing Date (but subject to the limitations set forth in this Section 9), BAC shall hold harmless and indemnify each of the Geron Indemnitees ( against, and shall compensate and reimburse each of the Geron Indemnitees for, any Damages (regardless of whether or not such Damages relate to a third party claim) that are incurred by any of the Geron Indemnitees and that arise from:

(i)            any inaccuracy in or breach of any of the representations or warranties made by BAC in this Agreement; or

(ii)           any breach of any covenant or obligation of BAC contained in this Agreement; or

(iii)          the Assumed  Geron Liabilities.

(b)           Notwithstanding anything to the contrary contained in this Agreement, there shall not be deemed to be an inaccuracy or breach of any representation or warranty made by BAC if Geron or its Representatives had, on or prior to the date of this Agreement, knowledge of the inaccuracy in or breach of, or of any facts or circumstances constituting or resulting in the inaccuracy in or breach of, such representation or warranty.

9.5           Limitations on Indemnification.

(a)           Subject to Section 9.5(c), Geron shall not be required to make any indemnification payment pursuant to Section 9.2(a)(i) until such time as the total amount of all Damages that have been incurred by any one or more of the BioTime Indemnitees or BAC Indemnitees and with respect to which any indemnification payment would otherwise be available to the BioTime Indemnitees or the BAC Indemnitees pursuant to Section 9.2(a)(i), exceeds Fifty Thousand Dollars ($50,000) (the “Deductible Amount”).  If the total amount of such Damages exceeds the Deductible Amount, the BioTime Indemnitees and the BAC Indemnitees (collectively) shall be entitled to be indemnified only against the amount of such Damages exceeding the Deductible Amount.  Subject to Section 9.5(c), neither BioTime nor BAC shall be required to make any indemnification payment pursuant to Section 9.3(a)(i) or 9.4(a)(i) until such time as the total amount of all Damages that have been incurred by any one or more of the Geron Indemnitees and with respect to which any indemnification payment would otherwise be available to the Geron Indemnitees pursuant to Section 9.3(a)(i) or Section 9.4(a)(i), exceeds the Deductible Amount.  If the total amount of such Damages exceeds the Deductible Amount, the Geron Indemnitees shall be entitled to be indemnified only against the amount of such Damages exceeding the Deductible Amount.

(b)           Subject to Section 9.5(c), the maximum amount of indemnifiable Damages which may be recovered (a) by the BioTime Indemnitees and BAC Indemnitees  from Geron with respect to the matters described in Section 9.2(a)(i) and Section 9.2(a)(ii) with respect to covenants that must be performed prior to the Closing shall be Two Million Dollars ($2,000,000) (the “Indemnification Cap”), or (b) by the Geron Indemnitees from BioTime and BAC with respect to the matters described in Section 9.3(a)(i), Section 9.3(a)(ii) with respect to covenants that must be performed prior to the Closing, Section 9.4(a)(i)  and Section 9.4(a)(ii) with respect to covenants that must be performed prior to the Closing shall be equal to the Indemnification Cap.

(c)           The limitations on the indemnification obligations of Geron, BioTime and BAC set forth in Section 9.5(a), and Section 9.5(b) shall not apply:  (i) in the case of fraud; (ii) to the matters contemplated by Section 9.2(a)(ii), Section 9.3(a)(ii) or Section 9.4(a)(ii), in each case, with respect to covenants that must be performed following the Closing; or (iii) with respect to the matters contemplated by Section 9.2(a)(iii) or Section 9.4(a)(iii).

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(d)           Promptly after any Indemnitee becomes aware of any event or circumstance that would reasonably be expected to constitute or give rise to any claim for indemnification pursuant to this Section 9, such Indemnitee shall take all commercially reasonable efforts to mitigate and minimize all Damages that may result from such event or circumstance (it being understood that nothing in this Section 9.5(d) shall limit such Indemnitee’s right to seek indemnification hereunder with respect to any costs of such mitigation).

(e)           Each Indemnitee shall use reasonable efforts to collect any amounts available under insurance coverage for any Damages payable under Section 9.  The amount of any Damages for which indemnification is provided under this Section 9 to an Indemnitee shall be net of any amounts recovered by such Indemnitee under insurance policies with respect to such Damages in excess of the sum of:  (i) reasonable out-of-pocket costs and expenses relating to collection under such policies; and (ii) any deductible associated therewith to the extent paid or by which insurance proceeds were reduced.

9.6           Exclusive Remedy.  Except as provided in Section 7.5, and subject to any injunction or other equitable remedies that may be available to the Indemnitees, from and after the Closing Date, the Indemnitors shall not be liable or responsible in any manner whatsoever (whether for indemnification or otherwise) to the Indemnitees with respect to the matters contemplated by this Agreement except as expressly provided in this Section 9 and in accordance with the provisions of Section 10.12, and, subject to the foregoing, this Section 9 provides the exclusive remedy and cause of action of Indemnitees against any Indemnitor with respect to any matter arising out of or in connection with this Agreement; provided, however, that no claim against an Indemnitor for fraud by such Indemnitor shall be subject to the limitations of this Section 9.6.

9.7           Defense of Third Party Claims.  In the event of the assertion or commencement by any Person other than BioTime, BAC or Geron of any Proceeding with respect to which any Indemnitee may be entitled to indemnification pursuant to this Section 9, the Indemnitor(s) shall have the right, at its election and expense, to proceed with the defense of such Proceeding on its own with counsel reasonably satisfactory to the Indemnitee(s); provided, however, that the Indemnitor(s) shall not settle or compromise any such Proceeding without the prior written consent of the Indemnitee(s), which consent shall not be unreasonably withheld, conditioned or delayed.  The Indemnitee(s) shall give the Indemnitor(s) prompt written notice after it becomes aware of the commencement of any such Proceeding against the Indemnitee(s); provided, however, any failure on the part of the Indemnitee(s) to so notify the Indemnitor(s) shall not limit any of the obligations of the Indemnitor(s), or any of the rights of the Indemnitee(s), under this Section 9 (except to the extent such failure prejudices the defense of such Proceeding).  If the Indemnitor(s) elects to assume and control the defense of any such Proceeding:  (a) at the request of the Indemnitor(s), the Indemnitee(s) shall make available to the Indemnitor(s) any material documents and materials in the possession of the Indemnitee(s) that may be necessary to the defense of such Proceeding; (b) the Indemnitor(s) shall keep the Indemnitee(s) reasonably informed of all material developments relating to such Proceeding; and (c) the Indemnitee(s) shall have the right to participate in the defense of such Proceeding at its own expense.  If the Indemnitor(s) does not elect to proceed with the defense of any such Proceeding, the Indemnitee(s) may proceed with the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitor(s); provided, however, that the Indemnitee(s) may not settle or compromise any such Proceeding without the prior written consent of the Indemnitor(s)  (which consent may not be unreasonably withheld, conditioned or delayed).

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9.8           Inapplicability of Section 9 to Matters Contemplated by Section 7.5.  This Section 9 shall not be applicable to Section 7.5 Damages or the matters contemplated by Section 7.5.  Such matters shall be governed exclusively by Section 7.5.

10.           Miscellaneous Provisions.

10.1        Tax Matters.

(a)           With respect to a Tax Return for a Straddle Period required to be filed after the Closing Date, BAC shall prepare such Tax Return on a basis consistent with past practice to the extent consistent with applicable Legal Requirements.

(b)           In apportioning Tax liability between the Pre-Closing Tax Period and Post-Closing Tax Period for purposes of Section 1.7(a), in the case of a Straddle Period, (i) Taxes based upon or related to income or receipts with respect to the Technology and the Contributed Geron Assets shall be allocated to the Pre-Closing Period and the Post-Closing Period based on a closing of the books method and (ii) Taxes imposed on a periodic basis (including real, personal and intangible property Taxes) with respect to the Technology and the Contributed Geron Assets shall be allocated to the Pre-Closing Tax Period or the Post-Closing Tax Period on a pro-rata basis (based on the number of days during the Straddle Period elapsed on or prior to the Closing Date).

(c)           Notwithstanding anything herein to the contrary, as promptly as practicable after the Closing, BAC shall reimburse Geron for the Prepaid Tax Amount.

10.2        Further Actions.

(a)           From and after the Closing, each party hereto shall cooperate with the other party, and shall cause to be executed and delivered such documents as the other party may reasonably request, for the purpose of evidencing the Transactions.

(b)           After the Closing, if Geron or any Affiliate of Geron receives any payment, refund or other amount that is a Contributed Geron Asset, Geron shall promptly remit or shall cause to be remitted such amount to BAC.  After the Closing, if BioTime or BAC or any Affiliate of BioTime or BAC receives any payment, refund or other amount that is properly due and owing to Geron or any Affiliate of Geron in connection with the Transactions, BioTime or BAC, as the case may be, shall promptly remit or shall cause to be remitted such amount to Geron or such Affiliate of Geron.

(c)           After the Closing, if BioTime or any Affiliate of BioTime receives any payment, refund or other amount that is a Contributed BioTime Asset, BioTime shall promptly remit or shall cause to be remitted such amount to BAC.  After the Closing, if BAC or any Affiliate of BAC receives any payment, refund or other amount that is properly due and owing to BioTime or any Affiliate of BioTime in connection with the Transactions, BAC shall promptly remit or shall cause to be remitted such amount to BioTime or such Affiliate of BioTime.

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10.3        Independent Investigation; Sole Representations.

(a)           Each of BioTime and BAC acknowledges that it has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Technology, which investigation, review and analysis was done by BioTime and BAC and their respective Affiliates and Representatives.  Each of BioTime and BAC acknowledges that BioTime, BAC and their respective Representatives have been provided adequate access to the personnel, properties, premises and records of Geron and the Technology for such purpose.  In entering into this Agreement, each of BioTime and BAC acknowledges that such party has relied solely upon the aforementioned investigation, review and analysis and not on any factual representations or opinions of Geron or its Representatives (except the specific representations and warranties of Geron set forth in Section 2 as qualified by the Geron Disclosure Schedule).  Each of BioTime and BAC hereby agrees and acknowledges that:  (a) other than the representations and warranties made in Section 2 (as qualified by the Geron Disclosure Schedule), none of Geron, its Affiliates or any of their respective Representatives make or have made, and neither BioTime nor BAC is relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed Geron Assets, the Assumed Geron Liabilities or the Technology including as to:  (i) merchantability or fitness for any particular use or purpose; (ii) the operation of the Technology by BAC; (iii) the probable success or profitability of the Technology after the Closing; or (iv) any projections, reports or other documents or information relating to the Technology or the Contributed Geron Assets; and (b) other than the indemnification obligations of Geron set forth in Section 9, none of Geron, its Affiliates, or any of their respective Representatives will have or be subject to any Liability or indemnification obligation to BioTime or BAC or to any other Person resulting from the distribution to BioTime or BAC, their respective Affiliates or Representatives of, or BioTime’s or BAC’s use of, any information relating to the Contributed Geron Assets, the Assumed Geron Liabilities or the Technology, including any information, documents or material (including data and materials related to preclinical studies  and clinical trials) made available to BioTime or BAC, whether orally or in writing, in certain “data rooms,” management presentations, functional “break-out” discussions, responses to questions submitted on behalf of BioTime or BAC or in any other form in expectation of the transactions contemplated by this Agreement.

(b)           Geron hereby agrees and acknowledges that: (a) other than the representations and warranties made in Section 3 (as qualified by the BioTime and BAC Disclosure Schedule), none of BioTime, BAC, or any of their respective Affiliates or Representatives make or have made, and Geron is not relying on, any representation or warranty, express or implied, at law or in equity, with respect to the Contributed BioTime Assets, BioTime or BAC, whether made by BioTime, BAC or any of their respective Representatives, including as to (as applicable): (i) the operation of the BioTime Contributed Assets by BAC; (ii) the probable success or profitability of BioTime, the BioTime Contributed Assets or BAC after the Closing; (iii) any projections, reports or other documents or information relating to BAC, BioTime or the Contributed BioTime Assets; or (iv) any other information relating to the future or historical financial condition, results of operations, prospects, businesses, assets or liabilities of BioTime, BAC or the Contributed BioTime Assets and (b) other than the indemnification obligations of BioTime set forth in Section 7.5 and of BioTime and BAC set forth in Section 9, none of BioTime or BAC, or any of their respective Affiliates or Representatives will have or be subject to any Liability or indemnification obligation to BioTime or BAC or to any other Person resulting from the distribution to Geron or its Affiliates or Representatives of, or Geron’s use of, any information relating to the Contributed BioTime Assets, including any information, documents or material made available to Geron or its Affiliates, whether orally or in writing, in any management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Geron or its Affiliates or in any other form in expectation of the transactions contemplated by this Agreement.

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10.4        Publicity.  Each of Geron and BioTime may issue an initial press release concerning this Agreement and the Transactions that is approved in advance by such other party.  Thereafter, BioTime, BAC and Geron shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and shall not issue any press release or make any public statement or filing relating to this Agreement or the Transactions contemplated hereby without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that the foregoing limitations shall not apply to any disclosure of any information concerning this Agreement or the transactions contemplated by this Agreement: (i) by BioTime, Geron or, following the Closing, BAC, which such party deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including to securities analysts and institutional investors and in press interviews (provided that, in such case, the disclosing party shall provide reasonable prior notice to the non-disclosing party of such disclosure); (ii) in connection with any dispute between the parties regarding this Agreement or the Transactions contemplated by this Agreement; and (iii) in the Proxy Statement, the BioTime Registration Statement, the BioTime Prospectus, the BAC Registration Statement and the BAC Prospectus, provided that the parties comply with their obligations under this Agreement with respect to such filings.

10.5        Fees & Expenses.

(a)           Except as otherwise specifically set forth in this Agreement, Geron shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of or for the benefit of Geron in connection with:  (i) the negotiation, preparation and review of this Agreement (including the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule) and the other Transactional Agreements; (ii) the preparation and submission of any filing or notice required to be made or given by Geron in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by Geron in connection with any of the Transactions; and (iii) the consummation and performance of the Transactions.  BioTime and BAC shall have no liability to any broker, finder, investment banker, or other advisor retained or engaged by Geron or any subsidiary of Geron in connection with the Transactions (“Geron Agent”), and Geron shall indemnify and hold BioTime and BAC harmless from any claims by any Geron Agent for any fees or compensation arising from the Transactions.

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(b)           BioTime shall bear and pay all fees, costs and expenses that have been incurred or that are in the future (prior to or at the Closing), incurred by, or on behalf or for the benefit of BioTime in connection with:  (i) the negotiation, preparation and review of this Agreement (including the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule) and the other Transactional Agreements; (ii) the preparation and submission of any filing or notice required to be made or given by BioTime or any Affiliate of BioTime in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by BioTime  or any Affiliate of BioTime in connection with any of the Transactions; and (iii) the consummation and performance of the Transactions.  Geron shall have no liability to any broker, finder, investment banker, or other advisor retained or engaged by BioTime, BAC, or any subsidiary of any of them in connection with the Transactions (“BioTime Agent”), and BioTime and BAC shall jointly and severally indemnify and hold Geron harmless from any claims by any BioTime  Agent for any fees or compensation arising from the Transactions.

(c)           Notwithstanding any other provision in this Agreement to the contrary, if the Closing occurs later than the date that is six (6) months following the date of this Agreement (the “Six Month Date”), BAC shall reimburse Geron for the fees and costs, including reasonable attorneys fees, of prosecuting and maintaining patent applications and patents comprising Contributed IP from the Six Month Date through the Closing of the Transactions.

(d)           Notwithstanding Section 10.5(a), conditioned upon the Closing having occurred, then BioTime shall, on the Closing Date, and as partial reimbursement to Geron for the fees and expenses incurred by its advisors pay to Geron $750,000 (the “Closing Expense Reimbursement Amount”), at BioTime’s election, either (i) by paying cash (by wire transfer of immediate available funds), (ii) by issuing to Geron a number of shares of BioTime Common Stock with a value (based on the aggregate volume weighted-average per share closing price, rounded to two decimal points, of shares of BioTime Common Stock as listed on the NYSE MKT for the twenty (20) consecutive trading days immediately preceding the Closing, the “Average Closing Price”), equal to the Closing Expense Reimbursement Amount, or (iii) by paying a portion of the Closing Expense Reimbursement Amount in cash and the remainder by issuing to Geron the number of shares of BioTime Common Stock with a value (based on the Average Closing Price) equal to the Closing Expense Reimbursement Amount less the portion of the Closing Expense Reimbursement amount paid in cash.  Any shares of BioTime Common Stock issued to Geron pursuant to clause “(ii)” or “(iii),” as the case may be, are referred to herein as the “Expense Reimbursement Shares”).  The resale of the Expense Reimbursement Shares, if any, shall be registered pursuant to prospectus supplements filed with respect to “shelf take downs” under Registration Statement No. 333-183557 and effective at the Closing.

10.6        Attorneys’ Fees.  If any Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

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10.7        Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received:  (a) at the time and date of delivery, when delivered by hand; (b) the first Business Day if sent by next Business Day courier service; (c) at the time and date of delivery, if sent by facsimile transmission before 2:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment and confirmed by a copy delivered as provided in clause (b) on the next Business Day; (d) on the next Business Day, if sent by facsimile transmission after 2:00 p.m. in California, when the date and time of transmission is confirmed by the transmitting equipment and confirmed by a copy delivered as provided in clause (b) on the next Business Day; in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Geron:

Geron Corporation
149 Commonwealth Drive
Menlo Park, CA 94025
Attention:	General Counsel
Vice President, Legal Affairs
Facsimile: 650-473-8654

with a copy to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065
Attention:	Keith A. Flaum
James R. Griffin
Facsimile: 650-802-3100

if to BioTime:

BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attention:	Chief Executive Officer
Facsimile: 510-521-3389

with copies to:
Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, Suite 1300
San Francisco, CA 94104
Attention:	Richard S. Soroko
Facsimile: 415-448-5010

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Kaye Scholer LLP
Two Palo Alto Square
3000 El Camino Real, Suite 400
Palo Alto, CA 94306
Attention:	Diane Holt Frankle
Facsimile: 650-319-4918

If to BAC:

BioTime Acquisition Corporation
c/o BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
Attention:	Chief Executive Officer
Facsimile: 510-521-3389

with copies to:

Thompson, Welch, Soroko & Gilbert LLP
235 Pine Street, Suite 1300
San Francisco, CA 94104
Attention:	Richard S. Soroko
Facsimile: 415-448-5010

Kaye Scholer LLP
Two Palo Alto Square
3000 El Camino Real, Suite 400
Palo Alto, CA 94306
Attention:	Diane Holt Frankle
Facsimile: 650-319-4918

10.8        Headings.  The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.9        Counterparts and Exchanges by Electronic Transmission or Facsimile.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission or facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

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10.10      Governing Law; Venue; Waiver of Jury Trial.

(a)           This Agreement and all claims or causes of action (whether in contract or tort or otherwise) based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles that would result in the application of any law other than the laws of the State of Delaware, except to the extent the laws of the State of California apply to the powers and duties of the Board of Directors of BioTime or the other internal affairs of BioTime.  Each of the parties hereto: (i) consents to and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction,  the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, in any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement; (ii) agrees that, except as provided for in Section 10.10(b), all claims in respect of any such Proceeding shall be heard and determined in any such court; (iii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (iv) shall not bring any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any Proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto.  Each of BioTime, BAC and Geron hereby agrees that service of any process, summons, notice or document in accordance with the provisions of Section 10.7 shall be effective service of process for any Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby.

(b)           Notwithstanding anything to the contrary contained in this Agreement, any claim for indemnification pursuant to Section 9 shall be brought and resolved exclusively in accordance with Schedule 10.10(b); provided, however, that nothing in this Section 10.10(b) shall prevent any party from seeking injunctive and other equitable relief from a court of competent jurisdiction in compliance with Section 10.10(a).

10.11      Successors and Assigns; Parties in Interest.

(a)           This Agreement shall be binding upon:  Geron and its successors and assigns (if any); BioTime and its successors and assigns (if any); and BAC and its successors and assigns (if any).  This Agreement shall inure to the benefit of:  Geron; BioTime; BAC; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing.

(b)           Neither Geron, on the one hand, nor BioTime or BAC, on the other hand, may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party(ies), except that:  (i) any party may assign any of its rights to any Affiliate of such party; and (ii) any party may delegate any of its obligations to any Affiliate of such party as long as such party remains jointly and severally liable with such Affiliate for such obligations.  Any attempted assignment or delegation not made in compliance with this Section 10.11 shall be void.  For the avoidance of doubt, the parties acknowledge that a Change in Control of Geron, BioTime, BAC or any of their respective Affiliates shall not constitute an assignment of this Agreement.

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(c)           Except, with respect to the Indemnitees, the provisions of Section 7.5 and Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any).  After the Closing, the Indemnitees shall be third-party beneficiaries of, and entitled to enforce, Article 9, and the Geron Indemnitees shall be third party beneficiaries of, and entitled to enforce, Section 7.5, and provided further that no consent of the Indemnitees shall be required to amend any provision of the Agreement prior to the Effective Time.  Without limiting the generality of the foregoing, no creditor of Geron or any Affiliate of Geron, or BioTime or any Affiliate of BioTime, shall have any rights under this Agreement or any of the other Transactional Agreements.

10.12      Specific Performance.  Each of BioTime, BAC and Geron acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor.  Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, BioTime, BAC or Geron shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity):  (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  BioTime, BAC and Geron each hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

10.13      Waiver.  No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.14      Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of BioTime, BAC and Geron.

10.15      Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, and this Agreement shall be enforceable as so modified.

60

Annex A

10.16      Entire Agreement.  Each Transactional Agreement and the CDA (which shall expressly survive the execution of this Agreement and shall continue in full force and effect as amended in connection with the entering into of this Agreement) set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

10.17      Disclosure Schedules.  Each of the Geron Disclosure Schedule and the BioTime and BAC Disclosure Schedule (collectively, the “Disclosure Schedules”) shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein; provided, however, that any information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty or numbered or lettered section where it is readily apparent on the face of such disclosure that it would reasonably be deemed to apply to such representation, warranty or section.  No reference to or disclosure of any item or other matter in either Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in such Disclosure Schedule.  The information set forth in the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by Geron, BioTime or BAC to any third party of any matter whatsoever, including any violation of any Legal Requirement or breach of any Contract.  For purposes of this Agreement, no statement or other item of information set forth in a Disclosure Schedule is intended to constitute, or shall be construed as constituting, a representation or warranty of any party.

10.18      Construction.

(a)           For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)           The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)           As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)           Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

61

Annex A

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

BioTime, Inc.,
a California corporation

By:
Name:
Title:

BioTime Acquisition Corporation
a Delaware corporation

By:
Name:
Title:

Geron Corporation,
a Delaware corporation

By:
Name: John Scarlett
Title: Chief Executive Officer

Annex A

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Abandoned Patents.  “Abandoned Patents” shall have the meaning set forth in Section 1.1(i).

Act.  “Act” shall mean, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Research Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

Additional Voting Proposal.  “Additional Voting Proposal” shall have the meaning set forth in Section 4.6(a).

Advice.  “Advice” shall have the meaning set forth in Section 7.3(b).

Affiliate.  “Affiliate” shall mean, with respect to any Person, any other Person that as of the date of the Agreement or as of any subsequent date, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.  Notwithstanding the foregoing, a Person who is an “affiliate” within the meaning of Rule 405 under the Securities Act shall be deemed an “Affiliate” for purposes of Section 7.5 of this Agreement.

Agreement.  “Agreement” shall mean the Asset Contribution Agreement to which this Exhibit A is attached (including the Disclosure Schedules), as it may be amended from time to time.

Amended BAC Certificate of Incorporation.  “Amended BAC Certificate of Incorporation” shall have the meaning set forth in Section 5.11.

Amended BioTime Articles of Incorporation.  “Amended BioTime Articles of Incorporation” shall mean the amended and restated articles of incorporation of BioTime in the form attached hereto as Exhibit J.

Applicable Date.  “Applicable Date” shall have the meaning set forth in Section 3.9(a).

Assumed Geron Liabilities.  “Assumed Geron Liabilities” shall have the meaning set forth in Section 1.7(a).

Assumption Agreement.  Assumption Agreement” shall have the meaning set forth in Section 1.3(b).

Assumption of Assumed Geron Liabilities Agreement.  “Assumption of Assumed Geron Liabilities Agreement” shall have the meaning set forth in Section 1.7(c).

Ex. A-1

Annex A

Average Closing Price.  “Average Closing Price” shall have the meaning set forth in Section 10.5(d).

Average Price.  “Average Price” shall have the meaning set forth in Section 1.2(a).

BAC.  “BAC” shall have the meaning set forth in the preamble to the Agreement.

BAC Common Stock.  “BAC Common Stock” shall mean the shares of BAC common stock, $0.0001 par value.

BAC Indemnitees.  “BAC Indemnitees” shall mean the following Persons:  (a) BAC; (b) BAC’s current and future Affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

BAC Registration Statement.  “BAC Registration Statement” shall have the meaning set forth in Section 4.7(b).

BAC Series A Common Stock.  “BAC Series A Common Stock” shall have the meaning set forth in Section 1.4.

BAC Series A Shares.  “BAC Series A Shares” shall have the meaning set forth in Section 1.4.

BAC Series B Common Stock.  “BAC Series B Common Stock” shall have the meaning set forth in Section 1.5.

BAC Series B Shares.  “BAC Series B Shares” shall have the meaning set forth in Section 1.5.

BAC Prospectus.  “BAC Prospectus” shall have the meaning set forth in Section 4.7(b).

BAC Warrants.  “BAC Warrants” shall have the meaning set forth in Section 1.5.

BioSurplus Equipment.  “BioSurplus Equipment” shall have the meaning set forth in the recitals to the Agreement.

BioTime.  “BioTime” shall have the meaning set forth in the preamble to the Agreement.

BioTime Agent.  “BioTime Agent” shall have the meaning set forth in Section 10.6(b).

BioTime and BAC Disclosure Schedule.  “BioTime and BAC Disclosure Schedule” shall mean the disclosure schedules prepared by BioTime and BAC.

BioTime Board. “BioTime Board” shall have the meaning set forth in Section 3.2.

BioTime Capitalization Date.  “BioTime Capitalization Date” shall have the meaning set forth in Section 3.6(a).

BioTime Cash.  “BioTime Cash” shall have the meaning set forth in Section 1.2(c).

Ex. A-2

Annex A

BioTime Common Stock.  “BioTime Common Stock” shall mean BioTime common shares, no par value.

BioTime Indemnitees.  “BioTime Indemnitees” shall mean the following Persons:  (a) BioTime; (b) BioTime’s current and future Affiliates; and (c) the respective successors and assigns of the Persons referred to in clauses “(a)” and “(b)” of this sentence.

BioTime Material Adverse Effect.  “BioTime Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on:  (a) the Contributed BioTime Assets, taken as a whole; or (b) the ability of BioTime and BAC to timely consummate the Transactions or to perform any of their respective obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a BioTime Material Adverse Effect:  (a) any adverse effect resulting from or arising out of the announcement or pendency of the Agreement or the Transactions; (b) any adverse effect resulting from or arising out of general economic conditions that do not disproportionately affect BioTime, taken as a whole relative to the other entities in the industries where BioTime competes; (c) any adverse effect resulting from or arising out of general conditions in the industries in which BioTime operates that do not disproportionately affect BioTime, taken as a whole relative to the other entities in the industries where BioTime competes; (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; or (e) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP.

BioTime Options.  “BioTime Options” shall have the meaning set forth in Section 3.5.

BioTime Prohibited Proposal.  “BioTime Prohibited Proposal” shall have the meaning set forth in Section 4.4(b).

BioTime Prospectus.   “BioTime Prospectus” shall have the meaning set forth in Section 4.7(a).

BioTime Registration Statement.  “BioTime Registration Statement” shall have the meaning set forth in Section 4.7(a).

BioTime SEC Documents.  “BioTime SEC Documents” shall have the meaning set forth in Section 3.6.

BioTime Shares.  “BioTime Shares” shall have the meaning set forth in Section 1.2(a).

BioTime Stem Cell Assets.  “BioTime Stem Cell Assets” shall have the meaning set forth in Section 1.2(e).

BioTime Stem Cell Lines.  “BioTime Stem Cell Lines” shall have the meaning set forth in Section 1.2(e)(iii).

Ex. A-3

Annex A

BioTime Stem Cell Lines License Agreement.  “BioTime Stem Cell Lines License Agreement” shall have the meaning set forth in Section 1.2(e)(iii).

BioTime Stockholder Meeting.  “BioTime Stockholder Meeting” shall have the meaning set forth in Section 4.6(a).

BioTime Voting Proposal.  “BioTime Voting Proposal” shall have the meaning set forth in Section 4.6(a).

BioTime Warrant Agreement. “BioTime Warrant Agreement” shall have the meaning set forth in Section 1.2(b).

BioTime Warrant Distribution.  “BioTime Warrant Distribution” shall have the meaning set forth in Section 7.4.

BioTime Warrants.  “BioTime Warrants” shall have the meaning set forth in Section 1.2(b).

Blue Sky Laws.  “Blue Sky Laws” shall have the meaning set forth in Section 3.3(b).

Business Day. “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in California, Delaware or New York are authorized or obligated by Legal Requirement or executive order to be closed.

CDA.  “CDA” shall have the meaning set forth in Section 4.1(a).

Cell Cure Neurosciences.  “Cell Cure Neurosciences” shall have the meaning set forth in Section 1.2(e)(ii).

Certifications.  “Certifications” shall have the meaning set forth in Section 3.9(a).

Change in Control.  “Change in Control” with respect to any party to the Agreement or any Affiliate of any such party shall mean:  (i) a merger or consolidation of such party or Affiliate into or with any Person in a transaction or series of transactions that results in more than 50% of the voting securities of such party or Affiliate or the surviving, resulting or parent entity in such transaction or series of transactions that are outstanding immediately after the consummation thereof being held by Persons other than those Persons that (individually or collectively) held such voting securities of such party or Affiliate immediately prior to the consummation thereof; (ii) the sale, transfer or exchange of outstanding securities of such party or Affiliate with or to a Person or Persons in a transaction or series of transactions that results in more than 50% of the voting securities of such party or Affiliate that are outstanding immediately after the consummation thereof being held by Persons other than those Persons that (individually or collectively) held such voting securities of such party or Affiliate immediately prior to the consummation thereof; or (iii) a sale or other disposition of all or substantially all of the assets or voting securities of such party or Affiliate to any Person in a transaction or series of transactions.

Ex. A-4

Annex A

cGMP.  “cGMP” shall mean the applicable Legal Requirements, as may be amended from time to time, for current Good Manufacturing Practice which have been promulgated by the FDA under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. §210 et seq.

Claim Notice.  A “Claim Notice” shall be deemed to have been given if any Indemnitee, acting in good faith, delivers to Geron or BioTime, as applicable, a written notice asserting a claim for recovery under the applicable section of this Agreement and setting forth in reasonable detail:  (i) the basis for, and a reasonable description of the circumstances supporting, such claim; and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Damages that have arisen and may arise as a result of such claim.

Closing.  “Closing” shall have the meaning set forth in Section 1.9(a).

Closing Date.  “Closing Date” shall have the meaning set forth in Section 1.9(a).

Closing Expense Reimbursement Amount.  “Closing Expense Reimbursement Amount” shall have the meaning set forth in Section 10.6(d).

Confidential Disclosure Agreement.  “Confidential Disclosure Agreement” shall have the meaning set forth in Section 5.3(b).

Consent.  “Consent” shall mean any approval, consent, permission or authorization (including any Governmental Authorization).

Contract.  “Contract” shall mean any written agreement, contract, instrument, deed, purchase order or legally binding written undertaking.

Contributed BioTime Assets.  “Contributed BioTime Assets” shall have the meaning set forth in Section 1.2.

Contributed Biological Materials.  “Contributed Biological Materials” shall have the meaning set forth in Section 1.1(c).

Contributed Cell Cure Neurosciences Shares.  “Contributed Cell Cure Neurosciences Shares” shall have the meaning set forth in Section 1.2(e)(ii).

Contributed Equipment.  “Contributed Equipment” shall have the meaning set forth in Section 1.1(d).

Contributed Geron Assets.  “Contributed Geron Assets” shall have the meaning set forth in Section 1.1.

Contributed IP.  “Contributed IP” shall have the meaning set forth in Section 1.1(b).

Contributed Materials.  “Contributed Materials” shall have the meaning set forth in Section 1.1(e).

Ex. A-5

Annex A

Contributed OrthoCyte Shares.  “Contributed OrthoCyte Shares” shall have the meaning set forth in Section 1.2(e)(i).

Contributed Patents.  “Contributed Patents” shall have the meaning set forth in Section 1.1(a).

Contributed Records.  “Contributed Records” shall have the meaning set forth in Section 1.1(g).

Copyrights.  “Copyrights” shall have the meaning set forth in Section 2.3(a)(ii).

Damages.  “Damages” shall mean any documented, out-of-pocket loss, damage, judgment, award, fee (including any legal fee, expert fee, accounting fee or advisory fee) or expense; provided, however, that in no event shall Damages include any special, indirect, incidental or consequential damages.

Data Room.  “Data Room” shall mean that certain electronic data room organized by Geron in connection with the due diligence investigation conducted by BioTime and BAC.

Deductible Amount.  “Deductible Amount” shall have the meaning set forth in Section 9.5(a).

Disclosure Schedules.  “Disclosure Schedules” shall have the meaning set forth in Section 10.18.

Earliest Distribution Record Date. “Earliest Distribution Record Date” shall have the meaning set forth in Section 7.2.

Encumbrance.  “Encumbrance” shall mean any lien, charge, security interest or encumbrance, other than:  (a) statutory liens for Taxes that are not yet due and payable or liens for Taxes being contested in good faith by any appropriate proceedings; (b) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (e) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; and (f) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

End Date.  “End Date” shall have the meaning set forth in Section 4.9.

Entity.  “Entity” shall mean any corporation, general partnership, limited partnership, limited liability partnership, joint venture or other entity.

Equipment.  “Equipment” shall mean the items of equipment used in the research, development and commercialization of products based on human embryonic stem cells.

Ex. A-6

Annex A

Estimated BioTime Cash.  “Estimated BioTime Cash” shall have the meaning set forth in Section 1.2(c).

Estimated Investor Cash. “Estimated Investor Cash” shall have the meaning set forth in the preamble to the Agreement.

Estimated Investor BAC Warrant Amount.  “Estimated Investor BAC Warrant Amount” shall have the meaning set forth in the recitals to the Agreement.

Exchange Act.  “Exchange Act” shall have the meaning set forth in Section 3.9(a).

Excluded BioTime Assets.  “Excluded BioTime Assets” shall have the meaning set forth in Section 1.2.

Excluded Geron Assets.  “Excluded Geron Assets” shall have the meaning set forth in Section 1.1.

Excluded Jurisdiction. “Excluded Jurisdiction” shall have the meaning set forth in Section 7.2.

Exempt Jurisdictions.  “Exempt Jurisdictions” shall have the meaning set forth in Section 7.3(e).

Expense Reimbursement Shares.  “Expense Reimbursement Shares” shall have the meaning set forth in Section 10.5(d).

FDA.  “FDA” shall mean the United States Food and Drug Administration or any successor agency thereto.

FDCA.  “FDCA” shall have the meaning set forth in Section 2.4(a).

Final Determination Date.  “Final Determination Date” shall have the meaning set forth in Section 7.3(e).

Final Representation Termination Date.  “Final Representation Termination Date” shall have the meaning set forth in Section 9.1(b).

GAAP.  “GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances of the date of determination, consistently applied.

Geron.  “Geron” shall have the meaning set forth in the preamble to this Agreement.

Geron Agent.  “Geron Agent” shall have the meaning set forth in Section 10.6(a).

Ex. A-7

Annex A

Geron Contract.  “Geron Contract” shall mean any Contract in force and solely relating to the Technology:  (a) to which Geron is a party; (b) by which Geron is bound or under which Geron has any obligation; or (c) under which Geron has any right or interest.

Geron Disclosure Schedule.  “Geron Disclosure Schedule” shall mean the disclosure schedules prepared by Geron.

Geron Indemnitees.  “Geron Indemnitees” shall mean the following Persons:  (a) Geron; (b) Geron’s current and future Affiliates; (c) each Person who controls Geron within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act; and (d) the respective successors and assigns of the Persons referred to in clauses “(a),” “(b)” and “(c)” of this sentence.

Geron Information.  “Geron Information” shall have the meaning set forth in Section 2.14.

Geron IP Rights.  “Geron IP Rights” shall have the meaning set forth in Section 2.3(a)(v).

Geron Material Adverse Effect.  “Geron Material Adverse Effect” shall mean any change that does, or would be reasonably expected to, have a material adverse effect on:  (a) the Contributed Geron Assets, taken as a whole; or (b) the ability of Geron to perform any of its obligations under this Agreement; provided, however, that, with respect to clause “(a)” above, none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Geron Material Adverse Effect:  (i) any adverse effect resulting from or arising out of the announcement or pendency of the Agreement or the Transactions; (ii) any adverse effect resulting from or arising out of general economic conditions that do not disproportionately affect Geron, taken as a whole relative to the other entities in the industries where Geron competes; (iii) any adverse effect resulting from or arising out of general conditions in the industries in which Geron operates that do not disproportionately affect Geron, taken as a whole relative to the other entities in the industries where Geron competes; (iv) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; (v) any adverse effect resulting from or arising out of any changes in any Legal Requirement or GAAP; or (vi) any adverse effect resulting from or arising out of actions taken by (or any inactions of) the Wisconsin Alumni Research Foundation (including with respect to the delivery to Geron of any termination notice under any existing license with Geron or otherwise).

Geron Products.  “Geron Products” shall have the meaning set forth in Section 2.4(a).

Geron Specified Representations.  “Geron Specified Representations” shall have the meaning set forth in Section 9.1(b)(i).

Geron Tangible Contributed Assets.  “Geron Tangible Contributed Assets” shall have the meaning set forth in Section 1.3 of the Agreement.

Ex. A-8

Annex A

Geron Tangible Contributed Assets Locations.  “Geron Tangible Contributed Assets Locations” shall have the meaning set forth in Section 1.3 of the Agreement.

Governmental Authorization.  “Governmental Authorization” shall mean any permit, license, registration, qualification or authorization issued by any Governmental Body.

Governmental Body.  “Governmental Body” shall mean any:  (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government, (c) any self-regulatory organizations; or (d) any agency, commission or similar body or authority of any Governmental Body described in “(a),” “(b)” or “(c)” of this sentence.

GRNOPC1 IND.  “GRNOPC1 IND” shall mean that certain IND Investigational New Drug with the FDA Number BB-IND 13,673 and filed on March 3, 2008 with the FDA by Geron  with respect to the administration of GRNOPC1 to human subjects.

Hazardous Material.  “Hazardous Material” shall mean any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement.

HSR Act.  “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IND.  “IND” shall mean:  (a)(i) an Investigational New Drug Application, as defined by the Act and the regulations promulgated thereunder, that is required to be filed with the FDA before beginning clinical testing of a pharmaceutical product or any successor application or procedure, and (ii) any counterpart of a United States Investigational New Drug Application in any other country in the world; and (b) all supplements and amendments that may be filed with respect to any filings described in the preceding clause “(a)”.

Indemnification Cap.  “Indemnification Cap” shall have the meaning set forth in Section 9.5(b).

Indemnitees.  “Indemnitees” shall mean the BioTime Indemnitees, the BAC Indemnitees and the Geron Indemnitees.

Indemnitors.  “Indemnitors” shall mean BioTime, BAC and Geron.

Initial Determination Date.  “Initial Determination Date” shall have the meaning set forth in Section 7.3(e).

Initial Representation Termination Date.  “Initial Representation Termination Date” shall have the meaning set forth in Section 9.1(b).

Insurance End Date.  “Insurance End Date” shall have the meaning set forth in Section 4.9.

Ex. A-9

Annex A

Insurance Policy.  “Insurance Policy” shall have the meaning set forth in Section 4.9.

Interim Determination Date. “Interim Determination Date” shall have the meaning set forth in Section 7.3(e).

Intervening Event. “Intervening Event” shall have the meaning set forth in Section 4.6(d).

Investor.  “Investor” shall have the meaning set forth in the recitals to the Agreement.

Investor BAC Shares.  “Investor BAC Shares” shall have the meaning set forth in the preamble to the Agreement.

Investor BAC Warrants. “Investor BAC Warrants” shall have the meaning set forth in the recitals to the Agreement.

Investor BioTime Shares. “Investor BioTime Shares” shall have the meaning set forth in the recitals to the Agreement.

Investor BioTime Warrants. “Investor BioTime Warrants” shall have the meaning set forth in the recitals to the Agreement.

Investor Cash.  “Investor Cash” shall have the meaning set forth in the recitals to the Agreement.

Investor Contribution Agreement.  “Investor Contribution Agreement” shall have the meaning set forth in the preamble to the Agreement.

IP License.  “IP License” shall have the meaning set forth in Section 2.3(a)(iii).

IP Rights.  “IP Rights” shall have the meaning set forth in Section 2.3(a)(i).

Jurisdiction List.  “Jurisdiction List” shall have the meaning set forth in Section 7.3(e).

Knowledge.  “Knowledge”.  Information shall be deemed to be known to or to the “Knowledge” of  Geron if that information is actually known by any Person identified on Annex I to this Exhibit A during the period of his or her consulting or employment relationship with Geron.  Information shall be deemed to be known to or to the “Knowledge” of BioTime if that information is actually known by Michael D. West, P.h.D., Peter S. Garcia or Thomas Okarma during the period of his consulting or employment relationship with BAC or BioTime.

Legal Requirement.  “Legal Requirement” shall mean any law, statute, rule or regulation issued, enacted or promulgated by any Governmental Body.

Liability.  “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Ex. A-10

Annex A

Loan Amount.  “Loan Amount” shall have the meaning set forth in the recitals to the Agreement.

Note.  “Note” shall have the meaning set forth in the recitals to this Agreement.

Order.  “Order” shall mean any order, judgment, decree, injunction, ruling, decision or award issued by any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel.

OrthoCyte.  “OrthoCyte” shall have the meaning set forth in Section 1.2(e)(i).

Patent Rights.  “Patent Rights” shall have the meaning set forth in Section 2.3(a)(iv).

Person.  “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Body or other entity of any kind or nature.

Post-Closing Tax Period.  “Post-Closing Tax Period” shall mean any taxable period beginning after the Closing Date and the portion of the Straddle Period beginning after the Closing Date.

Pre-Closing Period.  “Pre-Closing Period” shall mean the period from the date of the Agreement through the Closing Date.

Pre-Closing Tax Period.  “Pre-Closing Tax Period” shall mean any taxable period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

Prepaid Tax Amount.  “Prepaid Tax Amount” shall mean the amount of any Taxes paid by Geron prior to the Closing with respect to the Technology or the Contributed Geron Assets, to the extent the Taxes are allocable to the Post-Closing Tax Period (as determined pursuant to Section 10.1(b).

Primate Pluripotent Stem Cells.  “Primate Pluripotent Stem Cells” shall mean cells that may be derived from any source and that are capable, under appropriate conditions, of producing primate progeny of different cell types that are derivatives of all of the three germinal layers (endoderm, mesoderm and ectoderm), including human embryonic stem cells and human induced pluripotent stem cells, but excluding human mesenchymal stem cells.

Proceeding.  “Proceeding” shall mean any action, suit or legal proceeding commenced, conducted or heard by or before any Governmental Body or any arbitrator or arbitration panel.

Product.  “Product” shall mean any composition or product the manufacture, use, sale, offer for sale, or importation of which would constitute, but for ownership or licensed rights to use one or more of the Contributed Patents, an infringement of any Valid Claim under one or more Contributed Patents.

Ex. A-11

Annex A

Prospectus.  “Prospectus” shall have the meaning set forth in Section 7.3(a)(i).

Prospectus Delivery Period.  “Prospectus Delivery Period” shall have the meaning set forth in Section 2.14.

Proxy Statement.  “Proxy Statement” shall have the meaning set forth in Section 4.6(a).

Recommendation.  “Recommendation” shall have the meaning set forth in Section 4.6(a).

Recommendation Withdrawal.  “Recommendation Withdrawal” shall have the meaning set forth in Section 4.6(c).

Registered IP Rights.  “Registered IP Rights” shall have the meaning set forth in Section 2.3(b).

Regulatory Authority.  “Regulatory Authority” shall mean any applicable regulatory authority of a Governmental Body involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a Product, including the FDA.

Regulatory Filings.  “Regulatory Filings” shall mean, collectively:  (a) all IND’s, including the GRNOPC1 IND, all Product Approval applications, including any New Drug Application, Biologics License Application, Worldwide Marketing Application, MMA, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA or for a new strength under Section 505(b)(4)(B) of the FDCA and all other similar filings (including counterparts of any of the foregoing in any country or region); and (b) all supplements and amendments to any of the foregoing.

Representatives.  “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants and advisors.

Required BioTime Stockholder Vote.  “Required BioTime Stockholder Vote” shall have the meaning set forth in Section 3.2.

Royalty Agreement.  “Royalty Agreement” shall have the meaning set forth in Section 1.5.

Sarbanes Oxley.  “Sarbanes Oxley” shall have the meaning set forth in Section 3.9(a).

SEC.  “SEC” shall have the meaning set forth in Section 3.6.

SEC Documents.  “SEC Documents” shall have the meaning set forth in Section 3.9.

Securities Act.  “Securities Act” shall have the meaning set forth in Section 3.6.

Ex. A-12

Annex A

Section 7.5 Damages. “Section 7.5 Damages” shall have the meaning set forth in Section 7.5(a).

Section 7.5 Notice.  “Section 7.5 Notice” shall have the meaning set forth in Section 7.5(a).

Series A Distribution.  “Series A Distribution” shall have the meaning set forth in Section 7.2.

Settlement.  “Settlement” shall have the meaning set forth in Section 7.5(b).

Six Month Date.  “Six Month Date” shall have the meaning set forth in Section 10.6(c).

Straddle Period.  “Straddle Period” shall mean any taxable period that includes but does not end on the Closing Date.

Stem Cell Assets Acquisition Proposal. “Stem Cell Assets Acquisition Proposal” shall have the meaning set forth in Section 4.4.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which (i) such Person, or its Subsidiary, is the sole general partner or manager, managing or operating member or otherwise controls or has the power to direct or manage the business operations of such corporation, partnership, limited liability company, joint venture or other legal entity, or (ii) such Person (either directly or through or together with another Subsidiary of such Person) owns more than 50% of the voting stock or value of such corporation, partnership, limited liability company, joint venture or other legal entity.

Substituted BioTime Shares.  “Substituted BioTime Shares” shall have the meaning set forth in Section 1.2(d).

Substituted BioTime Share Amount.  “Substituted BioTime Share Amount” shall have the meaning set forth in Section 1.2(d).

Support Agreements.  “Support Agreements” shall have the meaning set forth in the Recitals.

Tax.  “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return.  “Tax Return” shall mean any return, report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Ex. A-13

Annex A

Technology.  “Technology” shall mean the technology of Geron, including all IP Rights of Geron, directly related to the research, development and commercialization of Geron Products.

Telomerase Exclusive Sublicense Agreement.  “Telomerase Exclusive Sublicense Agreement” shall have the meaning set forth in Section 4.8.

Termination Fee.  “Termination Fee” shall have the meaning set forth in Section 8.4.

Third Party Consents.  “Third Party Consents” shall have the meaning set forth in Section 5.3(f).

Third Party IP Rights.  “Third Party IP Rights” shall have the meaning set forth in Section 2.3(a)(vi).

Trademark Rights.  “Trademark Rights” shall have the meaning set forth in Section 2.3(a)(vii).

Transactional Agreements.  “Transactional Agreements” shall mean:  (a) the Agreement; (b) BioTime Stem Cell Lines License Agreement; (c) the Assumption Agreement; (d) the Confidential Disclosure Agreement; (e) the Royalty Agreement; (f) the Telomerase Exclusive Sublicense Agreement; and (g) all other documents and agreements delivered or to be delivered in connection with the Transactions.

Transactions.  “Transactions” shall mean:  (a) the execution and delivery of the respective Transactional Agreements; and (b) all of the transactions contemplated by the respective Transactional Agreements, including:  (i) the contribution to BAC (A) by Geron of the Contributed Geron Assets, and (B) by BioTime of the Contributed BioTime Assets, in each case, in accordance with the Agreement; (ii) the issuance by BAC of (A) the BAC Series A Shares to Geron, and (B) the BAC Series B Shares and BAC Warrants to BioTime; (iii) the assumption by BAC of the Assumed Geron Liabilities; and (iv) the performance by Geron, BioTime and BAC of their respective obligations under the Transactional Agreements, and the exercise by Geron, BioTime and BAC of their respective rights under the Transactional Agreements.

Valid Claim.  “Valid Claim” shall mean a claim of an issued and unexpired patent included within the Contributed Patents, which has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

ViaCyte Appeal. “ViaCyte Appeal” shall have the meaning set forth in Section 2.7.

Ex. A-14

Annex A

ViaCyte Contested Matters.  “ViaCyte Contested Matters” shall mean each of:  (i) the U.S. Patent Interference 105,734, involving US patent 7,510,876 (ViaCyte) and US patent application 11/960,477 (Geron); (ii) U.S. Patent Interference 105,827 involving US patent 7,510,876 (ViaCyte) and US patent application 12/543,875 (Geron); (iii) Geron opposition against AU2004309421 (ViaCyte); (iv) Geron opposition against AU 2005271944 (ViaCyte); (v) Geron opposition against AU 2006305879 (ViaCyte); (vi) Geron opposition against EP1040185 (Brustle); (vii) the ViaCyte Appeal; and (viii) any Proceedings arising therefrom or relating thereto.

Voluntary Jurisdiction.  “Voluntary Jurisdiction” shall have the meaning set forth in Section 7.3(e).

WARF License.  “WARF License” shall mean, collectively, collectively, that certain (a) License Agreement dated as of January 8, 2002, by and between the Wisconsin Alumni Research Foundation and Geron, as amended, and (b) License Agreement dated as of January 1, 2003, by and between the Wisconsin Alumni Research Foundation and Geron, as amended.

Ex. A-15

Annex A

Annex I

MEMBERS OF KNOWLEDGE GROUP

Stephen Kelsey – EVP of R&D and Chief Medical Officer

Melanie Nallicheri – SVP of Corporate Development

John Scarlett – Chief Executive Officer

Stephen Rosenfeld – General Counsel

SPECIAL MEETING OF SHAREHOLDERS OF

BIOTIME, INC.

[ ], 2013

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held [ ], 2013.
The Letter to Shareholders, Notice of Meeting and Proxy Statement
are available at: https://materials.proxyvote.com/09066L

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1.
To approve the issuance of up to 20,663,462 BioTime common shares, no par value, (“Common Shares”) pursuant to an Asset Contribution Agreement with our subsidiary BioTime Acquisition Corporation (“BAC”) and Geron Corporation (“Asset Contribution Transaction”) and a $3,000,000 financing transaction with a private investor (“BioTime Financing”) as follows: (a) 8,902,077 Common Shares to BAC in the Asset Contribution Transaction; (b) warrants to purchase an additional 8,000,000 Common Shares to BAC in the Asset Contribution Transaction and the issuance of the Common Shares underlying those warrants upon the valid exercise of such warrants; (c) up to an additional 2,561,387 Common Shares to Geron as reimbursement for certain expenses up to $750,000 in value, and/or to BAC to replace a $5,000,000 cash investment in BAC by a private investor in the unexpected event that BAC does not receive such cash investment, and/or if we decide to contribute additional Common Shares rather than cash to BAC, in the Asset Contribution Transaction; (d) 810,000 Common Shares to a private investor in the BioTime Financing; and (e) warrants to purchase 389,998 Common Shares to the private investor in the BioTime Financing, and the issuance of the Common Shares underlying those warrants upon valid exercise of such warrants.
	☐	☐	☐

2.
To approve an amendment of the Articles of Incorporation of BioTime, Inc. to increase the number of our authorized Common Shares that we may issue from 75,000,000 Common Shares to 125,000,000 Common Shares and to increase the number of our authorized preferred shares, no par value (“Preferred Shares”), that we may issue from 1,000,000 Preferred Shares to 2,000,000 Preferred Shares.
	☐	☐	☐

3.
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposals 1 and 2.
	☐	☐	☐

Shareholder approval of both Proposal 1 (the “Share Issuance Proposal”) and Proposal 2 (the “Articles Amendment Proposal”) is necessary to consummate the asset contribution transaction under the Asset Contribution Agreement. Accordingly, each of the Share Issuance Proposal and the Articles Amendment Proposal is cross-conditioned upon the approval of the other, and neither of those Proposals will be deemed approved unless both are approved.

Please check this box if you plan to attend the Special Meeting in person: ☐

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy card. When Common Shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY FOR BIOTIME, INC.
 SPECIAL MEETING OF SHAREHOLDERS

[ ], 2013

This Proxy is Solicited by the Board of Directors of BioTime, Inc.

      The undersigned appoints Michael D. West and Alfred D. Kingsley, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Special Meeting of Shareholders of BioTime, Inc. on [ ], 2013 and any adjournment thereof and to represent and vote all BioTime, Inc. Common Shares standing in the name of the undersigned upon the books of the corporation.

Common Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this proxy card contains no specific voting instructions with respect to Proposal 1, 2, or 3, the undersigned's Common Shares will be voted “FOR” that Proposal.  In addition to authorizing the named proxies to vote on the matters set forth in the Notice of Special Meeting and the Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged), this proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know a reasonable time before the mailing of the notice of Special Meeting is to be presented at the Special Meeting, and (2) matters incidental to the conduct of the Special Meeting.

(Continued and to be signed on the reverse side)